SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



        Date Report (Date of earliest event reported) April 22, 1998
                                                      --------------


                       BONNEVILLE PACIFIC CORPORATION
                       ------------------------------
             (Exact name of registrant as specified in charter)



       Delaware                 0-14846             87-0363215
       ----------------------------------------------------------------
       (State or other          (Commission         (IRA Employer
       jurisdiction of          File Number)        Identification No.)
       incorporation)



50 West 300 South, Suite 300, Salt Lake City, Utah                      84101
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number including area code              (801) 363-2520
                                                               --------------

(Former name or former address, if changed since last report)  Not applicable
                                                               --------------

Item 5.   Other Events.

     Disclosure Statement for Trustee's Chapter 11 Plan for the Estate of Bonneville Pacific Corporation dated April 22, 1998.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                              BONNEVILLE PACIFIC CORPORATION



                                   /s/ Roger G. Segal
                              By:  Roger G. Segal, Chapter 11 Trustee

DATED April 22, 1998

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused its report to be signed on its behalf by the undersigned thereunto duly authorized.

                              BONNEVILLE PACIFIC CORPORATION



                                   /s/ R. Stephen Blackham
                              By:  R. Stephen Blackham, Assistant Controller

DATED April 22, 1998

                             INDEX TO EXHIBITS


Exhibit                                                              Page No.
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28.1           Disclosure Statement. . . . . . . . . . . . . . . . . .   4

Vernon L. Hopkinson (3656)
Daniel J. Torkelson (4426)
Julie A. Bryan (4805)
COHNE, RAPPAPORT & SEGAL, P.C.
525 East 100 South, Suite 500
Salt Lake City, Utah 84102
Telephone:  (801) 532-2666
General Counsel for the Trustee

Martin J. Bienenstock
WEIL GOTSHAL & MANGES, L.L.P.
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Special Plan Counsel for the Trustee

                    IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF UTAH
                              CENTRAL DIVISION

-----------------------------------------------------------------------------
                              )
In re                         )
                              )    Bankruptcy No. 91A-27701
BONNEVILLE PACIFIC            )    (Chapter 11)
CORPORATION,                  )
                              )    (Honorable John H. Allen)
          Debtor.             )
                              )
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           DISCLOSURE STATEMENT FOR TRUSTEE'S CHAPTER 11 PLAN FOR
                THE ESTATE OF BONNEVILLE PACIFIC CORPORATION
                           DATED APRIL 22, 1998

                         TABLE OF CONTENTS
I.  INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . .    9

II.  SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND
          INTERESTS UNDER THE PLAN. . . . . . . . . . . . . . . . . .   16
III.  ASSETS OF BONNEVILLE PACIFIC CORPORATION. . . . . . . . . . . .   19
     A.   Assets (as of December 31, 1997). . . . . . . . . . . . . .   19
     B.   General Discussion Concerning Current Assets. . . . . . . .   20
          1.   Introduction . . . . . . . . . . . . . . . . . . . . .   20
          2.   Cash . . . . . . . . . . . . . . . . . . . . . . . . .   20
          3.   Accounts and Other Receivables . . . . . . . . . . . .   21
          4.   Real Property. . . . . . . . . . . . . . . . . . . . .   22
          5.   Miscellaneous Contingent Assets. . . . . . . . . . . .   23
          6.   Estimated Value of Existing Businesses . . . . . . . .   23
          7.   Cash at BNC and BPSC . . . . . . . . . . . . . . . . .   26

IV.  GENERAL DISCUSSION CONCERNING LIABILITIES,
          CLASSIFICATIONS AND TREATMENT UNDER THE PLAN. . . . . . . .   27
     A.   Introduction. . . . . . . . . . . . . . . . . . . . . . . .   27
     B.   Secured Claims. . . . . . . . . . . . . . . . . . . . . . .   28
     C.   Administrative and Priority Claims. . . . . . . . . . . . .   28
          1.   Other Priority Claims (Class 1). . . . . . . . . . . .   28
          2.   Post-Petition Taxes. . . . . . . . . . . . . . . . . .   28
          3.   Other Administrative Claims. . . . . . . . . . . . . .   30
          4.   Plan Treatment . . . . . . . . . . . . . . . . . . . .   31
     D.   Bank Debt (Class 2) . . . . . . . . . . . . . . . . . . . .   32
     E.   Trade and Other Debt (Class 3). . . . . . . . . . . . . . .   32
     F.   Debenture Claims (Class 4). . . . . . . . . . . . . . . . .   33
     G.   Prepetition Selling Debenture Claims (Class 5). . . . . . .   33
     H.   Post-petition Selling Debenture Claims (Class 6). . . . . .   35
     I.   Limited Partner Claims (Class 7). . . . . . . . . . . . . .   38
     J.   Deeply Subordinated Claims (Class 8). . . . . . . . . . . .   40
     K.   Section 510(b) Equity Claims (Class 9). . . . . . . . . . .   40
     L.   Cigna Claim - Class 10. . . . . . . . . . . . . . . . . . .   44
     M.   Equity Interests (Existing Common Stock) (Class 11) . . . .   44
     N.   Discretionary Notes and Halcyon Payment . . . . . . . . . .   45
     O.   Impaired (Class 5 through 10) and Unimpaired
          (Class 1 through 4 and 11) Classes. . . . . . . . . . . . .   47

V.  ESTIMATED VALUATION OF PLAN COMMON STOCK. . . . . . . . . . . . .   47

VI.  FURTHER DISCUSSION OF THE TERMS OF THE PLAN. . . . . . . . . . .   54
     A.   Further Discussion Concerning Current Debenture
          Claims (Class 4). . . . . . . . . . . . . . . . . . . . . .   54
     B.   Further Discussion Concerning Deeply Subordinated
          Claims (Class 8). . . . . . . . . . . . . . . . . . . . . .   56
     C.   CIGNA Claim (Class 10). . . . . . . . . . . . . . . . . . .   57
     D.   Equity Interests (Existing Common Stock) (Class 11) . . . .   58
     E.   Post-Petition Interest (Classes 1, 2, 3 and 4). . . . . . .   61
     F.   Consistent Claim Calculation. . . . . . . . . . . . . . . .   65
     G.   Subordination of Classes 5, 6, 7, 8, 9 and 10 . . . . . . .   66
     H.   Division Between Classes 9, 10 and 11 . . . . . . . . . . .   67
     I.   Reverse Stock Split . . . . . . . . . . . . . . . . . . . .   67
     J.   Gohler Class Action Litigation. . . . . . . . . . . . . . .   70
     K.   Certain Miscellaneous Provisions. . . . . . . . . . . . . .   71
          1.   Jurisdiction . . . . . . . . . . . . . . . . . . . . .   71
          2.   Executory Contracts. . . . . . . . . . . . . . . . . .   71
          3.   Discharge of All Debts and Related Injunction. . . . .   73
          4.   Warranty by Claimants of Entitlement to Distributions.   74
          5.   Revesting. . . . . . . . . . . . . . . . . . . . . . .   75
          6.   Two (2) Year Period to Receive Distributions . . . . .   75
          7.   Claim Objections, Late Claims or Amended Claims. . . .   76
          8.   Debtor's Business Records and Other Documents. . . . .   76
          9.   ERISA Compliance . . . . . . . . . . . . . . . . . . .   77
          10.  Administrative Claim Bar Date. . . . . . . . . . . . .   77
          11.  Cash in Lieu of Small Stock Distribution . . . . . . .   77
          12.  Whole Shares of Plan Common Stock. . . . . . . . . . .   77
          13.  Surrender of Debentures or Instruments . . . . . . . .   78

VII.   BONNEVILLE PACIFIC CORPORATION:  PRIOR TO BANKRUPTCY
       (1980 TO DECEMBER 5, 1991) . . . . . . . . . . . . . . . . . .   78
     A.   Introduction. . . . . . . . . . . . . . . . . . . . . . . .   78
     B.   Bonneville Pacific Corporation Organization and
          Prepetition Public Offerings. . . . . . . . . . . . . . . .   79
     C.   Prepetition Operations. . . . . . . . . . . . . . . . . . .   80
     D.   Portland General's Entrance, Exit and the Filing of
          Bonneville's Bankruptcy Petition. . . . . . . . . . . . . .   82
     E.   Prepetition Management, Compensation and Other Transfers. .   85
          1.   The Bonneville Insiders. . . . . . . . . . . . . . . .   85
          2.   Other Officers . . . . . . . . . . . . . . . . . . . .   86
          3.   Executive Compensation . . . . . . . . . . . . . . . .   87
          4.   Severance Payments . . . . . . . . . . . . . . . . . .   88

          5.   The ESOP . . . . . . . . . . . . . . . . . . . . . . .   89
          6.   Other Transfers to Bonneville Insiders . . . . . . . .   90
          7.   Transfers to Professionals . . . . . . . . . . . . . .   90

VIII.  BONNEVILLE PACIFIC CORPORATION: THE DEBTOR-IN-POSSESSION
       (DECEMBER 5, 1991 TO JUNE 12, 1992). . . . . . . . . . . . . .   91
     A.   Overview. . . . . . . . . . . . . . . . . . . . . . . . . .   91
     B.   Employment of Professionals . . . . . . . . . . . . . . . .   92
     C.   Major Events During the Debtor-in-possession's Term . . . .   93
     D.   The Debtor-in-possession's Asset Valuation and
          Chapter 11 Plan . . . . . . . . . . . . . . . . . . . . . .   99
     E.   Professional Fees and Expenses. . . . . . . . . . . . . . .  102

IX.  BANKRUPTCY COURT'S SUA SPONTE ORDERING OF THE APPOINTMENT OF
     AN EXAMINER AND THEN A TRUSTEE . . . . . . . . . . . . . . . . .  104
     A.   Overview. . . . . . . . . . . . . . . . . . . . . . . . . .  104
     B.   Appointment of the Examiner . . . . . . . . . . . . . . . .  105
     C.   The Examiner's Report . . . . . . . . . . . . . . . . . . .  106
     D.   Appointment of the Trustee. . . . . . . . . . . . . . . . .  106

X.  THE TRUSTEE'S ADMINISTRATION OF BONNEVILLE'S BANKRUPTCY
    ESTATE(JUNE 12, 1992 AND THEREAFTER). . . . . . . . . . . . . . .  107
     A.   The Trustee . . . . . . . . . . . . . . . . . . . . . . . .  107
     B.   Summary of Bonneville's Financial Condition at the
          Time of Trustee's Appointment . . . . . . . . . . . . . . .  108
     C.   Summary of Bonneville's Current Financial Condition . . . .  109
     D.   Employment of Professionals . . . . . . . . . . . . . . . .  110
     E.   Dispositions of Interests in Subsidiaries and
          Partnerships. . . . . . . . . . . . . . . . . . . . . . . .  115
          1.   Yuma Project . . . . . . . . . . . . . . . . . . . . .  116
          2.   Lehi Project . . . . . . . . . . . . . . . . . . . . .  116
          3.   Island Park Project. . . . . . . . . . . . . . . . . .  117
          4.   Koyle Ranch Project. . . . . . . . . . . . . . . . . .  117
          5.   BP Associates, Fulcrum Inc. and Black Canyon
               Project. . . . . . . . . . . . . . . . . . . . . . . .  118
          6.   Felt Dam Project . . . . . . . . . . . . . . . . . . .  118
          7.   Recomp . . . . . . . . . . . . . . . . . . . . . . . .  118
          8.   Martin Creek Project . . . . . . . . . . . . . . . . .  119
          9.   Mammoth Lakes Geothermal Project . . . . . . . . . . .  119
          10.  American Atlas Project . . . . . . . . . . . . . . . .  121
          11.  Sacramento Cogeneration Project (SMUD) . . . . . . . .  121
          12.  Santa Maria Project. . . . . . . . . . . . . . . . . .  121
          13.  Westinghouse Financed Projects:  BWETA, Dinuba,
               Tamarack . . . . . . . . . . . . . . . . . . . . . . .  122
          14.  Watsonville Project. . . . . . . . . . . . . . . . . .  123

          15.  Pigeon Cove Project. . . . . . . . . . . . . . . . . .  123
          16.  Ravenscroft Project. . . . . . . . . . . . . . . . . .  123
          17.  Long Sault Project . . . . . . . . . . . . . . . . . .  124
          18.  NCA # 2. . . . . . . . . . . . . . . . . . . . . . . .  124
     F.   Disposition of Other Assets . . . . . . . . . . . . . . . .  125
     G.   Collection of Miscellaneous Assets. . . . . . . . . . . . .  126
     H.   Remaining Businesses. . . . . . . . . . . . . . . . . . . .  126
          1.   Bonneville Fuels, Corp . . . . . . . . . . . . . . . .  127
          2.   Bonneville Nevada Corporation. . . . . . . . . . . . .  128
          3.   Bonneville Pacific Services Company, Inc . . . . . . .  132
          4.   Kyocera Project. . . . . . . . . . . . . . . . . . . .  133
     I.   Litigation: Segal (Trustee) v. Portland General et. al.
          (United States District Court for the District of Utah,
          Case No. 92-C-364J and Cases Severed Therefrom or
          Related Thereto). . . . . . . . . . . . . . . . . . . . . .  134
     J.   Litigation: Other . . . . . . . . . . . . . . . . . . . . .  140
     K.   Cooperation with Federal Prosecutors Concerning
          Insiders. . . . . . . . . . . . . . . . . . . . . . . . . .  141
     L.   Fees and Costs Paid to the Trustee's Professionals. . . . .  142

XI.  FUTURE BUSINESS OF THE REORGANIZED DEBTOR. . . . . . . . . . . .  144
     A.   Business Plan Prepared by Current Management. . . . . . . .  144
     B.   Current Management. . . . . . . . . . . . . . . . . . . . .  148
     C.   Management of the Reorganized Debtor. . . . . . . . . . . .  150

XII. CERT IN RISK FACTORS . . . . . . . . . . . . . . . . . . . . . .  151

XIII.  LIQUIDATION ALTERNATIVE. . . . . . . . . . . . . . . . . . . .  156

XIV. SECURITIES LAW CONSIDERATIONS. . . . . . . . . . . . . . . . . .  160
     A.   The Securities To Be Issued Under The Plan. . . . . . . . .  162
          1.   Initial Issuance of Stock To Creditors . . . . . . . .  162
          2.   Resales or Transfers of Plan Securities. . . . . . . .  162
     B.   Securities Registration, Quotation and Listing. . . . . . .  165
          1.   Registration and Reporting . . . . . . . . . . . . . .  165
          2.   Limited Market For Securities Issued Under the
               Plan . . . . . . . . . . . . . . . . . . . . . . . . .  166

XV.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. . . . . . .  167
     A.   Consequences to Holders of Allowed Claims and
          Interestholders . . . . . . . . . . . . . . . . . . . . . .  168
          1.   Holders of Allowed Claims in Classes 1 through 4
               and Class 8. . . . . . . . . . . . . . . . . . . . . .  168
          2.   Holders of Allowed Claims in Classes 5 and 6 . . . . .  169
          3.   Holders of Allowed Claims in Class 7 . . . . . . . . .  169
          4.   Holders of Allowed Claims in Class 9 . . . . . . . . .  169

          5.   Holders of Allowed Cigna Claim in Class 10 . . . . . .  170
          6.   Holders of Equity Interests in Class 11. . . . . . . .  170
          7.   Treatment of Interest. . . . . . . . . . . . . . . . .  170
          8.   Disputed Claims Reserve. . . . . . . . . . . . . . . .  171
     B.   Backup Withholding. . . . . . . . . . . . . . . . . . . . .  171
     C.   Consequences to Debtor. . . . . . . . . . . . . . . . . . .  172
          1.   Utilization of Built-In Losses . . . . . . . . . . . .  172
          2.   Consolidated Return Items. . . . . . . . . . . . . . .  174

XVI.  VOTING PROCEDURES AND REQUIREMENTS. . . . . . . . . . . . . . .  174
     A.   Ballots and Voting Deadlines. . . . . . . . . . . . . . . .  174
     B.   Parties in Interest Entitled to Vote. . . . . . . . . . . .  177
     C.   Vote Required For Class Acceptance. . . . . . . . . . . . .  179

XVII. CONFIRMATION AND CONSUMMATION PROCEDURE . . . . . . . . . . . .  179
     A.   Confirmation Hearing. . . . . . . . . . . . . . . . . . . .  179
     B.   Requirements for Confirmation of the Plan . . . . . . . . .  181
          1.   Unsecured Claims . . . . . . . . . . . . . . . . . . .  181
          2.   Equity Interests . . . . . . . . . . . . . . . . . . .  182
     C.   Effect of Confirmation Order. . . . . . . . . . . . . . . .  183
     D.   Consummation. . . . . . . . . . . . . . . . . . . . . . . .  183

XVIII.  CONCLUSION. . . . . . . . . . . . . . . . . . . . . . . . . .  183

                                 LIST OF EXHIBITS


Exhibit                        Description of Exhibit

   1 The Trustee's Chapter 11 Plan for the Estate of Bonneville Pacific Corporation dated April 22, 1998 with its attachments. Exhibits to the Plan are:

          Plan Exhibit         Description of Exhibit

              "A"         List of Allowed Other Priority Claims (Class 1)

              "B"         List of Allowed Bank Debt Claims (Class 2)

              "C"         List of Allowed Trade and Other Claims (Class 3)

              "D" List of Allowed Prepetition Selling Debenture Claims as uniformly calculated by the Trustee (Class 5)

              "E" List of Post-petition Selling Debenture Claims as uniformly calculated by the Trustee and Allowed (limited) in the Plan (Class 6)

              "F" List of Limited Partner Claims as uniformly calculated by the Trustee and Allowed (limited) in the Plan (Class 7)

              "G"         List of Allowed Deeply Subordinated Claims (Class 8)

              "H" List of Allowed Section 510(b) Equity Claims of Claimants who purchased and sold Existing Common Stock as uniformly calculated by the Trustee (Class 9)

              "I" List of Allowed Section 510(b) Equity Claims of Claimants who purchased Existing Common Stock and have not reported stock as sold as uniformly calculated by the Trustee (Class 9)

              "J"         Discretionary Notes

              "K" List of Executory Contracts or Unexpired Leases to be Assumed (if any)

   2 Valuation by Bear Stearns & Co., Inc. concerning estimated value of the Debtor's and its subsidiaries' operating businesses

   3      Business Plan Prepared by Current Management

   4      Order of Bankruptcy Court dated               , 1998, approving the
          Disclosure Statement and dealing with other matters including, but not limited to, the Court's temporary allowance of certain Claims for voting purposes due to the Trustee's objection to and/or motion to estimate certain Claims as set forth in the Plan

   5 List from Debtor-in-possessions' Statement of Affairs of prepetition businesses in which the Debtor was a partner or owned 5% or more of the voting securities

                               I.  INTRODUCTION

     Roger G. Segal (the "Trustee"), the duly appointed, qualified and acting trustee of the Chapter 11 bankruptcy estate of Bonneville Pacific Corporation ("Bonneville" or the "Debtor") submits this Disclosure Statement pursuant to
Section 1125 of the United States Bankruptcy Code to creditors of Bonneville (collectively sometimes referred to as the "Creditors" or "Claimants") and to the owners of equity securities of Bonneville (sometimes collectively referred to as "Interestholders" or "Stockholders" or "Equity Interest Holders") in connection with i) solicitation of acceptances or rejections from Claimants of the Plan of Reorganization proposed by the Trustee dated April 22, 1998 (the "Plan"), filed with the United States Bankruptcy Court for the District of Utah (the "Bankruptcy Court"), the Honorable John H. Allen, United States Bankruptcy Judge, presiding, and ii) the hearing on the Confirmation of the
Plan currently scheduled for           , 1998.  Unless otherwise defined
herein, all capitalized terms contained in this Disclosure Statement shall have the meanings ascribed to them in the Plan.

     The Bankruptcy Court sagaciously ordered the appointment of an independent trustee for Bonneville approximately six (6) months after Bonneville originally filed its December 5, 1991 bankruptcy petition. Based on the Bankruptcy Court's order, on June 12, 1992 the United States Trustee appointed
Roger G. Segal to serve as the independent trustee for the Debtor, and at all times thereafter he has so served. When the Trustee was appointed Bonneville possessed insufficient assets to pay general unsecured creditors in full and, therefore, subordinated Claimants and Bonneville's Interestholders could anticipate little, if any, value or distributions from the Estate. Now, after rehabilitating Bonneville's businesses and obtaining significant litigation recoveries, the Estate possesses sufficient assets to pay general unsecured creditors (Classes 1 through 4) in full with interest, to pay subordinated creditors (Classes 5 through 10) a material part of their claims in stock in the Reorganized Debtor, and to leave current Interestholders
(Class 11) with their existing stock which stock now has value.  FOR A
SUMMARY OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, SEE THE TABLE AT PAGES 18 AND 19 OF THIS DISCLOSURE STATEMENT.

     AFTER LENGTHY NEGOTIATIONS BY THE TRUSTEE WITH VARIOUS GROUPS OF CLAIMANTS, THE TRUSTEE'S PLAN REPRESENTS AN EFFORT TO SUBMIT TO THE BANKRUPTCY COURT AND TO BONNEVILLE'S CREDITORS AND INTERESTHOLDERS A REASONABLE COMPROMISE WHICH WOULD FAIRLY RESOLVE THE NUMEROUS ISSUES RAISED IN THIS UNIQUE CHAPTER 11 CASE. The Trustee believes that an equitable Plan, such as the one now being submitted by the Trustee, is in the best interest of the Debtor, its creditors and shareholders because such a plan permits the Debtor to emerge from bankruptcy protection (and in the process resolve all Claims against the Debtor) rather than continue to remain in the Chapter 11 proceeding while parties-in-interest battle one another, in expensive and time-consuming litigation, over who is entitled to what portions of Bonneville's assets. During much of 1997 the Trustee negotiated with various groups of Creditors and Interestholders in an attempt to reach some consensus concerning the terms of a Chapter 11 plan for the Debtor. After protracted negotiations, on December 31, 1997 a Conditional Letter Agreement was entered into between the Trustee and certain Creditors wherein the Trustee agreed to submit a good faith plan which is consistent with the Plan attached hereto. MOST OR ALL OF THE CREDITORS (IN TOTAL DOLLAR AMOUNT) IN CLASS 2 (BANK DEBT), CLASS 3 (TRADE

DEBT), CLASS 4 (DEBENTURES), CLASS 8 (DEEPLY SUBORDINATED) AND CLASS 10 (CIGNA CLAIM) WERE SIGNATORIES TO THE CONDITIONAL LETTER AGREEMENT AND, THEREFORE, THE TRUSTEE BELIEVES THAT SUCH CREDITORS SUPPORT THIS PLAN. One of the signatories to the Conditional Letter Agreement (Wellhead Electric and affiliated parties) also possesses material Claims or Interests in Classes 5, 6, 9 and 11. ACCORDINGLY, THE PLAN HAS WIDE SUPPORT AMONG VARIOUS CREDITOR GROUPS. The treatment accorded in the Plan to each Class of Creditors and the Interestholders is fair and reasonable. THEREFORE, THE TRUSTEE URGES ALL IMPAIRED CREDITORS TO ACCEPT THE PLAN.

     Attachments to this Disclosure Statement are copies of the following:

          a. The Trustee's Chapter 11 Plan for the Estate of Bonneville Pacific Corporation dated as of April 22, 1998, with all of its attachments (Exhibit "1");
          b. Valuation by Bear Stearns & Co., Inc. concerning the estimated value of the Debtor's and its subsidiaries' operating businesses
     (Exhibit "2");
          c.   Business Plan Prepared by Current Management (Exhibit "3");
          d.   Order of the Bankruptcy Court, dated           , 1998, approving
     this Disclosure Statement and dealing with other matters including but not limited to the Court's temporary allowance of certain Claims for voting purposes due to the Trustee's objection to and/or motion to estimate certain Claims as set forth in the Plan (Exhibit "4"); and
          e. List from Debtor-in-possession's Statement of Affairs of prepetition businesses in which the Debtor was a partner or owned 5% or more of the voting securities (Exhibit "5").

     In addition, if you are a Claimant in an impaired Class, then accompanying this Disclosure Statement is the FORM OF BALLOT FOR THE ACCEPTANCE OR REJECTION OF THE TRUSTEE'S PLAN.

     The purpose of this Disclosure Statement is to set forth information that:
1) outlines the prepetition history of Bonneville, including its business and the causes underlying Bonneville's bankruptcy filing; 2) outlines the events that have occurred since the filing of Bonneville's petition for bankruptcy;
3) summarizes the Plan; 4) provides information to impaired Creditors to assist in making an informed decision on whether to vote to accept or reject the Trustee's Plan; and 5) provides the Bankruptcy Court with information needed to determine whether the Plan complies with the provisions of the Bankruptcy Code and should be confirmed.

     On           , 1998, after notice and hearing, the Bankruptcy Court
approved this Disclosure Statement as containing information of a kind and in sufficient detail, adequate to enable a hypothetical, reasonable investor typical of the Creditors to make an informed judgement whether to accept or reject the Trustee's Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR THE MERITS OF THE PLAN.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE OF THE DISCLOSURE STATEMENT, UNLESS AN EARLIER TIME IS SPECIFIED HEREIN. NEITHER DELIVERY OF THIS DISCLOSURE STATEMENT NOR ANY EXCHANGE OF RIGHTS MADE IN CONNECTION WITH THE PLAN SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN

SINCE THE DATE OF THIS DISCLOSURE STATEMENT.

     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THAT COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

     NEITHER THIS DISCLOSURE STATEMENT NOR THE EXHIBITS TO THIS DISCLOSURE STATEMENT MAY BE USED FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN. NOTHING CONTAINED IN THIS DISCLOSURE STATEMENT OR THE EXHIBITS TO THIS DISCLOSURE STATEMENT SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE REORGANIZATION ON BONNEVILLE, ITS CREDITORS OR ITS STOCKHOLDERS.

     EACH CREDITOR AND INTERESTHOLDER SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY. THIS DISCLOSURE STATEMENT ONLY SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN CONTROL.

     CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS, BY ITS NATURE, FORWARD LOOKING, CONTAINS ESTIMATES AND ASSUMPTIONS AND PROJECTIONS THAT MAY PROVE TO BE WRONG OR THAT MAY BE MATERIALLY DIFFERENT FROM THE ACTUAL RESULTS OF BONNEVILLE'S REORGANIZATION UNDER THE PLAN.

    EACH CREDITOR OR STOCKHOLDER SHOULD CONSULT THEIR OWN ATTORNEY AND ACCOUNTANT AS TO THE EFFECT OF THE PLAN.

     Pursuant to the provisions of the Bankruptcy Code, only classes of claims or equity interests which are "impaired" under the terms and provisions of a reorganization plan are entitled to vote to accept or reject a Chapter 11 plan. For purposes of the Trustee's Plan, certain "Senior" unsecured Creditors (Classes 1 through 4) and the current Interestholders (Class 11) are unimpaired. Unimpaired Classes are deemed to have accepted the Plan. Certain "Junior" unsecured Creditors (Classes 5 through 10) are impaired and, therefore, such Classes are entitled to vote on the Trustee's Plan.

     In the event that impaired Classes do not accept the Plan as detailed and explained in Section XVI of this Disclosure Statement entitled "Voting Procedures and Requirements," the Bankruptcy Code permits the Trustee to seek confirmation of the Plan notwithstanding rejection of the Plan. See
Section XVII of this Disclosure Statement entitled "Confirmation and Consummation Procedure." The Trustee intends to evaluate the results of the balloting and determine whether to seek Confirmation of the Plan in the event that any impaired Class or Classes does not vote to accept the Plan. The determination as to whether to seek Confirmation under such circumstances will be announced before or at the Confirmation Hearing.

     After carefully reviewing this Disclosure Statement and the Plan, each member of each impaired Class (e.g., Classes 5 through 10) should vote on the enclosed Ballot and return the Ballot to the Trustee in the envelope provided so that the Ballot is RECEIVED by the Trustee by not later than 5:00 p.m.
Mountain Daylight Savings Time on           , 1998.  If you mail your Ballot,
you must mail it several days before           , 1998 so there will be
sufficient time for the mailed Ballot to be received on or before the aforesaid deadline. Please vote and return your Ballot by mail or overnight courier to:

                           Roger G. Segal, Trustee
                        Cohne, Rappaport & Segal, P.C.
                           525 East 100 South, #500
                         Salt Lake City, Utah  84102

(or hand-deliver your Ballot to the Trustee at 525 East 100 South, Suite 500, Salt Lake City, Utah).

     If you did not receive a Ballot, received a damaged Ballot or lost your Ballot, or, if you or any party-in-interest has any questions concerning this Disclosure Statement or the Plan, please write to the Trustee's general counsel at the address shown on the front page of this Disclosure Statement.

     THE TRUSTEE BELIEVES THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF CREDITORS AND STOCKHOLDERS AND URGES MEMBERS OF ALL IMPAIRED CLASSES TO VOTE TO ACCEPT THE PLAN.

     Pursuant to Section 1128 of the Bankruptcy Code, the Bankruptcy Court has scheduled a hearing to consider Confirmation of the Plan (the "Confirmation
Hearing") on           , 1998 at       o'clock   .m. in Courtroom 369, United

States Courthouse, 350 South Main Street, Salt Lake City, Utah 84101. The Confirmation Hearing may be adjourned or continued from time to time by the Bankruptcy Court without further notice except for the announcement at the adjournment of the date for the continued Confirmation Hearing.

         II.  SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND
                         INTERESTS UNDER THE PLAN

     The following table (see pages 18 and 19) generally summarizes distributions to Creditors and Interestholders under the Plan.(1) The distributions set forth on the following table reflect both the face amount of distributions in the form of Cash and the projected (estimated) value of the Plan Common Stock to be issued and distributed as detailed in the Trustee's
Plan.   The number of shares of Plan Common Stock to be issued pursuant to the
Plan (and the estimated valuations which serve as the basis for the estimated value of the Plan Common Stock), is set forth in Sections III, IV and V of this Disclosure Statement.  The value of the Debtor's assets and, therefore, the value of the Plan Common Stock (as it will be established by the Bankruptcy Court at the Confirmation Hearing), ARE GOOD FAITH ESTIMATES ONLY.(2) Neither the Trustee, his Professionals, Bear Stearns, current management, the Debtor
----------------
(1) This table is ONLY a summary of the classification and the estimated treatment of Claims and Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and the terms and conditions of the distributions for each Claim or Interest. If any inconsistency exists between the Plan and this Disclosure Statement, the terms of the Plan control.

(2) No formal appraisals were used in valuing the Debtor's or its subsidiaries' operating businesses; the Bear Stearns Valuation which is attached hereto as Exhibit "2" is not a formal appraisal. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of each business. As a result, the estimate of values set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, neither the Trustee, his Professionals, the Reorganized Debtor, the Debtor, Bear Stearns, current management nor any other person assumes responsibility for their accuracy. Depending on the results of the businesses operations or changes in the financial markets, the values for the businesses as of the Confirmation Date may differ from that discussed herein.

nor the Reorganized Debtor make any representation or warranty of any kind whatsoever, express or implied, regarding the value of the Debtor's (or its subsidiaries') existing businesses or the value of the Plan Common Stock issued under the Plan. While the Trustee and the Reorganized Debtor will exercise reasonable efforts to attempt to list the Reorganized Debtor's common stock (which common stock includes both the Existing and Plan Common Stock after the one-for-four Reverse Stock Split) on the NASDAQ National Market System or the NASDAQ Small Cap Market, there can be no assurance that the Reorganized Debtor's common stock will trade on a public market or will actually trade at a price equal to or near the estimated values set forth herein.(3) For a discussion of the Reverse Stock Split and the minimum stock prices required for listing by NASDAQ, see Section VI, I. of this Disclosure Statement.
---------------
(3) The valuation of any equity securities such as the Plan Common Stock is subject to uncertainties and contingencies, all of which are difficult to predict. Actual market prices of the Reorganized Debtor's common stock following the Distribution Date (and after the Reverse Stock Split) will depend upon, among other things, the prices at which shares of companies in the same or similar lines of business then trade relative to the earnings of those companies, conditions in the financial markets, the anticipated initial securities-holding period of creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of the Reorganized Debtor's common stock (after the Reverse Stock Split) may also be affected by the Debtor's history in Chapter 11 and/or by other factors not possible to predict. Accordingly, the value established by the Bankruptcy Court at the Confirmation Hearing for the Plan Common Stock does not purport to be an estimate of the post-reorganization market trading value of the Reorganized Debtor's common stock after the Reverse Stock Split. Such trading value (after the Reverse Stock Split) may be materially different from the value discussed herein or that established by the Bankruptcy Court at the Confirmation Hearing.

Class   Type of Claim                              Treatment
  1     Priority Claims             Allowed Claim paid in full in Cash at
                                    Distribution Date; post-petition simple
                                    interest at 5.5% per annum

  2     Bank Debt Claims            Allowed Claim paid in full in Cash at
                                    Distribution Date; post-petition simple
                                    interest at 8.03%(4) per annum

  3     Trade and Other General     Allowed Claim paid in full in Cash at
        Unsecured Claims            Distribution Date; post-petition simple
                                    interest at 5.5% per annum

  4     Current Debentures Claims   Allowed Claim paid in full in Cash at
                                    Distribution Date; post-petition simple
                                    interest at 7.32% per annum

  5     Prepetition Selling         Allowed Claim amount as uniformly
        Debenture Claims            calculated by the Trustee paid in full
                                    with Plan Common Stock

  6     Post-petition Selling       70% of Claim amount as uniformly calculated
        Debenture Claims            by the Trustee Allowed and paid in Plan
                                    Common Stock

  7     Limited Partner Claims      25% of Claim amount as uniformly calculated
                                    by the Trustee Allowed and paid in Plan
                                    Common Stock

  8     Deeply Subordinated         10% of Allowed Claim paid in Plan Common
        Claims                      Stock

  9     Section 510(b) Equity       Allowed Claim as uniformly calculated by
        Claims                      the Trustee paid in Plan Common Stock with
                                    a value estimated to be between
                                    approximately 51% and 63% of the Allowed
                                    Claim(5)

---------------
(4) Interest at the simple rate without compounding of 8.03% from the Petition Date to December 5, 1997 and then at the simple rate without compounding of 8.10% from December 6, 1997 to the Distribution Date.

(5) The estimated percentage to be received on the Allowed Class 9 and 10 Claims will depend upon a) the total Amount of Administrative Claims ultimately Allowed by the Bankruptcy Court (the Trustee currently estimates that there could be a range in such currently unallowed and, therefore, currently unpaid Administrative Claims of between $5 million and $15 million), and b) the total of the Allowed Claims in Class 9. For purposes of this estimate, the Trustee has assumed that Class 9 (i.e., the sum of the Claims reflected on Plan Exhibit "H" and Column 3 of the Plan Exhibit "I") and Class 10 Allowed claims would total approximately $44 million.

Class   Type of Claim                            Treatment
 10     CIGNA Claim              Allowed as an $11 million Section 510(b) Equity
                                 Claim; Claimant to receive Plan Common Stock
                                 with a value estimated to be between
                                 approximately 51% to 63% of such Claim(5)

 11     Equity Interests         All Existing Common Stock will be retained by
        (Existing Common Stock)  the Interestholders and their rights in the
                                 Reorganized Debtor will be unaltered.(6)

                III.  ASSETS OF BONNEVILLE PACIFIC CORPORATION

     Except for the Cash, all of the values attributed to the assets are good faith ESTIMATES ONLY based upon information available to the Trustee, as detailed herein.

A.   Assets (as of December 31, 1997).

     Cash and Accrued Interest                                   $150,673,265
     Accounts and Other Receivables                                 5,612,637
     Real Property (book value)                                       198,424
     Furniture, Equipment, prepaids and other tangible assets         100,000
          (estimated liquidation value)
     Miscellaneous contingent assets, including litigation or         400,000
          settlement recoveries
     Estimated value of BNC, BFC, BPSC and Kyocera operating
          businesses(7)                                            60,050,000
---------------
(6) For purposes of the Plan only, the estimated value of each share of the Existing Common Stock (before the Reverse Stock Split) would be the same as the estimated value of each share of the Plan Common Stock (before the Reverse Stock Split) as set forth herein. For purposes of the Plan, each share of the Plan Common Stock (before the Reverse Stock Split) has an estimated value of between $1.93 and $2.36 per share.

(7) No formal appraisals were used in valuing the Debtor's or its subsidiaries' operating businesses; the Bear Stearns Valuation which is attached hereto as Exhibit "2" is not a formal appraisal. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of each business. As a result, the estimate of values set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, neither the Trustee, his Professionals, the Reorganized Debtor, the Debtor, Bear Stearns, current management nor any other person assumes responsibility for their accuracy. Depending on the results of the businesses operations or changes in the financial markets, the values for the businesses as of the Confirmation Hearing may differ from that discussed herein.

     Approximate Cash at BNC and BPSC not included in above
          estimated values                                          2,950,000
                                                                    ---------
     TOTAL ASSETS                                                $219,984,326

B.   General Discussion Concerning Current Assets.

     1. Introduction. As discussed in greater detail later in this Disclosure Statement, the businesses of Bonneville have substantially changed since the Petition Date. Specifically, the Trustee, with the assistance of current management of the Debtor, has closed down or sold numerous unprofitable businesses leaving Bonneville (or its subsidiaries) with only solvent, profitable enterprises.

     2. Cash. The majority of Bonneville's current cash and accounts receivable were generated in connection with the litigation prosecuted by the Trustee. Such litigation efforts are now completed. As a result of the limitations of 11 U.S.C. Section 345, almost all of the cash is invested in short term notes or similar instruments issued by the United States government or in collateralized (Federal Reserve pledges) bank accounts, which investments currently pay interest which averages a little more than five percent (5%) per annum.

     3. Accounts and Other Receivables. The largest receivables (which receivables are subject to contingent fees payable to special litigation counsel(8) subject to Bankruptcy Court approval) arise from the settlement of causes of action pursued by the Trustee; such large receivables include the following:

          a. L. Wynn Johnson Receivable (approximately $1,067,143.00 plus interest from October 1, 1997): In settlement of litigation (which settlement was approved by order of the Bankruptcy Court entered on May 15, 1996), Johnson agreed to pay the Trustee $1.65 million. The sum of $250,000.00 was paid in cash soon after approval of the settlement and the balance of $1.4 million was, or is to be, paid under a promissory note bearing interest at 6% per annum from April 1, 1996 payable first in three quarterly payments of $50,000.00; then quarterly payments of $100,000.00 each due on the 1st day of April, July and October, 1997, and January 1, 1998; and a final payment of the balance due April 1, 1998.
     All payments on the note have been timely made.

          b. Westinghouse Receivable ($3,000,000.00):(9) Pursuant to the terms of a settlement agreement between the Trustee and Westinghouse Electric Corporation ("Westinghouse"), a company traded on the New York Stock Exchange, which was approved by Order of the Bankruptcy Court entered on December 23, 1996, Westinghouse agreed, INTER ALIA, to pay the
---------------
(8) For a discussion of the contingent fee payable to Beus, Gilbert & Morrill (the Trustee's special litigation counsel), see Section X, D. of this Disclosure Statement.

(9) JOHNSON DID TIMELY MAKE THE $100,000.00 PAYMENT DUE ON JANUARY 1, 1998 AND DID IN FACT PAY THE OBLIGATION IN FULL ON MARCH 18, 1998. WESTINGHOUSE DID IN FACT PAY THE $3 MILLION OBLIGATION IN FULL ON APRIL 8, 1998.

     Trustee the sum of $6 million payable in installments of $3 million each on April 10, 1997 and April 10, 1998. The obligation does not bear interest if timely paid. The April 10, 1997 payment was timely made and, although the remaining $3 million receivable is unsecured, the Trustee believes that, absent unforeseen circumstances, Westinghouse will timely satisfy the remaining obligation.

         c. Piper Jaffray Receivable ($1,500,000.00): Pursuant to the terms of a settlement between the Trustee and Piper Jaffray & Hopwood, Inc. ("Piper Jaffray"), a company traded on the New York Stock Exchange, approved by Order of the Bankruptcy Court entered September 9, 1996, Piper Jaffray agreed, INTER ALIA, to pay the Trustee $10 million payable with $7 million cash down and installments of $1.5 million each due on September 9, 1997 and September 9, 1998. The $7 million payment and the $1.5 million payment due on September 9, 1997 were timely made; the remaining $1.5 million (due September 9, 1998) is outstanding. That receivable is unsecured and does not bear interest if the obligation is timely paid. The Trustee believes, absent unforeseen circumstances, that Piper Jaffray will timely satisfy the remaining obligation.

     4. Real Property. This asset consists of approximately 179.6 acres of undeveloped real property, including a 128.02 acre parcel and a 51.568 acre adjacent parcel, located in Sheldon, Franklin County, Vermont. The two parcels are separated by a highway. The parcels were purchased by Bonneville in 1989 in connection with a proposed power project which was not developed. The parcels are carried on Bonneville's pre-petition financial statement at cost, to wit, $198,424.00. In 1994, the Trustee, with Court approval, listed the
128.02 parcel for sale at an asking price of $225,000.00.

The Trustee received only one written offer, for approximately $54,000.00 (which was rejected) and received no offers near the asking price. The Trustee has concluded that, as a result of the remote location and irregular terrain of the real property, sale of the real property at a price near book value will require a purchaser with unique needs. Property taxes (which are current) have been approximately $2,000.00 per year since 1993. The real property has not been recently appraised and is not currently listed for sale.

     5. Miscellaneous Contingent Assets. This $400,000.00 estimated value represents the total estimated value of a variety of small assets of Bonneville, including but not limited to, small contingent interests in miscellaneous power projects (no value is attributable to these miscellaneous power projects), possible recoveries in litigation relating to the Long Sault Project pending in Canada (see Section X.E.17 of this Disclosure Statement), and possible additional net recoveries (all pursuant to Court approved settlement agreements) from Robert Wood, Ray Hixson, Carl Peterson and Wynn Johnson (related to income tax refunds which have now been requested by such individuals). Most of these assets, which are contingent in nature and therefore most have not been reflected on the Debtor's books, are extremely difficult to value. None of these assets have been appraised. Therefore, the values contained in this Disclosure Statement are based only on possible outcomes estimated by the Trustee. At the present time, the Trustee does not anticipate bringing suit against any other Person relating to prepetition claims or causes of action possessed by the Estate.

     6. Estimated Value of Existing Businesses. The values contained in this Disclosure Statement for the Debtor's or its subsidiaries' businesses are those ascertained by the Trustee after consultation with current management and reviewing the valuation report of his independent investment advisor, Bear

Stearns & Co., Inc. (hereafter the "Bear Stearns Valuation").(10)
Specifically, the businesses are estimated to be valued(11) as follows:

     Bonneville Nevada Corp.                                      $37,000,000
          (a wholly owned subsidiary); 50% ownership interest in the Nevada Cogeneration Associates -
          NCA # 1 Power Project, an 85 megawatt gas fired power project near Las Vegas, Nevada

     Bonneville Fuels Corp. and affiliates                         19,600,000
          (a wholly owned subsidiary); natural gas and oil production/sale in the Western United
          States

     Bonneville Pacific Services Company, Inc.                      6,000,000
          (a wholly owned subsidiary); operation and maintenance of power projects and 51% interest in a 4 megawatt Mexican Project

     Kyocera Power Project                                          1,550,000
          100% interest in a 3.2 megawatt power project near San Diego, California

     Net Operating Loss Carryforward Tax Advantage                  3,000,000
---------------
(10) A copy of the Bear Stearns Valuation to the Trustee is attached hereto and incorporated herein as Exhibit "2"; such Report must be read in its entirety.

(11) No formal appraisals were used in valuing the Debtor's or its subsidiaries' operating businesses; the Bear Stearns Valuation which is attached hereto as Exhibit "2" is not a formal appraisal. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of each business. As a result, the estimate of values set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, neither the Trustee, his Professionals, the Reorganized Debtor, the Debtor, Bear Stearns, current management nor any other person assumes responsibility for their accuracy. Depending on the results of the businesses operations or changes in the financial markets, the values for the businesses as of the Confirmation Hearing may differ from that discussed herein.

     Less Corporate Overhead Expense                              (7,100,000)
                                                                   ---------
     NET ADJUSTED ESTIMATED VALUE OF EXISTING
          BUSINESSES                                              $60,050,000
                                                                  ===========

     The valuation for Bonneville Nevada Corporation ("BNC") is at the low figure set forth in the Bear Stearns Valuation because, among other things, the value of the NCA # 1 Project is impacted by the fact that the economics of the NCA # 1 Project is directly affected by future rulings or decisions of the Public Utility Commission of Nevada. The valuation for Bonneville Fuels Corporation and its affiliates (collectively "BFC"), which value is net of any debt owed by BFC, is nearer to the high range set forth in the Bear Stearns Valuation because a) contrary to Bear Stearns' assumption, BFC is not in a "blowdown mode" and b) BFC has recently drilled wells or acquired properties which should enhance its value. The valuation for Bonneville Pacific Services Company, Inc. ("BPSC") is at the high range set forth in the Bear Stearns Valuation because Bear Stearns did not take into account the value of BPSC's interest in the four (4) megawatt CONAV Project. The valuation for the Kyocera Project is the mid-range between the high and low figures set forth in the Bear Stearns Valuation. The Trustee believes that Bear Stearns' value for the net operating loss carryforward ($3,000,000.00) is a conservative value. The corporate overhead expense is the mid-range between the high and low figures set forth in the Bear Stearns Valuation.

     These businesses are discussed in greater detail both in this Disclosure Statement and in the "Business Plan Prepared by Debtor's Current Management" which is attached hereto and incorporated herein as Exhibit "3". Upon the reasonable written request from any party-in-interest and subject to an appropriate confidentiality agreement, the Trustee will make available certain documents (e.g., contracts, financial statements, etc.) relating to the businesses.

     7. Cash at BNC and BPSC. Bonneville Nevada Corporation ("BNC"), the wholly owned subsidiary of Bonneville which owns the one-half interest in the Nevada Cogeneration Associates - NCA # 1 power project, has Cash in its bank or other investment accounts as of December 31, 1997 totaling approximate partnership cash calls, BNC must keep a cash reserve of approximately one-half million dollars ($500,000.00). Bonneville Pacific Services Company Inc. ("BPSC") has Cash in its bank or other investment accounts as of December 31, 1997 totaling approximately $2,375,000.00. In order to meet contractual obligations and to operate properly, BPSC must keep a cash reserve of approximately one million dollars ($1,000,000.00) plus an additional reserve of approximately $950,000.00 to complete the construction of the CONAV Project. These Cash figures (a total of $2,950,000.00) are not included in the values for the businesses reflected above. Except for the above-referenced necessary Cash reserves, Cash in excess of the reserves (i.e., approximately $500,000.00) could be "up-streamed" to Bonneville and, therefore, such excess Cash is available for distribution, if necessary, in order to fund the Plan.(12)
---------------
(12) In order to operate properly, Bonneville Fuels Corporation ("BFC") maintains a working capital account of between $200,000.00 and $700,000.00. Excess cash generated by BFC is used to repay indebtedness owed by BFC to Colorado National Bank, which is secured by a collateral interest in BFC's properties, contracts and receivables. Accordingly, none of BFC's working capital is available to be upstreamed to Bonneville at this time. BFC's indebtedness to Colorado National Bank as of December 31, 1997 is approximately $2,400,000.00. Additionally, BFC may increase its borrowings in order to satisfy (or pay in lieu of) the Discretionary Notes discussed in Section IV, N. of this Disclosure Statement.

       IV.  GENERAL DISCUSSION CONCERNING LIABILITIES, CLASSIFICATIONS
                         AND TREATMENT UNDER THE PLAN

A.   Introduction.

     As discussed in greater detail later in this Disclosure Statement, during the Trustee's tenure, the alleged liabilities of Bonneville have been substantially reduced or resolved as a consequence of settlements with creditors; in many instances settlements arose only after the Trustee initiated litigation. The Bankruptcy Court set an original claims bar date of April 13, 1992, and a supplementary claims bar date (primarily for creditors asserting claims against Bonneville arising from the purchase or sale of Bonneville's common stock or Debentures) of December 16, 1996. Scores of late claims were also filed and the Bankruptcy Court ruled on or about
December 15, 1997 whether most of the late claims were either a) deemed timely filed (because the claimant demonstrated "excusable neglect" for filing the claim late; CF. PIONEER INVESTMENT, 113 S. Ct. 1489) or b) disallowed in their entirety in accordance with the Court's "Order Establishing a Supplementary Claims Bar Date" dated September 10, 1996 and entered on September 11, 1996. See Plan Exhibits "A" through "I" for Allowed Claims in each Class; the Allowed Claim amounts for Classes 5, 6, 7 and 9 reflect a settlement of Claims. Liabilities are further discussed in other Sections of this Disclosure Statement.(13)
---------------
(13) During the course of the Trustee's administration of the Estate he has also objected to scores of filed claims. It is beyond the scope of this Disclosure Statement to discuss each of these claim objections; in any event, most of the Trustee's objections to such claims were sustained by the Bankruptcy Court.

B.   Secured Claims.

     The Trustee believes that there are no remaining Secured Claims against Bonneville or its Estate.

C.   Administrative and Priority Claims (Estimated $5 million to $15 million).

     1. Other Priority Claims (Class 1). The Trustee believes that there are few unpaid prepetition priority claims owed by the Estate; such Claims total $4,366.43. For a list of such Claims see Exhibit "A" attached to the Plan and incorporated herein.

     2. Post-Petition Taxes. All undisputed post-petition assessed taxes have been paid by Bonneville through its taxable year ending
December 31, 1996.(14)  All employment and withholding taxes are current.
For calendar year 1997, the Trustee estimates that total federal (including alternative minimum tax) and state income (or state franchise) taxes, will total less than one million dollars. However, as of the date of this Disclosure Statement no returns for calendar year 1997 have been filed and, therefore, the Debtor's liability for 1997 taxes has not yet been established. Cf. 11 U.S.C. Section 505(b). The Trustee's estimate concerning tax liabilities for calendar year 1997 is premised upon the Trustee's belief that the Estate will be required to pay post-petition interest to the Claimants holding Allowed Claims in Classes 1 through 4 as set forth in Article 4.3 of the Plan. The Trustee has reflected on Bonneville's books and intends to reflect in Bonneville's corporate income tax returns for the year ended December 31, 1997 such post-petition interest liability as set forth in
---------------
(14) A property tax dispute existed between the Debtor and San Diego County (California) concerning the Kyocera Project. However, that dispute has been resolved, with Bankruptcy Court approval and, therefore, the Trustee in January of 1998 paid to San Diego County the sum of $120,000.00 in full and complete satisfaction of all property taxes on the Kyocera project for periods through June 30, 1998.

Article 4.3 of the Plan. If it were to be subsequently determined that the Estate is not obligated to pay post-petition interest as generally set forth in the Plan or if the Internal Revenue Service were to successfully contest the Estate's treatment of the post-petition interest issue, then it is likely that the Estate would have a material tax liability for calendar year 1997 well in excess of the Trustee's current estimate of such liability. Also see
Article 6.3 of the Plan.

     The Trustee estimates that for the tax years beginning January 1, 1998 and continuing thereafter the Reorganized Debtor will possess material net operating loss carryforwards which may, subject to certain limitation contained in the Internal Revenue Code or similar state laws, result in the Reorganized Debtor being able to apply such net operating loss carryforwards against otherwise taxable income earned by the Reorganized Debtor; such a result would mean a material tax savings to the Reorganized Debtor. At present, the extent of the net operating loss carryforwards that will be asserted by the Estate or the Reorganized Debtor has not been ascertained and no governmental entity has passed upon the amount or any present or future net operating loss carryforward. However, for purposes of the valuation set forth in Section III of this Disclosure Statement the Trustee assumes that at least a million dollar net operating loss carryforward will be available each year for the next twenty (20) years. For this reason Bear Stearns increased its estimated valuation of the existing businesses by three million dollars.

     NEITHER THE TRUSTEE NOR HIS PROFESSIONALS CAN OR DO MAKE ANY
REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, OF ANY KIND

WHATSOEVER CONCERNING BONNEVILLE'S (OR THE REORGANIZED DEBTOR'S) PAST, PRESENT OR FUTURE TAX LIABILITIES.

     3.  Other Administrative Claims.  While the estate is current in paying all its allowed (and ordinary course) Administrative Claims, for many reasons it is difficult to estimate the total Amount of Administrative Claims which will ultimately be Allowed by the Bankruptcy Court. At present, the Trustee estimates that unpaid (and to date not Allowed) Administrative Claims (through the Effective Date) could be as low as five million dollars ($5,000,000.00) and as high as fifteen million dollars ($15,000,000.00).(15) Examples of contingent Administrative Claims are taxes for calendar year 1997 and future periods; approximately $1.8 million or more in contingent attorneys' fees (see footnote 15 below) for the Trustee's special litigation counsel (Beus, Gilbert &
Morrill) based upon pending (but in some instances not yet collected)
litigation recoveries for the Estate (see Section III, B.3 of this Disclosure Statement for a discussion concerning the receivables related to litigation); and fees and costs for the Trustee and his Professionals, including fees and costs after September 30, 1997 (which was the last interim period for which fees and costs have been paid) through Confirmation of the Plan.(16) The Plan provides that no party-in-interest will be able to assert an 11 U.S.C.
---------------
(15) This estimate should be revised downwards as the Estate pays
     Administrative Claims, particularly professional fees. For example, hearings were held as scheduled on April 13, 1998 and several of the Trustee's Professionals were allowed interim fees and costs and Beus, Gilbert and Morrill's (special litigation counsel for the Trustee) FINAL fee and cost applications were approved. However, this estimate could also have to be revised upwards if the Estate were to incur additional post-petition tax liabilities as generally discussed in Section IV, C.2 of this Disclosure Statement or if the Estate incurs unanticipated additional costs in connection with the Trustee's efforts to confirm this Plan.

(16) 11 U.S.C. Section 326(a) sets limits for the compensation of a trustee. Pursuant to the Bankruptcy Code, at the Bankruptcy Court's discretion the Trustee could be awarded fees ranging from nothing up to a total of approximately $9.5 million; to date the Trustee has been allowed and paid (through the period ending January 31, 1998), based upon his hourly billing rate, the sum of $934,472.00. The award of fees to the Trustee and his Professionals is within the discretion of the Bankruptcy Court.

Sections 503(b) or (c) "substantial contribution" claim. In order to establish the value of the Plan Common Stock, the Trustee will request that the Bankruptcy Court Estimate the total amounts of the contingent Administrative Claims at the Confirmation Hearing; the Trustee will submit at the Confirmation Hearing evidence concerning the then contingent Administrative Claims in order to provide the Bankruptcy Court with a basis to Estimate such contingent Administrative Claims.

     4. Plan Treatment. Allowed Class 1 Other Priority Claims (which total $4,366.43) will be paid in Cash in full with interest at the simple rate of 5.5% per annum (without compounding) from the Petition Date to the Distribution Date as provided in the Plan. Priority Tax Claims (which total $5,528.10) will be paid in full in Cash on the Effective Date. Post-petition taxes (to the extent payable pursuant to the Plan) will be paid in full in Cash in the ordinary course of business. Any current trade or accounts payable (including wages and related benefits payable to the Debtor's current employees) incurred after the Petition Date by the Estate in the ordinary course of its business will be assumed by the Reorganized Debtor and shall be paid in the ordinary course of the Reorganized Debtor's business. Other Allowed Administrative Claims to the extent not previously paid during the Reorganization Case or not paid in the ordinary course of business will be paid in full either 1) in Cash on the later of the Distribution Date or when such Administrative Claim becomes Allowed (see Article 11.7 of the Plan for the Administrative Claim Bar Date) or
2) upon such other terms as are agreed in writing between the Claimant and the Trustee.

D.   Bank Debt (Class 2).

     Bank Debt, as of the Petition Date, totals approximately $31,512,340.16, as set forth in detail on Exhibit "B" which is attached to the Plan and is incorporated herein. The Trustee believes that all of the Claims set forth on such Exhibit should be Allowed Claims will be paid in full with post-petition interest in Cash at the Distribution Date. Post-petition interest to the Allowed Bank Debt Claims shall be simple interest, without compounding, at the rate of 8.03% per annum from the Petition Date (or such later date as the Claimant actually advanced money to or for the benefit of the Debtor or Estate(17)) to December 5, 1997 and then from December 6, 1997 until the Distribution Date. Class 2 Claimants will have no claim or cause of action of any kind whatsoever against any past or present holder of a Debenture(s).

E.   Trade and Other Debt (Class 3).

     Such Claims (with an estimated Disputed Claim Reserve), as of the Petition Date, total approximately $3,750,000.00, as set forth in detail on Exhibit "C" which is attached to the Plan and is incorporated herein. Claims in this category include all other Claims that are not Administrative Claims or are not included in Classes 1, 2, or 4 through 11. The Trustee believes that all the Claims set forth on Exhibit "C" should be Allowed Claims (except as otherwise set forth on the Exhibit) in the amounts set forth on the Exhibit.
---------------
(17) The Trustee and Caisse National de Credit Agricole ("CNCA") have agreed that CNCA's filed Proof of Claim (No. 79 as amended by No. 246) will be reduced from $2,149,623.96 to $2,107,686.96 and that of such reduced Claim $1,026,293.86 will be paid interest from December 20, 1991 and $1,081,393.10 will be paid interest from September 23, 1992.

Pursuant to the Plan, such Class 3 Allowed Claims will be paid in Cash in full with interest at the simple rate of 5.5% per annum (without compounding) from the Petition Date to the Distribution Date.

F.   Debenture Claims (Class 4).

     Debenture Claims (i.e., Claims for payment of the current holders of the Debtor's 7 3/4% Convertible Subordinated Debentures Due 2009 under an Indenture dated August 15, 1989), at the Petition Date, totaled $63,250,000.00 (principal) plus prepetition interest and miscellaneous costs for a total Claim of $64,750,168.95. Norwest Bank of Minnesota, N.A., is the Indenture Trustee and has timely filed a proof of claim in this amount (Claim No. 146). The Trustee believes that this Claim should be an Allowed Claim. Pursuant to the Plan, such Class 4 Allowed Claim will be paid in Cash in full to the Indenture Trustee who will then make distributions to the current holders of the Debentures. The Class 4 Allowed Claim will also receive interest at the simple rate (without compounding) of 7.32% per annum from the Petition Date to the Distribution Date in Cash.

G.   Prepetition Selling Debenture Claims (Class 5).

     Such Claims (with an estimated Disputed Claim Reserve) total approximately $5,500,000.00, as generally set forth on Exhibit "D" which is attached to the Plan and is incorporated herein. Such Claims are for damages arising from or related to the purchase and sale of the Debenture by the Claimant on or BEFORE the Petition Date. See 11 U.S.C. Section 510(b). The amount of the Claims in this Class are calculated using a single uniform formula for the purpose of determining the Allowed Amount of the Claim (regardless of the amount set forth on the Proof of Claim actually filed by the Claimant). Undisputed Claims in this Class are to be Allowed ONLY in the amount specified on Plan Exhibit

"D".(18)  Specifically, the Allowed Claim shall be in the amount of the
a) price paid by the Claimant to purchase the Debenture (such price shall not include any additional amount paid by the Claimant related to interest which had accrued on the Debenture which was added to the net amount of the purchase price when the Debenture was purchased) less b) the amount received by the Claimant when the Debenture was sold (for purposes of determining the amount received by the Claimant any additional amount received by the Claimant for interest which had accrued on the Debenture shall not be included in calculating the amount received). Reasonable commissions or other miscellaneous charges, if any and only to the extent such were readily determinable from the filed Proof of Claim or the supporting documentation attached thereto, shall be included when calculating the Allowed Claim. Although the Claims in Class 5 are currently contingent and unliquidated (i.e., such Claimants have not to date proven that the Debtor or its Estate is liable to the Claimants in any amounts), the Trustee believes that the Class 5 Claimants may possess valid claims against the Debtor arising from the misconduct of certain Bonneville Insiders and others (as further discussed in
---------------
(18) The Allowed Amount of Claims in Class 5 (i.e., those amounts set forth on Plan Exhibit "D") constitute a settlement pursuant to, INTER ALIA, 11 U.S.C. Section 502(c) of a contingent or unliquidated Claim. Any Claimant in Class 5 who objects to such settlement Claim Estimation Amount must file a written objection with the Bankruptcy Court (and serve a copy on the Trustee) not later than ten (10) days prior to the start of the Confirmation Hearing; failure to timely object to the Estimated Amount of the Claim shall result in the Claimant being deemed to have accepted the Estimated Claim Amount set forth on Plan Exhibit "D" as the Allowed Amount. If such an objection to the Estimated Claim Amount is filed by a Class 5 Claimant, then the Trustee may object to the Claimant's ENTIRE Claim on any basis (i.e., the Trustee may take the position that the Claimant has no Allowed Claim of any kind against the Debtor or its Estate) and the Bankruptcy Court shall subsequently determine, in a contested matter, the allowable amount, if any, of the Claimant's Class 5 Claim; if such objecting Claimant obtains in the contested matter or a settlement thereof an Allowed Claim, then such Allowed Claim will be paid with Plan Common Stock having an estimated value, as determined by the Bankruptcy Court at the Confirmation Hearing, equal to 100% of such Allowed Claim.

this Disclosure Statement); such claims would be for securities, contract, tort or other causes of action. However, since these are contingent and unliquidated Claims which are being estimated, settled and compromised as part of the Plan, Claimants in this Class will have their undisputed Claims Allowed in the amounts set forth in Exhibit "D" and will receive Plan Common Stock having an estimated value, as determined by the Bankruptcy Court at the Confirmation Hearing, equal to 100% of their Allowed Claim (i.e., Class 5 will receive approximately $5,500,000.00 worth of Plan Common Stock). Class 5 Claimants will not receive prepetition or post-petition interest on such Allowed Claims. See Section V of this Disclosure Statement for a discussion concerning the estimated value of the Plan Common Stock and see Section VI, I. of this Disclosure Statement for a discussion of the Reverse Stock Split.

H.   Post-petition Selling Debenture Claims (Class 6).

     Such original Claims (with an estimated Disputed Claim Reserve and as uniformly calculated by the Trustee) total approximately $10,000,000.00, as generally set forth in Column 1 of Exhibit "E" which is attached to the Plan and is incorporated herein. Such Claims are for damages arising from or related to the sale of the Debenture by the Claimant AFTER the Petition Date. See 11 U.S.C. Section 510(b). The amount of Claims in this Class are calculated using a single uniform formula for the purpose of determining the amount of the Claim (regardless of the amount set forth in the Proof of Claim actually filed by the Claimant). Claims in this Class are calculated for Plan purposes ONLY in the amount specified herein (see Column 1 of Plan Exhibit "E"). Specifically, the Claim shall be in the amount of the a) price paid by the Claimant to purchase the Debenture (such price shall not include any additional amount paid by the Claimant related to interest which had accrued on the Debenture which was added to the net amount of the purchase price when the Debenture was purchased except that any additional amount paid by the Claimant related to interest which had accrued on the Debenture on or after by the Claimant to purchase the Debenture) less b) the amount received by the
Claimant when the Debenture was sold (for purposes of determining the amount received by the Claimant any additional amount received by the Claimant for interest which had accrued on the Debenture shall be included in calculating the amount received). Reasonable commissions or other miscellaneous charges, if any and only to the extent such were readily determinable from the filed Proof of Claim or the supporting documentation attached thereto, shall be included when calculating the Claim. Although the Claims in Class 6 are currently contingent and unliquidated (i.e., such Claimants have not to date proven that the Debtor or its Estate is liable to the Claimants in any amounts), like the Prepetition Selling Debenture Claimants (Class 5), the Post-petition Selling Debenture Claimants (Class 6) may also have valid Claims against the Debtor arising from the misconduct of certain Bonneville Insiders and others (as further discussed in this Disclosure Statement); such Claims would be for securities, contract, tort or other causes of action.
Accordingly, like Class 5 Claimants, Class 6 Claimants also possess contingent and unliquidated claims which are being estimated, settled and compromised in the Plan. However, unlike Class 5 Claimants, it is additionally arguable that Class 6 Claimants have no remaining Claim against the Debtor or its Estate because when the post-petition sale of the Debenture occurred each seller arguably transferred (assigned) their entire Claim to the buyer of the Debenture and, therefore, the seller no longer retained any Claim of any kind against the Debtor or its Estate. Concerning this post-petition sale issue, the Trustee does not believe that any Bankruptcy Code provision or any published case resolves this legal question concerning whether such Claimants still possess a Claim or whether such Claim was entirely transferred when the Debenture was sold. To settle and compromise (instead of litigate) all of these issues and the Class 6 Claimants' contingent and unliquidated Claims, the Plan provides that said Class 6 Claimants will have 70% of their undisputed original Claims (such original Claims, as uniformly calculated by the Trustee, being set forth in Column 1 of Plan Exhibit "E") Allowed(19) (Column 2 of Plan Exhibit "E" reflects the Claimants' original Claim, as uniformly calculated by the Trustee, Allowed at the 70% level). Class 6 Claimants will receive Plan Common Stock having an estimated value, as determined by the Bankruptcy Court at the Confirmation Hearing, equal to 70% of their original undisputed Claim (i.e., Class 6 will receive approximately $7,000,000.00 worth of Plan Common Stock). Class 6 Claimants will not receive prepetition or post-petition interest on such Allowed Claims. See Section V of this Disclosure Statement for a discussion concerning the estimated value of the Plan Common Stock and
---------------
(19) The Allowed Amount of the Claims in Class 6 (i.e., those amounts set forth in Column 2 of Plan Exhibit "E") constitute a settlement pursuant to, INTER ALIA, 11 U.S.C. Section 502(c) of a contingent or unliquidated Claim. Any Claimant in Class 6 who objects to such settlement Claim Estimation Amount must file a written objection with the Bankruptcy Court (and serve a copy on the Trustee) not later than ten (10) days prior to the start of the Confirmation Hearing; failure to timely object to the Estimated Amount of the Claim shall result in the Claimant being deemed to have accepted the Estimated Claim Amount set forth in Column 2 of Plan Exhibit "E" as the Allowed Amount. If such an objection to the Estimated Claim Amount is filed by a Class 6 Claimant, then the Trustee may object to the Claimant's ENTIRE Claim on any basis (i.e., the Trustee may take the position that the Claimant has no Allowed Claim of any kind against the Debtor or its estate) and the Bankruptcy Court shall subsequently determine in a contested matter the allowable amount, if any, of the Claimant's Class 6 Claim; if such objecting Claimant obtains in the contested matter or a settlement thereof an Allowed Claim, then such Allowed Claim will be paid with Plan Common Stock having an estimated value, as determined by the Bankruptcy Court at the Confirmation
     Hearing, equal to 100% of such Allowed Claim.

Section VI, I. of this Disclosure Statement for a discussion concerning the Reverse Stock Split.

I.   Limited Partner Claims (Class 7).

     Such original Claims (with an Estimated Disputed Claim Reserve and as uniformly calculated by the Trustee) total approximately $2,900,000.00, as set forth in Column 1 of Exhibit "F" of the Plan. The amount of Claims in this Class 7 are calculated using a single uniform formula (i.e., the original purchase price paid by the Claimant to acquire the Claimants' interest in the limited partnership) for the purpose of determining the amount of the Claim (regardless of the amount set forth in the Proof of Claim actually filed by the Claimant). Claims in Class 7 are for damages arising from or related to the Claimants' investment (purchase of a security) of a limited partnership interest in Magic Valley Hydroelectric Partners Ltd. 1984. See 11 U.S.C.
Section 510(b). HOWEVER, it is not clear whether Claimants in this Class 7 possess any valid or Allowable Claim against the Debtor because a) it is not at all clear whether any valid cause of action exists and b) even if a cause of action did exist it might be barred by legal or equitable doctrines such as the statute of limitations or laches. Any valid cause of action which might exist would include the Debtor's alleged failure to obtain "low-flow" insurance for the Magic Valley hydroelectric project. In early 1992 some of the Claimants may have waived claims against the Debtor and its Estate (in conjunction with a settlement approved by the Bankruptcy Court), but such waivers arguably would not be enforceable because the Claimants may not have known of all the facts concerning the Magic Valley hydroelectric project or the settlement. In any event, the Trustee believes that resolution of these contingent and unliquidated Claims would be expensive and time-consuming, with both the Claimants and those parties-in-interest objecting to the Claims of the Claimants having significant risks of litigation (i.e., risk of losing).

Although the Claims in Class 7 are currently contingent and unliquidated, in order to settle and compromise (instead of litigate) those legal and factual issues regarding such Claims, the Plan provides that said Class 7 Claimants will have twenty-five percent (25%) of their undisputed original Claims (such original Claims, as uniformly calculated by the Trustee, being set forth in Column 1 of Plan Exhibit "F") Allowed(20) (Column 2 of Plan Exhibit "F" reflects the Claimants' original Claims, as uniformly calculated by the Trustee, Allowed at the 25% level). Class 7 Claimants will receive Plan
Common Stock having an estimated value, as set forth in the Plan, equal to 25% of their undisputed original Claim (i.e., Class 7 will receive approximately $725,000.00 worth of Plan Common Stock). Class 7 Claimants will not receive prepetition or post-petition interest on such Allowed Claims. The Plan is not intended to interfere with a) any claims or causes of action possessed by the plaintiffs (or any of them) in the Gordon Action or b) any defenses or other
---------------
(20) The Allowed Amount of the Claims in this Class 7 (i.e., those amounts set forth in Column 2 of Plan Exhibit "F") constitute a settlement pursuant to, INTER ALIA, 11 U.S.C. Section 502(c) of a contingent or unliquidated Claim. Any Claimant in this Class 7 who objects to such settlement Claim Estimation Amount must file a written objection with the Bankruptcy Court (and serve a copy on the Trustee) not later than ten (10) days prior to the start of the Confirmation Hearing; failure to timely object to the Estimated Amount of the Claim shall result in the Claimant being deemed to have accepted the Estimated Claim Amount set forth in Column 2 of Plan Exhibit "F" as the Allowed Amount. If such an objection to the Estimated Claim Amount is filed by a Class 7 Claimant, then the Trustee may object to the Claimants' ENTIRE Claim on any basis (i.e., the Trustee may take the position that the Claimant has no Allowed Claim of any kind against the Debtor or its Estate) and the Bankruptcy Court shall subsequently determine in a contested matter the allowable amount, if any, of the Claimant's Class 7 Claim; if such objecting Claimant obtains in the contested matter or a settlement thereof an Allowed Claim, then such Allowed Claim will be paid as an Allowed Class 9 Section 510(b) Equity Claim.

rights possessed by the defendants (or any of them) in the Gordon Action.(21) See Section V of this Disclosure Statement for a discussion concerning the estimated value of the Plan Common Stock and Section VI, I. of this Disclosure Statement for a discussion concerning the Reverse Stock Split.

J.   Deeply Subordinated Claims (Class 8).

     Such Claims total $8,945,000.00, as set forth on Exhibit "G" which is attached to the Plan and is incorporated herein. Class 8 Claims have been Allowed by the Court but are subordinated to all other Claims pursuant to settlement agreements entered into between the Trustee and the respective Claimants which settlement agreements were approved by the Bankruptcy Court. The Plan provides that said Class 8 Claims will be Allowed and will receive Plan Common Stock having an estimated value, as set forth in the Plan, equal to ten percent (10%) of such Allowed Claims (i.e., Class 8 will receive $894,500.00 worth of Plan Common Stock). Class 8 Claimants will not receive prepetition or post-petition interest on such Claims. See Section V of this Disclosure Statement for a discussion concerning the estimated value of the Plan Common Stock and see Section VI, I. of this Disclosure Statement for a discussion concerning the Reverse Stock Split.

K.   Section 510(b) Equity Claims (Class 9).

     Such Claims (with an estimated Disputed Claim Reserve) total approximately $33,000,000.00, as generally set forth on Exhibit "H" and in Column 3 of
---------------
(21) The "Gordon Action" means that certain litigation pending in the United States District Court for the District of Utah, Case No. 93-C-1046W, entitled JOSEPH GORDON, ET AL. V. CARL T. PETERSON ET. AL.

Exhibit "I" both of which are attached to the Plan and incorporated herein.(22) Class 9 Claims arise from or are related to the purchase or sale of the Existing Common Stock. See 11 U.S.C. Section 510(b). The Trustee believes that the Class 9 Claimants may have valid claims against the Debtor arising from the misconduct of certain Bonneville Insiders and others (as further discussed in this Disclosure Statement); such claims would be for securities, contract, tort or other causes of action. Although most of the Claims in Class 9 are currently contingent and unliquidated(23) (i.e., most of such Claimants have not to date proven that the Debtor or its Estate is liable to the Claimants in any amounts), in order to settle and compromise such Claims the Trustee's Plan provides that the Claims specified on Plan Exhibit "H" and Column 3 of Plan Exhibit "I" are Allowed (unless indicated as "disputed" on said Plan Exhibits) in the amounts set forth on Plan Exhibit "H" and Column 3 of Plan
Exhibit "I".(24)
---------------
(22) With the inclusion of the Class 10 CIGNA Claim, the total Allowed
     Section 510(b) Claims will be approximately $44,000,000.00.

(23) Although most of the Class 9 Claims are contingent and unliquidated, the
     Section 510(b) Equity Claims of the 199 participants in the Debtor's ESOP have been Allowed by the Bankruptcy Court. The Section 510(b) Equity Claims of the ESOP participants total $984,245.37 as reflected on the Plan Exhibit "H". As reflected on Plan Exhibit "I", The Church of Jesus Christ of Latter-Day Saints (the "Church") also possesses an Allowed Class 9 Claim in the sum of $497,144.00 less the value of 42,080 shares of Existing Common Stock which had been purchased prepetition by the Church and not sold.

(24) The Allowed Amount of the Claims in Class 9 (i.e., those amounts set forth on Plan Exhibit "H" and Column 3 of Plan Exhibit "I") constitute a settlement pursuant to, INTER ALIA, 11 U.S.C. Section 502(c) of a contingent or unliquidated Claim. Any Claimant in Class 9 who objects to such settlement Claim Estimation Amount must file a written objection with the Bankruptcy Court (and serve a copy on the Trustee) not later than ten
     (10) days prior to the start of the Confirmation Hearing; failure to timely object to the Estimated Amount of the Claim shall result in the Claimant being deemed to have accepted the Estimated Claim Amount set forth on Plan Exhibit "H" or in Column 3 of Plan Exhibit "I" as the Allowed Amount. If such an objection to the Estimated Claim Amount is filed by a Class 9 Claimant, then the Trustee may object to the Claimant's ENTIRE Claim on any basis (i.e., the Trustee may take the position that the Claimant has no Allowed Claim of any kind against the Debtor or its Estate) and the Bankruptcy Court shall subsequently determine in a contested matter the allowable amount, if any, of the Claimant's Class 9 Claim; if such objecting Claimant obtains in the contested matter or a settlement thereof an Allowed Claim, then the Claimant will receive distributions (Plan Common Stock) based upon such Allowed Claim in accordance with
     Article 4.2(i) of the Plan.

    The amount of Claims in this Class 9 are calculated using a single uniform formula for the purpose of determining the Allowed Amount of the Claim (regardless of the amount of the Claim set forth in the Proof of Claim actually filed by the Claimant). Claims in this Class are to be Allowed ONLY in the undisputed amount specified on Plan Exhibit "H" and in Column 3 of Plan
Exhibit "I". Specifically, the Allowed Claim shall be in the amount of a) the price paid by the Claimant to purchase the Existing Common Stock b) less the amount received by the Claimant when such Existing Common Stock was sold. Reasonable commissions (or other miscellaneous charges) if any and only to the extent such were readily determinable from the filed Proof of Claim or the supporting documentation attached thereto, will be a) added to the purchase price of the subject Existing Common Stock when calculating the price paid by the Claimant to purchase the Existing Common Stock, and b) subtracted from the sales price received by the Claimant when the Existing Common Stock was sold.

     For purposes of calculating the above "amount received by the Claimant when such Existing Common Stock was sold", if the Claimant was the owner of such shares of Existing Common Stock at the time of the filing of its Proof of Claim, then the "amount received" for purposes of determining the Allowed Amount of the Claimants' Class 9 Claim shall be either a) the sales price (after deducting for commissions and other sale costs if such were readily determinable from the sales documentation provided to the Trustee) at which the Claimant sold the subject Existing Common Stock (provided the Claimant has given the Trustee written evidence of such sale before the filing of the Plan) or b) if the Claimant has not so provided the Trustee with written evidence of the sale price (or has not sold the subject stock), then at the per share value of the Plan Common Stock as determined by the Bankruptcy Court at the Confirmation Hearing (i.e., between $1.93 and $2.36 for each share of Existing Common Stock). Plan Exhibit "I" reflects the Allowed (unless listed as disputed) Section 510(b) Equity Claims in Class 9 where the Claimant has not provided the Trustee with written evidence of the sale price of the Existing Common Stock and Plan Exhibit "H" reflects the Allowed (unless listed as disputed) Section 510(b) Equity Claims in Class 9 where the Claimant has provided the Trustee with such written evidence of the sale price of the Existing Common Stock. In light of the estimated value of the Existing Common Stock (i.e., between $1.93 and $2.36 per share), for purposes of Class 9 Claim calculation (i.e., the Claimant's original claim as uniformly calculated by the Trustee as set forth in Column 1 of Plan Exhibit "I", less the estimated value of the Existing Common Stock as will be reflected in Column 2 of Plan
Exhibit "I"), any Class 9 Claimant who purchased its Existing Common Stock for less than the aforesaid estimated value of the Existing Common Stock is Allowed no Class 9 Claim against the Estate and, therefore, in that instance, the Claimant's Class 9 Claim in Column 3 of Plan Exhibit "I" is listed at zero (i.e., such Claimant is not Allowed a Class 9 Claim against the Estate because the Claimant has suffered no damages in that the Claimant paid less to acquire the Existing Common Stock than the current estimated value of such Existing Common Stock).

     All of the Allowed Class 9 Claims (as set forth on Plan Exhibit "H" and Column 3 of Plan Exhibit "I") will be combined with the Class 10 CIGNA Claim and such combined Classes will divide on a Pro Rata basis 11,686,723 shares of

Plan Common Stock. Depending on the value determined by the Bankruptcy Court at the Confirmation Hearing of the Plan Common Stock, the Claimants in Class 9 will each receive, pursuant to the Plan, Plan Common Stock having an estimated value of between approximately 51% and 63% of each Claimant's Allowed Class 9 Claim. See Section V of this Disclosure Statement for a discussion concerning the estimated value of the Plan Common Stock and Section VI, I. of this Disclosure Statement for a discussion concerning the Reverse Stock Split.

L.   CIGNA Claim - Class 10.

     The Allowed CIGNA Claim will be treated as an Allowed Section 510(b) Equity Claim in the amount of eleven million dollars ($11,000,000.00). Said Class 10 CIGNA Claim shall be combined with the Class 9 Allowed Section 510(b) Equity Claims and such combined Classes (9 and 10) will receive 11,686,723 shares of Plan Common Stock to be Pro Rata divided among the Claimants in such Classes. Depending on the value determined by the Bankruptcy Court at the Confirmation Hearing of the Plan Common Stock, the Claimant in Class 10 will receive, pursuant to the Plan, Plan Common Stock having an estimated value of between 51% and 63% of its Allowed $11 million Section 510(b) Equity Claim. See Section V of this Disclosure Statement for a Discussion concerning the estimated value of the Plan Common Stock and see Section VI, I. of this Disclosure Statement for a discussion concerning the Reverse Stock Split.

M.   Equity Interests (Existing Common Stock) (Class 11).

     For a discussion of the current common stock ownership of Bonneville (Class 11 in the Plan), including the Existing Common Stock held by the Trustee, see Section VI, D. of this Disclosure Statement. Pursuant to the

Plan, the Class 11 Interestholders will retain the 11,686,723 shares of Existing Common Stock and the Interestholders' legal, equitable and contractual rights to which such Interest in the Reorganized Debtor entitles the holder of such Interest in the Reorganized Debtor shall be unaltered. As part of the Plan, the 9,476,344 shares of Existing Common Stock held by the Trustee and the 211,933 shares of stock held by the Debtor shall, upon the Effective Date, be delivered to the Reorganized Debtor and canceled. The estimated value of each share of the Existing Common Stock to be retained by the Class 11 Interestholders is the same as the estimated value of each share of Plan Common Stock (i.e., between $1.93 and $2.36 per share); the estimated value of the Plan Common Stock will be determined by the Bankruptcy Court at the Confirmation Hearing. See Section V of this Disclosure Statement for a discussion concerning the estimated value of the Plan Common Stock and see
Section VI, I. of this Disclosure Statement for a discussion concerning the Reverse Stock Split.

N.   Discretionary Notes and Halcyon Payment.

     In order to provide the Estate with sufficient Cash on hand to make all of the Cash payments required pursuant to the Plan, the Trustee negotiated with two (2) of the largest Claimants in Class 4 (Halcyon and CoMac) a provision that if the Trustee (in his discretion) deems it appropriate such Claimants would take promissory notes totaling up to $3.25 million in lieu of a portion of the Cash to which such Claimants would otherwise receive by reason of their Class 4 Claims. Specifically, in lieu of a portion of the Cash distributions to which said Claimants are entitled as set forth in Article 4.2(d) of the Plan, said Claimants agreed, as permitted by Section 1123(a)(4) of the Bankruptcy Code, to accept promissory notes, in the form set forth on Plan Exhibit "I", in equal amounts totaling up to $3.25 million (up to $1,612,500.00 each). It shall be in the Trustee's sole and absolute discretion to determine, at the Distribution Date, whether to pay said Claimants' Class 4 Claims wholly in Cash or to pay said Claimants' Class 4 Claims partly in Cash and partly with the Discretionary Notes (which notes shall collectively total not less than $500,000.00 and not more than $3,250,000.00). If the Trustee does elect to pay said Claimants' Class 4 Claims in part with the Discretionary Notes, then i) Halcyon will receive one of the Discretionary Notes and the Cash to which Halcyon would have otherwise been entitled pursuant to Article 4.2(d) of the Plan will be proportionately reduced and ii) CoMac will receive one of the Discretionary Notes and the Cash to which CoMac would have otherwise been entitled pursuant to Article 4.2(d) of the Plan will be proportionately reduced. The Discretionary Notes, if issued, will be delivered by the Trustee to the Indenture Trustee and the Indenture Trustee will then deliver the Discretionary Notes to Halcyon and CoMac in partial satisfaction of the Cash payment to which Halcyon and CoMac would have otherwise been entitled pursuant to Article 4.2(d) of the Plan. The Discretionary Notes will bear simple interest at the rate of ten percent (10%) per annum from the Distribution Date until they are paid in full. The Discretionary Notes, with all accrued interest thereon, will be payable in full in one lump sum one (1) year after the Distribution Date. The Discretionary Notes may be prepaid, in whole or in part, at any time without penalty, with any payments first being applied to accrued interest and the balance to the reduction of principal. All payments on the Discretionary Notes shall be made by the Reorganized Debtor directly to the holders of the Discretionary Notes. Until the Discretionary Notes are paid in full, the Reorganized Debtor may not incur debt other than trade debt in the ordinary course of business; this limitation applies only to the Reorganized Debtor and does not apply to any of the Reorganized Debtor's Subsidiaries. In addition to all other distributions to which Halcyon is entitled pursuant to the Plan, at the Distribution Date the Trustee shall pay to Halcyon the sum of four hundred thousand dollars ($400,000.00) in Cash as a settlement of Halcyon's Claim, pursuant to its loan documents, for post-petition attorneys' fees. No other Claim by any Claimant in Classes 1 through 11 for post-petition attorneys' fees shall be Allowed .

O. Impaired (Class 5 through 10) and Unimpaired (Class 1 through 4 and 11) Classes.

     Section 1124 of the Bankruptcy Code defines when a class of claims or interests is impaired. Section 1124 was amended in 1994, but such amendments are not applicable to the Debtor's Reorganization Case. Pursuant to
Section 1124(3), the Plan treats Classes 1 through 4 as unimpaired because Claimants in such Classes will receive, pursuant to the Plan, Cash at the Effective Date in the full amount of each Claimant's Allowed Claim. Pursuant to Section 1124(1), Class 11 is not impaired as each Interestholder is retaining its Existing Common Stock and the Interestholders' legal, equitable and contractual rights to which such Interest in the Reorganized Debtor entitles the holder of such Interest in the Reorganized Debtor is unaltered by the Plan. Classes 5 through 10 are impaired by the Plan as their respective Claims are not being paid in full in Cash.

              V.  ESTIMATED VALUATION OF PLAN COMMON STOCK

    As set forth in Section III of this Disclosure Statement, the estimated value of Bonneville's assets (as of December 31, 1997) is approximately $219,984,326.00. In order to pay Classes 1 through 4 (sometimes herein referred to as the "Senior Claimants") as set forth in the Plan (as of

December 31, 1997),(25) the Trustee estimates that $145,745,161.00 in Cash (or Discretionary Notes) distributions will be made to the Senior Claimants as follows:

          Type of Payment                                      Approximate
                                                                 Amount

Class 1 (Other Priority Claims)                                        $4,366

Class 2 (Bank Debt Claims)                                         31,512,340

Class 3 (Trade and Other Claims)                                    3,750,000

Class 4 (Current Debenture Claims)                                 64,750,169

Post-petition Interest to December 31, 1997 and Halcyon
Payment (see footnote 25)                                          45,728,286

Total Payments to Senior Claimants                               $145,745,161

After all distributions to the Senior Claimants in Classes 1 through 4, BUT BEFORE PAYMENT OF ALLOWED ADMINISTRATIVE CLAIMS, the remaining net worth of the Debtor (assets estimated of $219,984,326.00 less distributions to Senior Claimants estimated at $145,745,161.00) is approximately $74,239,165.00.
---------------
(25) Although the Plan will not be considered for confirmation until well after the December 31, 1997 date used by the Trustee in calculating the current Cash held by the Estate (see Section III of this Disclosure Statement) and the amounts of Cash which will be distributed to the Senior Claimants pursuant to the Plan (see above, even though such Senior Claimants will receive interest through the Distribution Date), the Trustee anticipates that the Cash held by the Estate as of December 31, 1997 (approximately $150 million) will earn interest (at a rate estimated to average in excess of 5% per annum) on and after January 1, 1998 in approximately the same amount as the interest on the Senior Claimants' (Classes 1 through 4)
     $100 million in prepetition Claims will accrue interest on and after January 1, 1998 since the "blended rate" of interest payable on the Senior Claimants' $100 million in prepetition Claims as set forth in the Plan is approximately 7.50% per annum. Hence, since the interest to be earned by the Estate after January 1, 1998 should be approximately the same as the interest to be paid to Senior Claimants after January 1, 1998, the figures set off one another and, therefore, no adjustment in the figures used in this Section V needs to be made due to the interest to be earned by or to be paid by the Estate for period after January 1, 1998.

     In order to pay Classes 5 through 8 as provided in this Plan, of the remaining approximately $74,239,165.00 available after paying Classes 1 through 4, approximately $14,119,500.00 worth of Plan Common Stock must be paid to Classes 5 through 8 which figure is calculated as follows:

     Class (and its Plan Distribution)       Approximate Value of the Plan
                                             Common Stock to be Distributed

Class 5 (100% of Allowed Claim)                               $  5,500,000.00

Class 6 (70% of Original Claim)                                  7,000,000.00

Class 7 (25% of Original Claim)                                    725,000.00

Class 8 (10% of Allowed Claim)                                     894,500.00

Total Estimated Value of Plan Common Stock to
Classes 5 through 8                                            $14,119,500.00

     Concerning unpaid Administrative Claims, as discussed in Section IV, C. of this Disclosure Statement, the Trustee currently estimates that such Administrative Claims (through the Effective Date) could be as low as five million dollars ($5,000,000.00) (hereafter the "Low Range") or as high as fifteen million dollars ($15,000,000.00) (hereafter the "High Range").(26)
In order to set the estimated value of the Plan Common Stock for purposes of the Plan, the Bankruptcy Court will have to estimate, at the Confirmation
----------------
(26) This estimate should be revised downwards as the Estate pays Administrative Claims, particularly professional fees. For example, see footnote 15 herein. However, the estimate could also have to be revised upwards if the Estate were to incur additional post-petition tax liabilities as generally discussed in Section IV,C.2. of this Disclosure Statement or if the Estate incurs unanticipated additional costs in connection with the Trustee's efforts to confirm this Plan.

Hearing, the amount of the Administrative Claims that will be paid by the Estate.

     If the Administrative Claims are estimated by the Bankruptcy Court at the Low Range ($5 million), then the estimated value of the Plan Common Stock would be approximately $2.36 per share and, therefore, Classes 5 through 8 would receive approximately 5.98 million shares of Plan Common Stock before the Reverse Stock Split. In explanation, if Allowed Administrative Claims total
$5 million, then the Estate, after payment of such Administrative Claims and Classes 1 through 4, would have a remaining value of approximately $69,239,165.00 to be divided among Classes 5 through 11; therefore, Classes 5 through 8 would receive approximately 5.98 million shares of Plan Common Stock (the approximately $14,119,500.00 payable to Classes 5 through 8 divided by approximately $2.36 per share), Classes 9 and 10 would receive 11,686,723 of Plan Common Stock and Class 11 would retain its 11,686,723 shares of Existing Common Stock, for a total of approximately 29.35 million shares of issued common stock of the Reorganized Debtor(27) (after the Reverse Stock Split there would be approximately 7.34 million shares of issued common stock in the Reorganized Debtor).

     If the Administrative Claims are estimated by the Bankruptcy Court at the High Range ($15 million), then the estimated value of the Plan Common Stock would be approximately $1.93 per share and, therefore, Classes 5 through 8 would receive approximately 7.32 million shares of Plan Common Stock before the Reverse Stock Split. In explanation, if Allowed Administrative Claims
---------------
(27) Bonneville's existing corporate documents authorize it to issue up to fifty million (50,000,000) shares of its common stock.

total $15 million, then the Estate, after payment of such Administrative Claims and Classes 1 through 4, would have a remaining value of $59,239,165.00 to be divided among Classes 5 through 11; therefore, Classes 5 through 8 would receive approximately 7.32 million shares of Plan Common Stock (approximately $14,119,500.00 divided by approximately $1.93 per share), Classes 9 and 10 would receive 11,686,723 of Plan Common Stock and Class 11 would retain its 11,686,723 shares of Existing Common Stock, for a total of approximately 30.69 million shares of issued common stock of the Reorganized Debtor(27) (after the Reverse Stock Split there would be approximately 7.67 million shares of issued common stock in the Reorganized Debtor).

     The following table summarizes the various estimated calculations (as set forth above in this Section V) which form the basis for the estimate of the value of the Plan Common Stock as set forth in this Disclosure Statement; the value of the Plan Common Stock will be established by the Bankruptcy Court at the Confirmation Hearing.

   LOW RANGE                                                      HIGH RANGE
(Administrative                                                (Administrative
    Claims)                                                        Claims)
$219,984,326     Total estimated assets (Section III of this   $219,984,326
                 Disclosure Statement)

($145,745,161)   Less estimated Plan distributions to Classes  ($145,745,161)
                 1 through 4

$74,239,165      Remaining balance of assets after estimated   $74,239,165
                 Plan distributions to Classes 1 through 4

($5,000,000)     Less estimated amount for payment for         ($15,000,000)
(Low Range)      Administrative Claims                         (High Range)

($14,119,500)    Less estimated Plan distributions (Plan       ($14,119,500)
                 Common Stock) for payment to Classes 5
                 through 8

$55,119,665      Remaining balance of assets available for     $45,119,665
                 Classes 9, 10 and 11 after estimated Plan
                 distributions to Administrative Claimants
                 and Classes 1 through 8


$2.36 per share  Remaining balance of assets divided by        $1.93 per share
                 23,373,446 shares of stock (11,686,723
                 shares of Plan Common Stock to Classes 9
                 and 10 and 11,686,723 shares of Existing
                 Common Stock retained by Class 11)

63%              Approximate percentage return to Classes 9    51%
                 and 10 (11,686,723 shares of Plan Common
                 Stock times above per share stock price
                 divided by $44 million in estimated Allowed
                 Claims in Classes 9 and 10)

5.98 million     Approximate number of shares of Plan Common   7.32 million
shares           Stock issued to Classes 5 through 8 at above  shares
                 per share price (to satisfy $14,119,500 in
                 distributions)

29.35 million    Approximate total number of shares of common  30.69 million
shares           stock in the Reorganized Debtor before the    shares
                 Reverse Stock Split (above number of shares
                 for Classes 5 through 8 plus 11,686,723
                 shares to Classes 9 and 10 and 11,686,723
                 shares retained by Class 11 (after the
                 Reverse Stock Split the number of shares of
                 common stock in the Reorganized Debtor would
                 be reduced by 75%)

     IT IS POSSIBLE THAT THE BANKRUPTCY COURT WILL ESTIMATE, AT THE CONFIRMATION HEARING, THE ALLOWED ADMINISTRATIVE CLAIMS AT SOMEWHERE IN BETWEEN THE LOW RANGE ($5 MILLION) ANT THE HIGH RANGE ($15 MILLION). In that event, the number of shares of Plan Common Stock to be issued to Classes 5 through 8 in order to satisfy the approximately $14,119,500.00 worth of value (in the form of Plan Common Stock) to be distributed to such Classes will be adjusted accordingly (with the range being from approximately 5.98 million shares to 7.32 million shares before the Reverse Stock Split) and, THEREFORE, THE ESTIMATED VALUE OF THE PLAN COMMON STOCK WILL ALSO BE ADJUSTED ACCORDINGLY (with the range being from approximately $1.93 per share to $2.36 per share).

     Neither the Trustee, his Professionals, the Estate, the Debtor, current management, nor the Reorganized Debtor know at what price the Reorganized Debtor's common stock (i.e., both the Existing and the Plan Common Stock after the Reverse Stock Split) will trade if the Reorganized Debtor's common stock trades on a publicly recognized market. The values used herein (except for Cash) are estimates only and are included herein only for purposes of the Plan and are not an indication of the stock market value of the Debtor (or the Reorganized Debtor), either currently or subsequent to the Confirmation of the Plan. Neither the Trustee, his Professionals, the Estate, the Debtor, current management, nor the Reorganized Debtor make any representation or warranty of any kind whatsoever, express or implied, regarding the value of the Plan Common Stock issued under the Plan. While the Trustee and the Reorganized Debtor will exercise reasonable efforts to attempt to list the Reorganized Debtor's common stock on the NASDAQ National Market System or the NASDAQ Small Cap Market, there can be no assurance that the Reorganized Debtor's common stock will actually trade or, if the Reorganized Debtor's common stock does trade, that it will trade at or near a price equal to the levels estimated herein.(28)

     In order to facilitate the trading of the common stock of the Reorganized Debtor, as soon as practicable (as determined by the Trustee) after the Effective Date there will be a Reverse Stock Split so that for every four (4) shares of Existing Common Stock or Plan Common Stock there will be one (1) share of common stock in the Reorganized Debtor. For a discussion of the Reverse Stock Split and the minimum stock prices required for listing by NASDAQ, see Section VI, I. of this Disclosure Statement.

              VI.  FURTHER DISCUSSION OF THE TERMS OF THE PLAN

A.   Further Discussion Concerning Current Debenture Claims (Class 4).

     Class 4 (Current Debenture Claims) is owed, as of the Petition Date, $64,750,168.95 as specified in the Proof of Claim (No. 146) filed by the Indenture Trustee (Norwest Bank of Minnesota, N.A.). This Claim will be paid in full in Cash. Pursuant to Article 4.3(c) of the Plan, this Allowed
---------------
(28) The valuation of any equity securities such as the Plan Common Stock is subject to uncertainties and contingencies, all of which are difficult to predict. Actual market prices of the Reorganized Debtor's common stock following the Distribution Date (and after the Reverse Stock Split) will depend upon, among other things, the prices at which shares of companies in the same or similar lines of business then trade relative to the earnings of those companies, conditions in the financial markets, the anticipated initial securities-holding period of creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of the Reorganized Debtor's common stock (after the Reverse Stock Split) may also be affected by the Debtor's history in Chapter 11 and/or by other factors not possible to predict. Accordingly, the value established by the Bankruptcy Court at the Confirmation Hearing for the Plan Common Stock does not purport to be an estimate of the post-reorganization market trading value of the Reorganized Debtor's common stock after the Reverse Stock Split. Such trading value (after the Reverse Stock Split) may be materially different from the value discussed herein or that established by the Bankruptcy Court at the Confirmation Hearing.

Class 4 Claim will also receive post-petition interest from the Petition Date to the Distribution Date at the simple rate (without compounding) of 7.32% per annum. Also see Article 4.4 of the Plan and Section VI, N. of this Disclosure Statement.

     The Indenture Trustee will be responsible for ascertaining the Persons entitled to receive the Cash being distributed to the Indenture Trustee for the benefit of the holders of the Debentures entitled to receive payment in respect to their Allowed Debenture Claim as provided in the Plan. Specifically, the Indenture Trustee's Claim will be paid to the Indenture Trustee as set forth in the Plan; no distributions shall be made by the Estate, the Trustee or the Reorganized Debtor directly to the holders of the Debenture Claims deemed to be entitled to payment in respect of their Allowed Debenture Claims and Confirmation of the Plan will disallow the Claim of any holders (to the extent the Bankruptcy Court has not previously disallowed such Claims of the beneficial holders). All Allowed post-petition fees and/or costs of the Indenture Trustee shall be paid as an Administrative Claim subject to the application by the Indenture Trustee to the Bankruptcy Court and Allowance of any such Administrative Claim by the Bankruptcy Court after notice and hearing. All prepetition unpaid fees and/or costs of the Indenture Trustee as set forth in Claim No. 146, with interest thereon as provided in Article 4.3(c) of the Plan, shall be paid to the Indenture Trustee out of the distributions made to the Indenture Trustee pursuant to Article 4.2(d) and pursuant to Article 4.3(c) of the Plan.

     While the Debentures are arguably contractually subordinated to payment of Class 2 Bank Debt, since Bank Debt is being paid in full with post-petition interest (see Article 4.3(b) of the Plan), this subordination provision is not relevant. Even if such subordination provision were an issue, it is the

Trustee's belief that the Debentures would probably not be subordinated to the post-petition interest allegedly owed on the Bank Debt because of the judicially recognized doctrine known as the "Rule of Explicitness". In any event, since Claims in Class 2 are being paid in full with post-petition interest, the Plan, at Article 4.2(b), provides that Claimants in Class 2 will have no claim or causes of action against the Indenture Trustee or any other Creditors (relating to the Bank Debt), including Claimants in Classes 4, 5 and 6.

     The Debentures were convertible into the common stock of the Debtor at a conversion price of approximately $11.59 per share of Existing Common Stock. Since the value of the Existing Common Stock is far less than this conversion price, the conversion feature of the Debentures has no value. The conversion feature (option) will terminate upon Confirmation of the Plan.

B.   Further Discussion Concerning Deeply Subordinated Claims (Class 8).

     Such Claims, which total $8,945,000.00, are subordinated to all other Claims pursuant to settlement agreements entered into between the Trustee and the respective Claimants which agreements were approved by the Bankruptcy Court. For example, the 1994 Settlement Agreement between the Trustee and Fuji Bank provided:

     The [Fuji] Bank shall be allowed an unsecured claim in the amount of Four Million Dollars ($4,000,000.00) which claim is subordinated and inferior in payment priority to all other claims against the estate of any kind whatsoever, including, but not limited to, late filed claims, subordinated debenture holder claims, equity claims, claims of equity holders or subordinated debenture holders who have sold their stocks or bonds and claims which have been subordinated pursuant to 11 U.S.C. Section 510(b). The claim of the Bank provided for in this paragraph shall be in parity with other claims subordinated by stipulation by the claimant and the Trustee in a manner similar to the claim of the Bank.

The Fuji Bank Claim has now been assigned.

     Although the Class 8 Claims are inferior to all other Claims against the Estate, an argument can be made that the Class 8 Claims are superior to, or on parity with, current equity interests (Class 11). However, in order to compromise and settle such issue (instead of litigate), the Plan provides that said Class 8 Claims will receive Plan Common Stock having an estimated value, as set forth in the Plan, equal to ten percent (10%) of such Allowed Claims (i.e., Class 8 Claimants will receive $894,500.00 worth of Plan Common Stock) to be Pro Rata divided among the Class 8 Claimants.

C.   CIGNA Claim (Class 10).

     The CIGNA Claim (which has now been assigned to a joint venture consisting of Wellhead Electric Co. Inc. and Frank Klepetko) arose from the Debtor's involvement in a gas fired power plant located in Lehi, Utah. CIGNA's original Claim was Claim No. 136 in the amount of $11,517,569.45. In the December 20, 1993 Settlement Agreement between the Trustee and CIGNA (which was approved by the Bankruptcy Court on February 1, 1994) the parties agreed that CIGNA would have an Allowed Claim as set forth in paragraph 3 of the Settlement Agreement which provided as follows:

     CIGNA shall be allowed an unsecured claim in the amount of ten million dollars ($10,000,000.00) which claim is subordinated and inferior in payment priority to (except as otherwise specified in the following sentence) all other general unsecured claims against the estate including, but not limited to, late filed claims, subordinated debenture holder claims and those creditors having claims arising from the purchase or sale of such subordinated debentures. Provided, however, the claim of CIGNA as specified in this paragraph shall be on parity with equity claims and the creditors having claims arising from the purchase or sale of common stock.

As set forth in the above language, it was the Trustee's intent that the CIGNA Claim be on parity with Section 510(b) Equity Claims; therefore, the CIGNA Claim is combined, for distribution purposes, with the Class 9 Section 510(b) Equity Claims.

     However, the past and current holders of the CIGNA Claim have asserted, based upon a number of arguments,(29) that the CIGNA Claim should not be classified with Class 9 Section 510(b) Equity Claims because of the unique nature in which such Claim arose; i.e., the holders of the CIGNA Claim argue that the CIGNA Claim is different from the Class 9 Claims and, therefore, the CIGNA Claim is entitled to additional distributions from the Estate. In order to settle and compromise this dispute (as well as to settle and compromise the current holder of the CIGNA Claim asserted "substantial contribution" Claim and other Claims), the Trustee and such current holder of the CIGNA Claim have agreed (in the December 31, 1997 Conditional Letter Agreement) that the CIGNA Claim would be treated as an eleven million dollar ($11,000,000.00) Allowed Claim and then combined with the Class 9 Section 510(b) Equity Claims for Plan distribution purposes in accordance with Article 4.2 of the Plan.

D.   Equity Interests (Existing Common Stock) (Class 11).

     As of the Petition Date the Trustee estimates that there were approximately 21,375,000 shares of issued Existing Common Stock, of which 211,933 shares were held by the Debtor as treasury stock. During the Trustee's tenure he has reached various settlements which have resulted in a net of
---------------
(29) The past and current holders of the CIGNA Claim argued, among other things, that the December 20, 1993 settlement between the Trustee and CIGNA did not subordinate the CIGNA Claim to post-petition interest Claims of Senior Creditors and, therefore, a hybrid of the "Rule of Explicitness" prevented the CIGNA Claim from being so subordinated.

9,476,344 shares being transferred to the Trustee. Such transferred shares were received by the Trustee from the following:

           TRANSFEROR                 NUMBER OF SHARES

         Portland General                    7,842,067

         L. Wynn Johnson                       493,766

         Robert Wood                           444,265

         Raymond Hixson                        273,987

         Deedee Corradini                      205,366

         Westinghouse                          190,000

         Robert Pratt                          101,733

         Jack Dunlop                               160

         TOTAL                               9,551,344


Seventy-five thousand (75,000) shares of stock received by the Trustee were used, with Bankruptcy Court approval, in 1997 to remedy a stock imbalance created by Jack Dunlop (an insider of Bonneville) relating to a 75,000 share "lost" stock certificate which was in fact not lost; accordingly, the net shares received by the Trustee currently total 9,476,344. As part of the settlement and compromise reflected in the Plan, all of the treasury stock and all of the remaining stock held by the Trustee will be canceled on the Effective Date, therefore, leaving 11,686,723 of remaining Existing Common Stock before the Reverse Stock Split.

     Portland General owns two million (2,000,000) shares of Existing Common Stock pursuant to the September 9, 1996 Settlement Agreement between the Trustee and Portland General, which Settlement Agreement was approved by the Bankruptcy Court. Pursuant to such Settlement Agreement (paragraph 2),

Portland General has agreed to cooperate with the Trustee in the reorganization of Bonneville. The Settlement Agreement also provides for certain restrictions on Portland General's ability to transfer its shares.

     On April 22, 1997 investment partnerships affiliated with Wexford Management LLC announced that they had filed a Schedule 13D with the Securities and Exchange Commission reflecting that such partnerships had acquired
752,500 shares of the Debtor at a total cost of $602,592.00.

     In October of 1997 persons or entities affiliated with C. Derek Anderson and Plantagenet filed a Schedule 13D with the United States Securities and Exchange Commission reflecting that such persons or entities had acquired 586,300 shares at a total cost of approximately $768,000.00. On or about
March 25, 1998 the Schedule 13D was amended to reflect additional shares purchased by the Plantagenet entities. According to the amended Schedule 13D, it appears that as of approximately March 20, 1998 C. Derek Anderson, Patricia Love Anderson, John Zappettini, Anderson Capital Management Inc., Plantagenet Capital Management, L.L.C., Plantagenet Capital Partners, L.P., and Plantagenet Capital Funds, L.P. collectively own 912,300 shares of the Existing Common Stock which the Trustee estimates was acquired for a total purchase price of $1,352,719.60. In the Schedule 13D filed by the Anderson/Plantagenet persons or entities, such persons or entities calculate their percentage ownership interest in Bonneville based upon 11.6 million shares of Existing Common Stock instead of the higher number of shares of Existing Common Stock discussed in the first paragraph of this Section VI, D. of this Disclosure Statement.

E.   Post-Petition Interest (Classes 1, 2, 3 and 4).

     Senior creditors (i.e., those in Classes 2, 3 and 4) have argued that
a) Bank (Class 2) and Trade (Class 3) debt should receive post-petition interest at the "default" rate specified in their various agreements with the Debtor (such rates would likely range from 9% to 18% or more) and b) the Debenture Claimants should receive interest at the 7 3/4% rate set forth in the Debenture compounded semiannually from August 15, 1991 (the date of the last interest payment by the Debtor on the Debentures; with such compounding the effective yield on the Debenture would be approximately 9.4% per annum if calculated as simple interest). At a minimum, the senior creditors argue that they are entitled to post-petition interest at their respective contract (non-default) rate; such non-default contract rates would be on average more than 8% per annum on the Bank Debt, 7 3/4% per annum on the Debentures and various different per annum rates on the Trade Debt.

     Some junior creditors or equity holders (particularly those in Classes 9, 10 and 11) have argued, using various theories (e.g., their various interpretations of Section 510(b), Section 726(a)(5), the "Rule of Explicitness", NEW VALLEY, 168 B.R. 73, etc.), that senior creditors should receive little, if any, post-petition interest or that such interest should be paid only when the Estate allegedly became "solvent" by reason of litigation recoveries.(30) An adversary proceeding, ANDERSON V. HALCYON, A.P.
No. 97PA-2396, wherein an Interestholder, C. Derek Anderson, filed a declaratory complaint against Halcyon seeking a declaration limiting the amount of post-petition interest to be paid to senior creditors, was dismissed without prejudice on or about March 30, 1998 (with the order entered on
---------------
(30) If all Claims in Classes 1 through 10 were fully Allowed and were entitled to receive post-petition interest at the Federal Judgement Rate or some other reasonable rate from the Petition Date, then the Debtor's estate would NOT be solvent.

April 15, 1998) with the Bankruptcy Court ruling that the post-petition interest rate issue would be considered in the Plan confirmation process.

     The Trustee and some of his Professionals have researched this post-petition interest issue and have carefully considered the arguments made by both the junior and senior creditors. The Debtor's reorganization proceeding presents an unusual set of facts; i.e., it is unusual for a debtor such as Bonneville, that was to a large degree an instrument used by certain Insiders to improperly raise money from the public in the form of equity and to incur large (and unpayable) debts to financial institutions and the holders of the Debentures, to now have enough assets (the majority of which were generated through litigation settlements) to not only pay "senior" creditors in full, but also to be able to make distributions to subordinated Claims such as those in Classes 5 through 10 and permit Interestholders (Class 11) to retain their interest in Bonneville.

     The Trustee believes under the unique factual circumstances and equities of Bonneville's Chapter 11 case that it is appropriate that some interest be paid to senior unsecured creditors because to do otherwise would result in the illogical conclusion that senior creditors would receive substantially less in this six year old Chapter 11 case than they would receive if the Chapter 11 case were converted to one under Chapter 7. CF. 11 U.S.C. Sections 726(a)(5) and 1129(a)(7). In order to Confirm the Plan, the Bankruptcy Court must find that the Plan is proposed in good faith. 11 U.S.C. Section 1129(a)(3). Good faith is not defined in the Bankruptcy Code. It is generally held that a plan is proposed in good faith if there is a reasonable likelihood that the plan will achieve a result consistent with the objectives and purpose of the Bankruptcy Code. A further refinement of the test for whether a plan is proposed in good faith is found in the notion that the plan must provide for fundamental fairness in dealing with creditors.

     One of the alternatives considered by the Trustee for payment of post-petition interest to the senior creditors issue was to pay interest at the Federal Judgment Rate proscribed by 28 U.S.C. Section 1961. The Federal Judgment Rate on the Petition Date (December 5, 1991) was 4.98% per annum, compounded annually. With this annual compounding the effective rates of interest (if interest to senior creditors were calculated on the Federal Judgment Rate and if distributions from the Estate were delayed for years while the competing groups of creditors and/or Interestholders litigated with one another over the post-petition interest issue) would be approximately as follows:

         Period Starting          Approximate Effective Rate of Interest for
                                           the Subject Year Period

         December 5, 1991                            4.98%

         December 5, 1992                            5.23%

         December 5, 1993                            5.49%

         December 5, 1994                            5.76%

         December 5, 1995                            6.05%

         December 5, 1996                            6.35%

         December 5, 1997                            6.67%

         December 5, 1998                            7.00%

         December 5, 1999                            7.35%

         December 5, 2000                            7.71%

         December 5, 2001                            8.10%

         December 5, 2002                            8.50%

     After considering the arguments of all parties, after studying the Bankruptcy Code (and its predecessor) and the case law, and after lengthy negotiations with certain Creditors which resulted in the December 31, 1997 Conditional Letter Agreement, the Trustee, in good faith, believes that the most fair and equitable manner in which to deal with the post-petition interest issue is to pay limited interest to the senior classes (Class 1 through 4)
from the Petition Date (or at such later date as the Creditor actually advanced funds to or for the benefit of Bonneville) to the Distribution Date, at the compromise interest rates set forth in Article 4.3 of the Plan. While the rates of interest to be paid to the senior creditors as set forth in the Plan are for some Classes higher than the presently applicable Federal Judgment Rate, the rates for all the senior creditors are lower than the non-default contract rates and are significantly lower than the default or compound rates originally proposed by the senior creditors. The Trustee believes that this treatment of the post-petition interest issue is in the best interest of the Estate, its Creditors and its Interestholders because such resolution complies with the good faith requirement of Section 1129(a)(3),(31) is reasonable in light of the law on this issue and, if the Plan is confirmed, would facilitate the Debtor quickly emerging from bankruptcy rather than having the Debtor
---------------
(31) See IN RE NEW VALLEY, 168 B.R. 73, 80-81 (Bankr., D.N.J. 1994).  The
     Trustee believes it is appropriate to pay post-petition interest to senior creditors because, in addition to the other reasons stated herein, the senior Claimants may have a valid right to such interest and there is no principled purpose served, especially in light of the objectives and purposes of the Bankruptcy Code, to transfer value from senior creditors, who have waited more than six (6) years to be paid, to equity holders.
     CF. 11 U.S.C. Sections 726(a)(5) and 1129(a)(7). Further, a determination that post-petition interest must be paid to impaired creditors (i.e., creditors receiving 99% of their claim in cash and 1% of their claim in stock) but not to unimpaired creditors (i.e., creditors receiving 100% of their claim in cash may be illogical, unfair, contrary to the rules of statutory interpretation, and inconsistent with the objectives and purposes of the Bankruptcy Code.

continue in a bankruptcy proceeding (for perhaps several years) while competing parties litigate (and then appeal) the issue.

     The Trustee has reflected on Bonneville's books and intends to reflect in Bonneville's corporate income tax returns for the year ended December 31, 1997 the Estate's post-petition interest liability as set forth in Article 4.3 of the Plan. If it were to be subsequently determined that the Estate is not obligated to pay post-petition interest as generally set forth in the Plan or if the Internal Revenue Service were to successfully contest the Estate's treatment of this post-petition interest issue, then it is likely that the Estate would have a material tax liability for calendar year 1997 well in excess of the Trustee's current estimate of such liability.

F.   Consistent Claim Calculation.

     The provisions of the Plan for Classes 5, 6, 7 and 9 specifies the manner (method) in which each Claim is to be estimated and calculated. Specifically, the amount of claims in each Class are calculated using a single, uniform formula for the purpose of determining the amount of each Claim (regardless of the amount set forth on the Proof of Claim actually filed by the Claimant). These provisions of the Plan were included by the Trustee in order to
a) provide to the extent reasonably possible that each Claimant in a particular Class would have its Claim calculated in a manner consistent with all other Claims in that Class and b) to save the Estate the tens of thousands of dollars (if not more) in administrative costs which would be incident to the Trustee objecting to hundreds of claims simply on the ground that the Claimants had not used a consistent methodology in calculating their Claims. As set forth in the Plan and the order of the Bankruptcy Court approving this Disclosure Statement (see Exhibit 4 attached hereto), ANY CLAIMANT OBJECTING TO SUCH METHOD OF CLAIM

CALCULATION MUST OBJECT, IN WRITING, AT LEAST TEN (10) DAYS PRIOR TO THE START OF THE CONFIRMATION HEARING, IN WHICH EVENT THE TRUSTEE MAY OBJECT TO THE CLAIMANT'S ENTIRE CLAIM ON ANY BASIS AND THE MATTER WILL THEN BE ADJUDICATED
BY THE BANKRUPTCY COURT; i.e., if one or more Claimant in Classes 5, 6, 7 or 9 disputes the Amount of its Allowed Claims as compromised and settled by the Trustee as set forth in the Plan, then each such Claimant must object, in writing, at least ten (10) days prior to the start of the Confirmation Hearing, to such compromised Allowed Claim in which event the Trustee may object to the Claimant's entire Claim and take the position that the Claimant has no allowable Claim of any kind against the Debtor or its Estate (also see footnotes 18, 19, 20 and 24 of this Disclosure Statement).

G.   Subordination of Classes 5, 6, 7, 8, 9 and 10.

     Pursuant to the provisions of 11 U.S.C. Section 510(b), Claimants in Classes 5, 6, 7, 8, 9 and 10 are likely subordinated, for distribution purposes, to Classes 2, 3 and 4. Specifically, 11 U.S.C. Section 510(b) provides:

     For the purpose of distribution under this title, a claim arising from rescission of a purchase or sale of a security of the debtor or of an affiliate of the debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 on account of such a claim, shall be subordinated to all claims or interests that are senior to or equal the claim or interest represented by such security, except that if such security is common stock, such claim has the same priority as common stock.

Accordingly, Classes 5 through 10 do not receive as favorable treatment under the Plan as do unsecured Creditors in Classes 1 through 4 who are not subject to the subordination mandate of 11 U.S.C. Section 510(b). The Plan provides, however, that Classes 1 through 4 waive further enforcement of such subordination provisions in exchange for their treatment under the Plan.

H.   Division Between Classes 9, 10 and 11.

     While 11 U.S.C. Section 510(b) provides that "For purposes of distribution under this title . . . (Class 9 and 10 Claims have) the same priority as common stock", the Bankruptcy Code does not clearly specify how the remaining value of the Debtor (after paying Classes 1 through 8) is to be divided between the Class 9 and 10 Claimants and the Class 11 Equity Interests. To the best of the Trustee's knowledge no reported case decision has even discussed, let alone decided, this issue.

     In any event, the Plan provides that in order to provide Classes 9 and 10 with the same priority as the Interestholders, Classes 9 and 10 will receive and on a Pro Rata basis will divide 11,686,723 of Plan Common Stock in satisfaction of their approximately $44 million in Claims against the Estate. Accordingly, Classes 9 and 10 will hold the same number of shares in the Reorganized Debtor as do the Interestholders (Class 11). The Trustee believes that such a division among Classes 9, 10 and 11 is fair and equitable, is consistent with the literal reading of 11 U.S.C. Section 510(b), and is in the best interest of the Estate, its Creditors and its Interestholders. As soon as practicable after the Effective Date, the Reverse Stock Split (see below) will occur.

I.   Reverse Stock Split.

     As discussed in Section V of this Disclosure Statement, the estimated value of the Plan Common Stock, which value will be established by the Bankruptcy Court at the Confirmation Hearing, is estimated to be between $1.93 and $2.36 per share. The Trustee believes that in order to facilitate the trading of the Reorganized Debtor's common stock (which includes both the Existing and Plan Common Stock) on the NASDAQ National Market System or the NASDAQ Small Capitalization Market, the per share value of the Reorganized Debtor's common stock should be increased by having a one (1) for four (4)

Reverse Stock Split.   In explanation, by reducing the number of issued shares
in the Reorganized Debtor by seventy-five percent (75%), the perceived value of such remaining shares (after the Reverse Stock Split) should be correspondingly increased thus resulting in the remaining shares (after the Reverse Stock Split) potentially trading at a price which should be in excess of the per share minimum price required by NASDAQ.

     Specifically, the Existing Common Stock of the Debtor is currently traded on a limited basis on the "Over-the-Counter" Market and quoted in the National Quotation Bureau's Pink Sheets. The Trustee believes that it will be in the best interest of the holders of the Reorganized Debtor's common stock to have the common stock of the Reorganized Debtor traded on either the NASDAQ National Market System or the NASDAQ Small Cap Market. In order to meet the initial listing requirements for the NASDAQ National Market System, the Reorganized Debtor must have a minimum bid price for its common stock of $5.00 per share. In order to meet the initial listing requirements for the NASDAQ Small Cap Market, the Reorganized Debtor must have a minimum bid price of $4.00 per share for its common stock. Accordingly, it is anticipated that the Reverse Stock Split will result in the common stock of the Reorganized Debtor trading at a price which should be in excess of the per-share minimum price required by NASDAQ.

     Even if the Reorganized Debtor meets all of the initial listing requirements of either the NASDAQ National Market System or the NASDAQ Small Cap Market System, there can be no assurance that the common stock of the Reorganized Debtor (after the Reverse Stock Split) will be listed on either of such NASDAQ systems. The listing of a stock on either the NASDAQ National Marketing System or the NASDAQ Small Cap Market System is solely within the discretion of NASDAQ, even if a company desiring listing meets all listing requirements. While the Trustee and the Reorganized Debtor will exercise reasonable efforts to attempt to list the Reorganized Debtor's common stock (after the Reverse Stock Split) on either the NASDAQ National Market System or the NASDAQ Small Cap Market, there can be no assurance that the Reorganized Debtor's common stock (after the Reverse Stock Split) will trade on a public market or will actually trade at a price equal to or near the estimated values set forth herein.(32)

     The Reverse Stock Split will occur as soon as practicable (as determined by the Trustee) after the Effective Date. Specifically, WHEN DISTRIBUTIONS, PURSUANT TO THE PLAN, ARE TO BE MADE TO CLAIMANTS IN CLASSES 5 THROUGH 10 EACH CLAIMANT WILL RECEIVE COMMON STOCK IN THE REORGANIZED DEBTOR WHICH ALREADY REFLECTS THE EFFECTS OF THE REVERSE STOCK SPLIT. For example, if a Claimant, pursuant to the Plan, is entitled to receive four hundred (400) shares of Plan Common Stock, then at the Distribution Date and because of the Reverse Stock Split, the Claimant will receive one hundred (100) shares of the common stock in the Reorganized Debtor.
---------------
(32) The valuation of any equity securities such as the Plan Common Stock is subject to uncertainties and contingencies, all of which are difficult to predict. Actual market prices of the Reorganized Debtor's common stock following the Distribution Date (and after the Reverse Stock Split) will depend upon, among other things, the prices at which shares of companies in the same of similar lines of business then trade relative to the earnings of those companies, conditions in the financial markets, the anticipated initial securities-holding period of creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of the Reorganized Debtor's common stock (after the Reverse Stock Split) may also be affected by the Debtor's history in Chapter 11 and/or by other factors not possible to predict. Accordingly, the value established by the Bankruptcy Court at the Confirmation Hearing for the Plan Common Stock does not purport to be an estimate of the post-reorganization market trading value of the Reorganized Debtor's common stock after the Reverse Stock Split. Such trading value (after the Reverse Stock Split) may be materially different from the value discussed herein or that established by the Bankruptcy Court at the Confirmation Hearing.

J.   Gohler Class Action Litigation.

     The GOHLER Class Action Litigation is a consolidated, certified (for settlement purposes only) class action pending in the United States District Court for the District of Utah, Case No. 92-C-181S (GOHLER, ET AL. V. WOOD, ET AL.). The litigation was commenced in early 1992 and relates to the alleged wrongdoing of the Bonneville Insiders and others. Neither the Trustee nor the Debtor are in any way presently involved in such litigation and the Trustee does not anticipate that he, the Debtor or the Reorganized Debtor will become involved in the litigation at any time in the future. Some of the Debtor's Creditors or Interestholders may also have an interest in the Gohler Class Action Litigation.

     The class representative Plaintiffs in the GOHLER class action are represented by, among others:

          Blake KM. Harper
          Milberg, Weiss, Bershad, Hynes & Lerach
          Attorneys at Law
          600 West Broadway, Suite 1800
          San Diego, California 92101
          (619) 231-1058

          Thomas R. Karrenberg
          Anderson & Karrenberg
          Attorneys at Law
          50 West Broadway, #700
          Salt Lake City, Utah 84101
          (801) 534-1700

The only remaining defendants in the GOHLER class action litigation are the accounting firm of Deloitte & Touche and the law firm of Mayer, Brown & Platt.

     In 1995 and in 1998 the GOHLER class action plaintiffs reached settlements with most of the defendants, which have, after payment of certain fees and costs to the plaintiffs' attorneys, resulted in the plaintiffs or their attorneys now holding cash (or its equivalent) which the Trustee estimates to be in excess of nine and one-half million dollars ($9,500,000.00). Little progress has been made in the Gohler Class Action Litigation as to the remaining two defendants because discovery has been stayed pending the District Court's consideration of various motions to dismiss filed by such remaining defendants; such motions have been under advisement for several years.

     The Plan is not intended to interfere with a) any claims or causes of action possessed by the Gohler class action plaintiffs, the Class or the members of the Class (or any of them) in the Gohler Class Action Litigation or
b) any defenses or other rights possessed by the defendants (or any of them) in the Gohler Class Action Litigation.

K.   Certain Miscellaneous Provisions.(33)

     1. Jurisdiction. As set forth in Article VIII of the Plan, the Bankruptcy Court will retain broad jurisdiction and venue over almost all matters concerning the Estate, the Debtor, the Reorganized Debtor, Claims, the Plan and all matters related to the Plan, including distributions.

     2. Executory Contracts. The Plan constitutes and incorporates a motion by the Trustee, pursuant to Section 365 of the Bankruptcy Code, to reject any and all executory contracts and unexpired leases of the Debtor, except:
a) those which shall, before the Confirmation Date, have been rejected or
---------------
(33) This Disclosure Statement only summarizes some of the various provisions of the Plan. For all the terms and conditions of the Plan, the Plan itself must be read in its entirety. If any inconsistency exists between the Plan and this Disclosure Statement, the terms of the Plan control.

assumed pursuant to an Order of the Bankruptcy Court or be the subject of pending motions by the Trustee to reject or assume pursuant to Section 365 of the Bankruptcy Code; b) those executory contracts and unexpired leases specifically designated on the schedule attached as Exhibit "K" to the Plan
(if any) which are to be assumed, or assumed and assigned where applicable, by the Trustee (which list may be further amended or supplemented prior to the Confirmation of the Plan); and c) those which are specifically treated otherwise in the Plan. Executory contracts which are expressly assumed in the Plan by the Debtor (and assigned to the Reorganized Debtor) are 1) the "Office Building Lease" agreement between KTR/Dorn LLC, as successor-in-interest to 50 West Broadway Associates as landlord and Bonneville Pacific Corporation as tenant, dated February 14, 1996, and any extensions thereof, concerning the Debtor's lease of its Salt Lake City, Utah, office space; 2) the 1992 Legal Representation Agreement between the Trustee and the law firm of Beus, Gilbert & Morrill; and 3) those contracts in any way related to the ongoing operations of a) the NCA # 1 power project located near Las Vegas, Nevada (including the Debtor's guarantee of the tax exempt financing relating to such project);
b) Bonneville Pacific Services Company, Inc.; c) Bonneville Fuels Corporation and its affiliates and subsidiaries; and d) the Kyocera power project located near San Diego, California. All of the aforesaid executory contracts expressly assumed pursuant to the Plan are current and no defaults need to be cured. The Trustee on behalf of the Debtor expressly rejects any and all prepetition contracts related to stock options (relating to the Existing Common Stock) previously granted by the Debtor to the Debtor's officers, directors or employees or to any other Person; the Trustee believes that such options, to the extent they have not already expired, have no value.

     3.   Discharge of All Debts and Related Injunction.

The Plan provides for the complete discharge and release of all Claims, debts or obligations of any kind whatsoever of the Debtor, the Estate, the Trustee or his Professionals, or the Reorganized Debtor. See, for example, Articles 5.10, 6.2 and 6.6 of the Plan. Article 6.5 of the Plan states that the Confirmation Order will provide for a permanent injunction relating to any such Claims, debts or obligations. Specifically, Article 6.2 of the Plan provides:

     Discharge and Release of Claims. Except as otherwise provided in this Plan, the entry of the Confirmation Order, as of the Effective Date, will act as a full and complete discharge of all Claims against the Debtor, the Estate, the Reorganized Debtor, current management, the Trustee and his Professionals of any nature whatsoever that arose, or has been asserted against, the Debtor or Estate at any time before the entry of the Confirmation Order or that arises from any pre-Confirmation conduct of the Debtor or the Estate whether or not the Claim is known to or knowable by the Claimant or Interestholder. The discharge will become effective as to each Claim, whether or not the Claim constituted an Allowed Claim, whether or not the holder of the Claim voted to accept this Plan and whether or not the Claim was classified or treated in this Plan. The Confirmation Order shall be a judicial determination of discharge of all Claims against or liabilities of the Debtor and the Estate, and all successors thereto. In addition, the Confirmation Order will operate as a general adjudication with prejudice, as of the Effective Date, of all pending legal proceedings against the Debtor or the Estate and its assets and properties as well as any proceedings not yet instituted against the Debtor or the Estate or its assets and properties, except as otherwise provided in this Plan. Pursuant to
     Section 524 of the Bankruptcy Code, the discharge herein provided shall operate as an injunction against the prosecution of any Claim so discharged. This Plan shall not alter, amend or affect the effectiveness of the Bankruptcy Court's previously entered "Order Establishing a Supplementary Claims Bar Date" dated September 10, 1996 and entered on September 11, 1996.

Article 6.5 of the Plan provides:

     Permanent Injunction. Except as otherwise expressly provided in this Plan, all Persons who have held, hold or may hold Claims or Interests are permanently enjoined on and after the Confirmation Date from: a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest against the Debtor, the Estate, the Reorganized Debtor, the Trustee, the Trustee's Professionals, Affiliates, Subsidiaries, or any of their respective officers, directors, employees with respect to any such Claim or Interest; b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree, or order against the Estate, the Debtor, the Reorganized Debtor, the Trustee, the Trustee's Professionals, Affiliates,
     Subsidiaries, or any of their respective officers, directors, employees with respect to any such Claim or Interest; c) creating, perfecting or enforcing any encumbrance of any kind against the Estate, the Debtor, the Reorganized Debtor, the Trustee, the Trustee's Professionals, Affiliates, Subsidiaries, or any of their respective officers, directors, employees or against the property of the Debtor, the Estate, the Reorganized Debtor, the Trustee, the Trustee's Professionals, Affiliates, Subsidiaries, or any of their respective officers, directors, employees with respect to any such Claim or Interest; d) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due the Debtor, the Estate, the Reorganized Debtor, the Trustee, the Trustee's Professionals, Affiliates, Subsidiaries, or any of their respective officers, directors, employees or against the property of the Debtor, the Estate, the Reorganized Debtor, the Trustee, the Trustee's Professionals,
     Affiliates, Subsidiaries, or any of their respective officers, directors, employees with respect to any such Claim or Interest; and e) any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of this Plan or the Plan Documents; PROVIDED, HOWEVER, that such permanent injunction shall not impair the rights of the Reorganized Debtor to prosecute any Debtor Action. Further, this Plan shall not alter, amend or affect the effectiveness of the Bankruptcy Court's previously entered "Order Establishing a Supplementary Claims Bar Date" dated September 10, 1996 and entered on September 11, 1996.

     4. Warranty by Claimants of Entitlement to Distributions. In addition to Claimants consenting to the continuing jurisdiction of the Bankruptcy Court
(see Article 11.18 of the Plan), Article 11.3 of the Plan provides as follows:

     Due Authorization by Claimants. In making the distributions required by this Plan, the Trustee may rely for all purposes on the records of the Clerk of the Bankruptcy Court as to whether a Claim has been transferred in strict compliance with Rule 3001(e) of the Bankruptcy Rules. Each and every Claimant who participates in the distributions provided for herein warrants to the Trustee, the Debtor, the Estate and the Reorganized Debtor that such Claimant is authorized to receive and accept, in consideration of its Claim against the Debtor or the Estate, the distributions provided for in this Plan, and that there are no executory or consummated commitments, agreements, assignments, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed, or obligations undertaken, by such Claimant under this Plan. By accepting any distribution provided for by the Plan, the Claimant is representing and warranting to the Trustee, the Estate, the Debtor and the Reorganized Debtor that the Claimant is legally entitled to the distribution and the Claimant has not sold, conveyed, transferred or assigned its rights to the distribution to another Person. Breach of this warranty by the Claimant will result in the Claimant being liable to the Trustee, the Estate, the Debtor or the Reorganized Debtor, as the case may be, for all damages directly or indirectly caused by such breach. If the Claimant has transferred or assigned its Claim but the Claimant nonetheless received a distribution under this Plan, then the assignor shall immediately transfer the distribution to the assignee; however, if the assignor fails to so transfer such distribution, the assignee of the Claimant or Interestholder shall possess no claim, cause of action or recourse of any kind whatsoever against the Estate, the Trustee, the Debtor or the Reorganized Debtor (or their respective agents) and the assignees' sole and exclusive remedy and recourse shall be against the assignor of the Claim who actually received the distribution. If, at the Distribution Date, the Trustee has not been able to ascertain to his satisfaction who is the Person entitled to a distribution as set forth in this Plan, then the Trustee may a) refrain from making such distribution until such time as the Trustee is satisfied as to which Person is entitled to the distribution or b) file an interpleader action with the Bankruptcy Court so that the various Claimants to the subject distribution can adjudicate their respective Claims; in an interpleader action, the prevailing Person shall pay the Trustee's (and his Professionals') reasonable fees and costs incurred in connection with the interpleader action.

     5. Revesting. Article 6.4 of the Plan provides that except as otherwise provided in the Plan, in order to implement the Plan all assets and property of the Estate will vest, free and clear, with the Reorganized Debtor at the Effective Date.

     6.   Two (2) Year Period to Receive Distributions.  Pursuant to
Articles 5.2(c), 5.9 and 5.19 of the Plan, Claimants (including but not limited to Current Debenture Claims in Class 4) have only two (2) years after the Effective Date to take possession of their Cash or Plan Common Stock. If such distributions have not been timely claimed by or otherwise delivered to the Claimant, then such distributions will be the sole and exclusive property of the Reorganized Debtor and the Claimant's right to receive such distributions,

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or to assert any Claim related thereto, or to assert any claim under the Plan, shall be discharged and forever barred.

     7.   Claim Objections, Late Claims or Amended Claims.  Pursuant to
Article 5.4(c) of the Plan, after the start of the Confirmation Hearing only the Trustee may file and prosecute objections to prepetition Claims filed against Bonneville and/or its Estate. Pursuant to Article 5.16 of the Plan, no filed or scheduled Claim can be amended upwards after the commencement of the Confirmation Hearing. No Late Claims will be Allowed because, among other things, the Plan was negotiated and then drafted assuming that distributions would be made only on the Claims which had been (or were adjudicated by the Bankruptcy Court prior to the filing of the Plan to be deemed to be) timely filed; accordingly, the Estate, its Creditors and its Interestholders would be severely prejudiced if Late Claims were to be Allowed and, therefore, the Plan bars the Allowance of any Late Claims. The Plan also provides that the Trustee or the Reorganized Debtor (but only with a unanimous resolution by its board of directors) may settle or compromise any Disputed Claim without Bankruptcy Court approval when less than $100,000.00 is in actual dispute. Pursuant to
Article 5.4(b) of the Plan, no interest will be paid to a Claimant on Disputed Claims (or from the Disputed Claim Reserve) after the Distribution Date.

     8.  Debtor's Business Records and Other Documents. Pursuant to
Article 11.20 of the Plan, after the Effective Date the Trustee or the Reorganized Debtor may dispose of (destroy) such prepetition or post-petition business records or other documents of the Estate, the Debtor or its Affiliates as Trustee or the Reorganized Debtor, in their sole business judgment, deem appropriate without further notice.

     9. ERISA Compliance. Pursuant to Article 11.21 of the Plan, the Trustee, the Estate, the Debtor and the Reorganized Debtor may take all appropriate actions, including the expenditure of Cash, to comply with all the Debtor's, the Estate's, the Reorganized Debtor's or its Affiliates' legal requirements mandated by ERISA or similar state or federal laws including but not limited to matters related to the Debtor's (with its Affiliates) Section 401(K) plan (which is being fully retained by the Reorganized Debtor) and the Debtor's (with its Affiliates) ESOP plan (which ESOP has been, or will be, terminated).

     10.  Administrative Claim Bar Date.  Except as otherwise provided in
Article 11.8 of the Plan (which deals with the post-Effective Date fees of the Trustee or his Professionals), Article 11.7 of the Plan provides that the Confirmation Order will operate to set an Administrative Claim bar date which bar date shall be sixty (60) days after the Effective Date.

     11. Cash in Lieu of Small Stock Distribution. Article 5.2(e) of the Plan provides that at the sole and exclusive option of the Trustee, any Claimant in Classes 5 through 10, inclusive, who otherwise would be entitled pursuant to the Plan to receive four hundred (400) or fewer shares of Plan Common Stock (before the Reverse Stock Split) may receive at the Distribution Date, Cash in lieu of such shares of Plan Common Stock. The amount of Cash to be paid to any such Claimant would be the per share value of the Plan Common Stock as determined by the Bankruptcy Court at the Confirmation Hearing.

     12. Whole Shares of Plan Common Stock. The Plan Common Stock shall be distributed only in whole share numbers which (in light of the Reverse Stock Split) when divided by four equal integers. See Article 5.2(d) of the Plan. Each time a distribution of the Plan Common Stock is to be made under the Plan to a Claimant holding an Allowed Claim and such distribution would include a fractional share or would include whole shares which when divided by four would not equal an integer, then the distribution of such Plan Common Shares shall be rounded, either upwards or downwards (as the case may be), to the nearest whole share amount which when divided by four would equal an integer. For example, if a Claimant were entitled pursuant to the Plan to receive between
100.01 shares and 101.99 shares of Plan Common Stock, then the distribution would be rounded down and such Claimant would receive 100 shares of Plan Common Stock (or, put another way, 25 shares of the common stock in the Reorganized Debtor after taking into account the Reverse Stock Split); if a Claimant were entitled pursuant to the Plan to receive between 102.00 and 103.99 shares of Plan Common Stock, then the distribution would be rounded up and such Claimant would receive 104 shares of Plan Common Stock (or, put another way, 26 shares of common stock in the Reorganized Debtor after taking into account the Reverse Stock Split).

     13. Surrender of Debentures or Instruments. In order to be entitled to any distributions pursuant to the Plan, Article 5.2(b) of the Plan provides that the Claimant must surrender its Debentures or instruments.

        VII.  BONNEVILLE PACIFIC CORPORATION:  PRIOR TO BANKRUPTCY
                          (1980 TO DECEMBER 5, 1991)

A.   Introduction.

     Much of the information contained in this Section and in Section VIII of this Disclosure Statement has been generated from the investigations conducted by the Trustee and the Trustee's Professionals since the Trustee's appointment in June of 1992. Neither the Trustee nor any of his Professionals were involved

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with Bonneville or its management prior to the Trustee's appointment.  Thus, neither the Trustee nor any of his Professionals have first-hand knowledge of events which occurred prior to June 12, 1992. Moreover, many of the historical facts regarding Bonneville and Bonneville's operations set forth herein were contested by defendants in litigation commenced and/or pursued by the Trustee and were resolved by settlement prior to any final judicial determination regarding the validity of the allegations raised by the Trustee; in each of the settlements the respective defendants denied all allegations of fault, liability or any wrongdoing. Neither this Disclosure Statement nor the Court's approval of this Disclosure Statement is intended to imply that the merits of the Trustee's allegations (including those allegations discussed in this Disclosure Statement) were judicially determined.

B.   Bonneville Pacific Corporation Organization and Prepetition Public
Offerings.

     Bonneville was originally incorporated in the State of Utah in 1980 as "Hixson and Co." and was renamed "Bonneville Utah Corporation" ("Bonneville Utah") in 1981. The majority of stock in Bonneville Utah was owned by "Bonneville Group, Inc.," a company owned by a coterie consisting of L. Wynn Johnson, Robert L. Wood, John Dunlop, Carl T. Peterson, Raymond Hixson and Deedee Corradini (collectively the "Group Principals"). In 1986 Bonneville Group Inc. transferred most of its stock in Bonneville Utah to the Group Principals. In June of 1986, Bonneville Delaware was incorporated in Delaware and Bonneville Utah merged into Bonneville Delaware and was renamed "Bonneville Pacific Corporation."

     Bonneville's initial public stock offering (the "IPO") took place in July 1986. Upon consummation of the IPO, Bonneville sold 1,900,000 shares of common stock at $9.00 per share for net proceeds totaling $15,423,000.00. The IPO also

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

included the sale of an additional 600,000 shares of stock owned by the Group Principals.

     Bonneville completed a second public stock offering in 1987, selling 2,490,000 shares of common stock at $12.50 for net proceeds totaling approximately $29 million. The second public stock offering also included the sale of an additional 500,000 shares of stock collectively owned by Robert Wood, Raymond Hixson, Wynn Johnson, Carl Peterson, John Dunlop (hereinafter sometimes collectively referred to as the "Bonneville Insiders") and Bonneville
Group, Inc.

     In 1989, Bonneville sold to the public $63,250,000 in 7 3/4% subordinated debentures which were due in the year 2009 (the "Debentures"). The Debentures were convertible to common stock at a conversion price of approximately $11.59 per share (subject to certain adjustments).(34)

C.   Prepetition Operations.

     Prior to the filing of Bonneville's petition in bankruptcy, the primary purported business of Bonneville was to develop, operate and sell energy projects. Those projects included "alternative" power projects such as wind, biomass and hydroelectric facilities, which generate power from wind, water or non-fossil fuel sources, and "cogeneration" facilities, which generate two types of energy, such as electricity and steam or hot water, from a single fuel. The business was organized and conducted largely through subsidiaries and partnerships owned in whole or part by Bonneville. Attached hereto as Exhibit "5" is a list from the Statement of Affairs filed by the Debtor-in-
---------------
(34) At the time the Debentures were sold, Bonneville's common stock was trading at approximately $9.75 per share. The Debentures also required that the Debtor begin (in 1999) making deposits into a "sinking fund" which would be used to satisfy the Debtor's obligation evidenced by the Debentures in the event the Debentures were not converted into common stock.

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

possession of the prepetition businesses in which the Debtor was partner or owed five percent (5%) or more of the voting securities. The majority of the subsidiaries and partnerships were purportedly created for or associated with a a specific power project or planned power project. There were four notable exceptions to that rule: (1) Bonneville Foods Corporation (a wholly owned subsidiary of Bonneville), which grew and marketed produce and flowers using, INTER ALIA, the heat generated by cogeneration facilities; (2) Recomp, Inc., (a corporation owned at various times in part by Bonneville), which owned and operated waste processing, recycling and composting facilities; (3) Bonneville Fuels Corp. (a corporation owned at various times in whole or in part by Bonneville), which developed and marketed oil and natural gas resources - selling fuel to other Bonneville subsidiaries and partnerships, as well as to other independent parties; and (4) Bonneville Pacific Services Company, Inc., (a wholly owned subsidiary of Bonneville), which provided management and operations services for power projects owned by Bonneville or its Affiliates.

     From 1986 to 1991 by most outward appearances Bonneville seemed to be a successful, growing and profitable business enterprise. However, these appearances were deceiving. The Trustee has now concluded that much of Bonneville's prepetition business was permeated with transactions constructed by Bonneville Insiders with the assistance of others, which created the illusion that Bonneville was profitable by showing "earnings" - that is, profits or income - on financial reports when in fact such "earnings" were fictitious. The transactions were structured using, among other things, "straw" or "front" companies - companies that were represented as "independent" but were, in fact, controlled, directly or indirectly, by Bonneville
Insiders - to purchase and sell assets at inflated prices. The fictitious "earnings" transactions inflated the value of assets reflected on Bonneville's books and records and generated receivables that were reflected as assets of Bonneville although such receivables were, in fact, uncollectible. All of the net income reported on Bonneville's financial statements from 1985 through 1990, can be attributed to eleven such fictitious "earnings" transactions known as "Magic Valley", "Steamboat", "American Atlas", "Dinuba", "American Atlas Financing", "Alpac/Ecocure", "Hawaii", "Tet/Recomp", "BWETA", "BWETA Financing", and "Pacific Hydro".(35)

     As part and parcel of some of the fictitious "earnings" transactions, millions of dollars were directly or indirectly funneled from Bonneville to the Insiders or their affiliated entities. In addition, when the businesses operated by Bonneville's subsidiaries and partnerships were unprofitable (as most were), Bonneville was forced to subsidize the continued operations of the businesses in order to maintain the facade of profitability and to conceal the wrongdoing associated with the fictitious "earnings" transactions. As a result, Bonneville lost millions of dollars every year in sustaining operations of subsidiaries and partnerships that were incapable of repaying, or generating any return for Bonneville.

D. Portland General's Entrance, Exit and the Filing of Bonneville's Bankruptcy Petition.

     The funds generated from Bonneville's public sales of stock and Debentures were quickly dissipated and Bonneville required additional cash to sustain
---------------
(35) Detailing the structure of each of these transactions is beyond the scope of this Disclosure Statement. However, the structure of the transactions and other transactions that the Trustee alleged were used Bonneville Insiders to misrepresent and conceal Bonneville's financial condition are detailed at pp. 15 - 129 of the Fifth Amended Complaint filed by the Trustee in SEGAL (TRUSTEE) V. PORTLAND GENERAL CORP. ET AL. Civil
     No. 92-C-364 J. This litigation is discussed in greater detail elsewhere in this Disclosure Statement. The Fifth Amended Complaint is approximately six hundred (600) pages in length; parties-in-interest may read the Trustee's allegations contained in the Fifth Amended Complaint (WHICH ALLEGATIONS WERE AND ARE DENIED BY THE NAMED DEFENDANTS INCLUDING THE BONNEVILLE INSIDERS AND THE GROUP PRINCIPALS).

operations and pay debts. Bonneville sought a strategic partner to supply that cash. As early as 1989, Portland General Corporation, an Oregon-based public utility, and/or its affiliates or subsidiaries (hereinafter collectively referred to as "Portland General") considered becoming such a strategic partner and began an investigation of Bonneville for that purpose. In 1990, Portland General, and professionals hired by Portland General, conducted a formal "due diligence" investigation. In late 1990, Portland General and Bonneville entered into an agreement pursuant to which, INTER ALIA, Portland General:
1) agreed to transfer $10 million to Bonneville in return for a $10 million note convertible to 1,333,333 shares of Bonneville stock at $7.50 per share;
2) agreed that, following completion of due diligence, Portland General would pay Bonneville $20 million for 3,333,333 newly issued shares of Bonneville stock (then about 20% of Bonneville's issued stock at $6 per share); 3) agreed to pay $4 million for warrants to purchase an additional 4 million shares of Bonneville stock at $6 per share; 4) received an option to purchase additional Bonneville stock sufficient in amount to enable Portland General to own approximately 49% of Bonneville's issued common stock; and 5) was granted the right to designate three persons for election to Bonneville's Board of Directors. On September 21, 1990, in furtherance of that agreement, Portland General paid $10 million dollars in exchange for a promissory note that was convertible to Bonneville stock. On October 23, 1990, Portland General paid $20 million for 3,333,333 shares of Bonneville stock and paid $4 million to purchase stock warrants. Also on October 23, 1990, four members of Bonneville's board of directors resigned and Portland General designated three persons to serve as directors. After that time Portland General's officers and other personnel became involved in the operation and management of Bonneville.

     After Portland General's entrance, Bonneville's businesses continued to sustain multi-million dollar losses from operations and Bonneville required infusions of cash from Portland General to sustain those businesses and to pay Bonneville's debts. Portland General asserts that it ultimately paid a total of $49,603,300.00 for Bonneville stock and "loaned" Bonneville $27,186.458.96. On or about November 11, 1991, Portland General announced that it was withdrawing all financial support from Bonneville and the members of Bonneville's board of directors who were designated by Portland General resigned. Bonneville was left without sufficient funds to sustain operations and pay debts.

     Bonneville, after raising cash by selling its one-half interest in the
NCA # 2 Power Project to a subsidiary of Texaco,(36) filed its voluntary petition under Chapter 11 of the Bankruptcy Code on December 5, 1991.
---------------
(36) The NCA #2 Power Project is an 85 megawatt "sister" project with NCA #1. Until shortly before Bonneville's Chapter 11 filing, subsidiaries of both Bonneville (Bonneville Nevada Corp. "BNC") and Texaco (Texaco Black Mountain Inc. "TBMI") were developing both of the projects. However, after Portland General withdrew from Bonneville, Bonneville was faced with both a lack of cash and the need to continue to expend funds and resources to complete the development of NCA #2. Since Bonneville needed cash and did not have sufficient resources to continue the funding of the NCA #2 Project, on or about November 27, 1991 Bonneville and BNC sold BNC's fifty percent (50%) interest in NCA #2 to TBMI for $4,000,000.00 in cash plus additional "contingent payments". In satisfaction of the aforesaid contingent payments, TBMI, with Bankruptcy Court approval, paid BNC an additional $1,000,000.00 on or about October 30, 1992.

E.   Prepetition Management, Compensation and Other Transfers.

     The following individuals were material to Bonneville's prepetition operations, or in understanding prepetition events:(37)

     1.   The Bonneville Insiders.

          a. Robert Wood ("Wood"): At various times from and after 1980 Wood served as Managing Director, CFO, President, CEO, and Chairman of the Board of Directors. Wood was Chairman of Bonneville's Board of Directors, CEO and President of Bonneville at the time of the filing of Bonneville's petition in bankruptcy.

          b. L. Wynn Johnson ("Johnson"): At various times from and after 1980, Johnson served as President or as "Managing Director of Planning" of Bonneville. Johnson was a Director of Bonneville at the time of the filing of Bonneville's petition in bankruptcy.

          c. John T. Dunlop ("Dunlop"): At various times after 1987, Dunlop acted as "Managing Director of Special Projects" and was President and CEO of Recomp. Dunlop was President and CEO of Recomp at the time of the filing of Bonneville's petition in bankruptcy.(38)

          d. Raymond L. Hixson ("Hixson"): At various times Hixson acted as Chairman of Bonneville's Board of Directors and Bonneville's CEO. Hixson resigned his position as officer of Bonneville in January, 1990 and
---------------
(37) Typically, officers and directors of Bonneville were also officers and directors of one or more Bonneville subsidiaries and affiliates. Only a few of the offices held by key officers and directors are identified in this part of this Disclosure Statement.

(38) Dunlop was dismissed from Recomp in March of 1992 when it was discovered that he had removed large sums of money from Recomp for his own benefit.

<PAGE

     resigned from Bonneville's Board of Directors in October, 1990.

          e. Carl T. Peterson ("Peterson"): Carl Peterson acted as an officer and/or Director of Bonneville from 1985 until August, 1989.

     2.   Other Officers.

          a. Robert N. Pratt ("Pratt"): Director and/or President and COO of Bonneville Insiders and others.

          b. Stephen A. Nadauld ("Nadauld"): Director of Bonneville from June 1986 to October 23, 1990 and Vice Chairman and CFO from March 1990 to May 15, 1991.

          c. Clark M. Mower ("Mower"): Vice President of Development from November 2, 1990 through the filing of Bonneville's bankruptcy; President and a Director of Bonneville since early 1992.

          d. Robert A. Keegan ("Keegan"): Vice President of Development from March 1988 to November 2, 1990 and Executive Vice President from
     November 2, 1990 through the filing of Bonneville's petition in bankruptcy (Keegan's employment ended the day after the filing of Bonneville's bankruptcy petition.).

          e. Jerry L. Hansen ("Hansen"): Vice President of Solid Waste from September 1989 through November 2, 1990 and Executive Vice President from November 2, 1990 through the filing of Bonneville's petition in bankruptcy; terminated by the Trustee in 1992. Mr. Hansen was also an officer of and employed by Recomp.

          f. James S. Goff ("Goff")" Vice President of Engineering and Construction from 1987 to April 1990 and Vice President of Construction

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

     from April 1990 to November 1990.

          g. Robert A. Malone ("Malone"): Vice President of Engineering from April 1990 through the filing of Bonneville's bankruptcy petition; resigned November 30, 1992.

          h. Gerald C. Monson ("Monson"): Vice President of Accounting from April 1989, through the filing of Bonneville's petition in bankruptcy; terminated by the Trustee in the summer of 1993.

          i. Kenneth Bell ("Bell"): Vice President and Treasurer from April 1987 to February 1990.

          j. John A. McTear ("McTear"): Vice President of Operations from July 1988 to December 13, 1991.

          k. Greg Twombly ("Twombly"): Vice President of Bonneville in charge of Bonneville Fuels Corp. from September 1989 until December 1991.

          l. David P. Hirschi ("Hirschi"): Vice President, Secretary and General Counsel of Bonneville from October 1986 until February 1990.

          m. Mark E. Rinehart ("Rinehart"): Vice President, Secretary and General Counsel of Bonneville from March 1990 through the filing of Bonneville's petition in bankruptcy; resigned September 17, 1993 at the suggestion of the Trustee.

     3. Executive Compensation. From 1989 to 1991, Bonneville's payroll included $9,792,358.13 paid to officers and directors. Approximately one-third of that amount was paid to Bonneville Insiders.

     4. Severance Payments. In 1989 and 1990, when Bonneville was seeking a strategic partner to supply cash to Bonneville, Bonneville and several officers of Bonneville entered into "Employment Agreements" which provided, INTER ALIA, that Bonneville would pay the officer 2.9 times the officer's annual salary as severance pay if the officer's employment was terminated as a result of a "change in control" of Bonneville. Officers with such Employment Agreements included Wood, Johnson, Dunlop, Rinehart, Monson, Hirschi, Hansen, Malone, McTear, Keegan, Twombly, Mower, Pratt, Naduald, Goff, Bell, Todd Stevens ("Stevens"), and Lynn E. Anderson ("Anderson").

     Each of the above-referenced officers, with the exception of Mower who completed his contract and Malone who voluntarily terminated his employment, possessed potential claims pursuant to such Employment Agreements. In February of 1990, Hirschi was paid $245,000.00; Stevens was paid $92,500.00; Bell was paid $285,000.00; between May and September, 1991, Johnson was paid $246,828.00; between December, 1990 and November 1991, Pratt and/or his wholly owned corporation, Moriah Enterprises, were paid more than $1 million; between May and July, 1991, Nadauld was paid $496,824.00; in September, 1991 Goff was paid $158,317.00 and Bonneville purchased an annuity for the benefit of Goff valued at $250,000.00.

     Pratt, Nadauld and Goff all settled with the Trustee and returned part of the severance pay. Wood, Johnson, Dunlop, Rinehart, Monson and Hirschi all settled with the Trustee and paid money to the Estate as set forth in
Section X,I. of this Disclosure Statement. Anderson, McTear, Hansen, Keegan and Twombly each filed Proofs of Claim in Bonneville's bankruptcy case asserting rights to payment for amounts due under their Employment Agreements; Anderson, McTear, Keegan and Twombly all voluntarily reduced their claims down to one year salary for severance pay, as required by 11 U.S.C. Section 502(b)(7), and, in the opinion of the Trustee, such reduced Class 3 claims should be Allowed. The Hansen Claim (which Claim was in the amount of $182,347.00) was settled in December of 1997, with Bankruptcy Court approval, by the Estate paying
Hansen $55,000.00.

     5. The ESOP. On or about April 28, 1989 (effective May 1, 1988), Bonneville established an Employee Stock Ownership Plan (the "ESOP") to acquire 383,144 shares of Bonneville stock purportedly for the benefit of qualified employees of Bonneville. Those shares were purchased by the ESOP from Hixson, Johnson, Wood and Dunlop for total purchase price of $3 million. The ESOP borrowed the $3 million (the "ESOP Loan") from Security Pacific Bank of Washington, N.A. ("Security "Pacific"), to fund the purchase. The ESOP Loan was guaranteed by Bonneville and secured by, among other things, the stock purchased by the ESOP. By 1991, the value of Bonneville stock had decreased substantially such that the ESOP was in default on the ESOP Loan. To collateralize Bonneville's guarantee of the ESOP Loan, from and after January 1991 Bonneville deposited a total of $1,318,657.45 into a certificate of deposit held by Security Pacific, which then served as additional collateral for the ESOP Loan. Before Bonneville filed its bankruptcy petition, both Bonneville and the ESOP defaulted on the loan and Security Pacific foreclosed upon the certificate of deposit and its other collateral. Subsequently, the Trustee initiated litigation against Security Pacific, ET AL. (Adversary Proceeding No. 92PA-2345) which was settled, with Bankruptcy Court approval, by Security Pacific (or its successor-in-interest) a) paying the Estate $190,000.00 and b) waiving all remaining claims against Bonneville and the ESOP. Sea First, as successor-in-interest to Security Pacific, received, as part of the settlement, a $1,000,000.00 deeply subordinated (Class 8) Claim against the Estate. In 1998 the beneficiaries/employees (approximately 199 individuals) of the ESOP collectively received, or will receive, with Bankruptcy Court authorization, approximately $18,000.00 in Cash from the ESOP, approximately 155,489 shares of the Existing Common Stock from the ESOP, and an Allowed Class 9 Section 510(b) Equity Claims totaling $984,245.37.

     6. Other Transfers to Bonneville Insiders. In addition to the Bonneville Insiders receiving money as indicated above (including proceeds from the sale of stock in the IPO and second public offering), the Bonneville Insiders also utilized offshore corporations to either siphon money away from Bonneville
(for the ultimate benefit of the Bonneville Insiders) and/or to facilitate the fictitious earning transactions. For example, using Sallah International, a Panamanian corporation formed by the Bonneville Insiders, the Bonneville Insiders were able to divert approximately $4.5 million from Bonneville and its American Atlas project; most, if not all, of that money eventually found its way into the pockets of the Bonneville Insiders and others.(39)

     7. Transfers to Professionals. On or about December 4, 1991, the day before the filing of Bonneville's petition in bankruptcy, Bonneville issued cashiers checks to a number of law firms that had provided prepetition services to Bonneville, or to Bonneville's Affiliates, including(40):
---------------
(39) The details of this transaction and other transactions wherein the Bonneville Insiders utilized offshore corporations for personal profit and/or to facilitate sham earnings is set forth in detail in the Fifth Amended Complaint in the SEGAL (TRUSTEE) V. PORTLAND GENERAL, ET AL. litigation. As previously stated, the Bonneville Insiders deny all allegations made against them by the Trustee or others in connection with the above-referenced litigation or otherwise.

(40) The payments listed are only those made on or about December 4, 1991. According to the Examiner's Report, in the three years preceding the filing of its bankruptcy petition, Bonneville paid approximately
     $9 million to various law firms.

          TRANSFEREE                      AMOUNT OWED         AMOUNT PAID
Brobeck, Phleger & Harrison               $55,533.00          $ 27,717.00
Hansen, Jones & Leta                             -0-            20,000.00
Holme, Roberts & Owen                      71,000.00            35,000.00
Mayer, Brown & Platt                       22,158.00           102,158.00
Parsons, Behle & Latimer                   47,000.00            23,500.00
Streich, Lang, Weeks & Cardon              15,153.00            15,153.00
Watkiss & Saperstein                        3,848.00             3,848.00

     The payment to Hansen, Jones & Leta was a retainer paid for services anticipated to be rendered by that firm as bankruptcy counsel for Bonneville. The payment to Mayer, Brown & Platt was intended to include a $75,000 retainer for post-petition services anticipated to be rendered for Bonneville and/or its subsidiaries and for payment of outstanding prepetition fees. Mayer, Brown & Platt had also received $75,000 from Bonneville in late
November, 1991, which was also intended to serve as the retainer for post-petition services. Ultimately the November, 1991 $75,000.00 payment was treated by Mayer, Brown & Platt as a retainer for services anticipated to be rendered for select Bonneville subsidiaries and the entire $102,158.00 payment made on December 4, 1991 was treated as if it were a retainer for services to be rendered for Bonneville.

       VIII.  BONNEVILLE PACIFIC CORPORATION: THE DEBTOR-IN-POSSESSION
                      (DECEMBER 5, 1991 TO JUNE 12, 1992)

A.   Overview.

     Upon the filing of its petition in bankruptcy Bonneville became a "Debtor-in-possession" under Chapter 11 of the Bankruptcy Code. Bonneville was a Debtor-in-possession from December 5, 1991 to June 12, 1992. In the Trustee's opinion, little progress was made in Bonneville's bankruptcy proceeding during this six (6) month period of time. Initially, Bonneville was significantly influenced by insiders such as Wood, Johnson and Dunlop. Thereafter, in the opinion of the Trustee, the Debtor-in-possession was involved with certain professionals and others who either had their own interests in mind or who failed to adequately perform their responsibilities. As a result of these problems and others, the Bankruptcy Court, SUA SPONTE, first ordered the appointment of an examiner in April of 1992 and then ordered the appointment of a trustee on June 11, 1992.

B.   Employment of Professionals.

     Simultaneously with the filing of the bankruptcy petition, Bonneville filed an application seeking authority to employ Mayer, Brown & Platt ("MB&P"), a law firm based in Chicago, Illinois, to act as general counsel for Bonneville and Bonneville's subsidiaries. Bonneville also filed an application seeking authority for the law firm of Hansen, Jones & Leta ("HJ&L") to act as local counsel for Bonneville and Bonneville's subsidiaries. The Bankruptcy Court denied those applications on the grounds that counsel could not simultaneously represent both Bonneville and its subsidiaries. That decision was subsequently affirmed on appeal by the District Court. The Bankruptcy Court subsequently approved Bonneville's application for authority to employ HJ&L as general counsel for Bonneville and the Bankruptcy Court authorized MB&P to act as special counsel for Bonneville, in limited capacities, while also representing certain Bonneville subsidiaries.

     In addition, during its term as Debtor-in-possession, Bonneville obtained authority to employ a number of other professionals including but not limited to: Buccino & Associates ("Buccino"), as financial advisors; Deloitte & Touche

("Deloitte"), as auditors and accountants; and Parsons, Behle & Latimer ("PB&L"), as special counsel.
     An Official Creditors Committee (the "Committee") was appointed in Bonneville's bankruptcy case on December 17, 1991. The Committee members included three individuals that owned Bonneville bonds, three banks that held senior unsecured claims and one entity that held a claim for unsecured trade debt. The Committee obtained authority to employ LeBoeuf, Lamb, Leiby & MacRae ("LLL&M") as the Committee's counsel and Ernst & Young as the Committee's accountants.

C.   Major Events During the Debtor-in-possession's Term.

     On January 22, 1992, Portland General filed suit against Wood, Johnson, Dunlop, Monson & Deloitte entitled PORTLAND GENERAL V. WOOD ET. AL., Third District Court for the State of Utah, Case No. 920900386 CV, alleging, essentially, that the defendants had perpetrated a fraud by structuring Bonneville transactions in a manner that created an illusion of income, and exaggerated the value of assets on Bonneville's books, which made Bonneville appear prosperous - when it was not - and allowed the individual defendants to receive personal gain at the expense of Bonneville, Bonneville's creditors and Bonneville's stockholders. Although those allegations were, in the hindsight opinion of the Trustee, substantially accurate, Wood, Johnson and Dunlop remained on the Debtor-in-possession's board of directors(41) and Bonneville, as Debtor-in-possession, filed a Motion in Bankruptcy Court seeking to enjoin Portland General from pursuing its action against Wood,
---------------
(41) When Mower became the President of Bonneville in early 1992 he requested that both Dunlop and Johnson resign from Bonneville's board of directors.

Johnson, Dunlop and Monson until after a Plan of Reorganization was filed in Bonneville's bankruptcy case. That Motion was denied by the Bankruptcy Court.

     By Order entered January 29, 1992 the Bankruptcy Court approved the Debtor-in-possession's motion to permit Bonneville Vermont (a wholly owned subsidiary of Bonneville) to sell its 24.5% general partnership interest in Ryegate Associates for $1.75 million. Ryegate Associates was the developer of an approximately 19 megawatt wood-fired power project located near Ryegate, Vermont which was under construction at the time of the sale. That sale was consummated by the Debtor-in-possession.(42)

     In March of 1992, the Debtor received tax refunds from the United States Internal Revenue Service in the total amount of $3,236,740.43

     On January 14, 1992 American Atlas # 1 Ltd. filed a motion for relief from the automatic stay seeking to foreclose on its security interest in Bonneville's stock in Cogeneration Technology and Development Co. ("CTDC"), a wholly owned subsidiary of Bonneville that operated a large power project in Rifle, Colorado. The "cause" cited for relief from the automatic stay included allegations that Bonneville had improperly taken millions of dollars in royalties and falsely reported the transactions in Bonneville's financial statements. After an evidentiary hearing, the Bankruptcy Court granted relief from the automatic stay. The Trustee subsequently resolved Bonneville's
---------------
(42) During the Debtor-in-possession's term, the Debtor also actively attempted to market or sell its interest in Recomp, the Anamax engines, and the SMUD and Yuma projects. While the Debtor-in-possession was not successful in consummating any sales of such assets, after the Trustee was appointed, the Trustee, along with current management, continued such sale efforts. As discussed in Section X,E. of this Disclosure Statement, the Debtor's interest in Recomp, the Anamax engines, the Yuma project and the SMUD project were sold by the Estate.

dispute with American Atlas # 1 Ltd. in a Bankruptcy Court approved settlement by acquiescing in the transfer of the interest in CTDC in return for a beneficial natural gas sale contract for Bonneville Fuels and a release of approximately $50 million in claims asserted by Westinghouse Electric Corp. and American Atlas # 1 against Bonneville.

     On February 11, 1992 the Debtor-in-possession filed a motion seeking authority to loan $500,000.00 to Recomp Inc. Bonneville, at that time, owned 62% of the outstanding stock of Recomp, and such stock had a stated "book" value on Bonneville's financial statements in excess of $22 million. The Debtor-in-possession represented to the Bankruptcy Court that the loan was prudent because the loan was needed to preserve the operation of Recomp, a valuable asset of the estate. The motion was granted and the loan was made. The Trustee subsequently determined that Recomp (unbeknownst to the Bankruptcy Court) had been directly and indirectly subsidized by the Debtor-in-possession. The Trustee also determined that Recomp had been at the center of an "earnings" transaction, and was grossly overvalued on Bonneville's books.
After a marketing effort, first by the Debtor-in-possession and then by the Trustee, the Estate received approximately $689,000.00 (which amount includes repayment of the $500,000.00 post-petition loan) from the sale of Bonneville's interest in Recomp and its subsidiaries.

     On February 18, 1992 the Debtor-in-possession filed a motion for authority to compromise a dispute between, INTER ALIA, Bonneville and Prudential Interfunding Inc. with regard to a hydroelectric project in Idaho owned by Magic Valley Hydroelectric Partners, Ltd., 1984, a limited partnership in which Bonneville was the general partner. The settlement, as initially proposed, contemplated that: a) Bonneville would be paid $270,000.00, which was a fraction of the amount owed to Bonneville; b) the Magic Valley partnership would be dissolved; c) and the hydroelectric project would be transferred to an entity not affiliated with Bonneville that would assume liability for the obligations secured by the project. The settlement required the approval of a majority of the limited partners in the Magic Valley partnership and, in endeavoring to obtain that approval, the Debtor-in-possession and others concluded that some payment would be made to limited partners of Magic Valley to obtain approval of the settlement. Bonneville's bankruptcy counsel also learned that partners and clients of Mayer, Brown & Platt ("MB&P"), then special counsel for Bonneville as Debtor-in-possession, were limited partners in Magic Valley. Without disclosing the involvement of MB&P's partners or clients, the Debtor-in-possession requested authority to use $70,000.00 from the settlement as payment to limited partners of Magic Valley. The Court authorized the settlement, as revised, and limited partners of Magic Valley, including partners and clients of MB&P, received a pro rata distribution of $70,000.00. The Debtor-in-possession retained $200,000.00 from the settlement and wrote-off the remaining accounts receivable from Magic Valley. Many of the limited partners in this partnership (some of which are now Claimants in Class 7) executed releases waiving claims against Bonneville.

     In March, 1992, the Debtor-in-possession discovered that Dunlop had committed a million dollar defalcation with funds of Recomp (specifically, Dunlop allegedly took more than a million dollars from Recomp). Dunlop was immediately removed from Bonneville's and Recomp's business premises, the FBI was notified, and Bonneville, as directed by Mower, initiated an internal investigation of Bonneville's financial affairs. The Debtor's internal investigation, which was preliminarily completed in early April, 1992, was known as the "Harris-Houghton Report"; such report provided certain details about the Insiders' fictitious earning transactions. Bonneville also employed, with Bankruptcy Court approval, Warren Christiansen, an independent accountant, to investigate the financial affairs of Recomp.

     During its term as Debtor-in-possession, Bonneville commenced three (3) adversary proceedings:

     1. BONNEVILLE V. PORTLAND GENERAL, ET. AL, A.P. No. 92PA-2057 commenced in Bankruptcy Court and was withdrawn to the United States District Court for the District of Utah, 92-C-364J. In that proceeding, Bonneville sought damages from Portland General and individuals affiliated with Portland General. The basis of the relief sought in the Debtor-in-possession's complaint was the alleged defalcation and misconduct of Portland General arising from Portland General's withdrawal of support from Bonneville. However, the Debtor-in-possession's complaint ignored the wrongdoing perpetrated by the Bonneville Insiders and others; accordingly, the complaint was incomplete. After a thorough investigation (including the taking of scores of Rule 2004 exams), in August of 1993 the Trustee filed an amended complaint which was markedly different from the complaint filed by the Debtor-in-possession. The Trustee's approximately 600 page amended complaint focused not only on the alleged misconduct of Portland General, but also the alleged misconduct of the Bonneville Insiders and the professionals who assisted them. The result of this litigation initiated by the Trustee (SEGAL (TRUSTEE) V. PORTLAND GENERAL, ET AL.) is discussed in Section X, I. of this Disclosure Statement.

     2. BONNEVILLE V. EURO KAPITAL AG, ET AL. was filed in the Bankruptcy Court (A. P. No. 91PA-2465) and sought the release of approximately
$2.1 million in U.S. Treasury strips that secured a letter of credit purchased by Bonneville purportedly in favor of Euro Kapital (a German entity). The letter of credit was related to a complex financial transaction created by some of the Bonneville Insiders and others which transaction included a project known as BWETA (Bonneville Wind Energy Technology Associates). In the Trustee's opinion, this transaction was among the fictitious "earnings" transactions structured by Bonneville Insiders, allegedly with assistance, INTER ALIA, from Euro Kapital and those affiliated with Euro Kapital. The Debtor-in-possession made no progress in the litigation as the Debtor-in-possession had not focused on the true nature of the financial dealings between Bonneville and Euro Kapital. After his appointment, the Trustee radically changed the nature of the claim against Euro Kapital (including naming Euro Kapital and its affiliates in the SEGAL V. PORTLAND GENERAL, ET AL. litigation). Thereafter, the Trustee was able to settle and resolve the suit entirely in the Estate's favor; such settlement resulted in the release of all of the remaining Treasury strips to the Estate, release of an approximately
$5 million proof of claim filed by Euro Kapital against the Estate and release of an approximately $42 million proof of claim filed by Elektrizitaets-Werk Pool and MA Technologie Treuhand GmBH (German entities affiliated with Euro Kapital) against the Estate.(43)

     3. BONNEVILLE V. ARTHUR JAMES, filed in the Bankruptcy Court, was an adversary proceeding to resolve the defendant Art James' asserted interest in certain freezing equipment located in Bonneville's Santa Maria, California food
---------------
(43) Euro Kapital AG, Euro Kapital AG and Co., Elektrizitaets-Werk Pool and MA Technologie Treuhand GmBH, along with other German entities or individuals affiliated with the above-named entities, were all named as defendants in the SEGAL (TRUSTEE) V. PORTLAND GENERAL, ET AL. litigation; however, none of these defendants were served. In the Trustee's 1994 Bankruptcy Court approved settlement with all these "German Entities", the Estate released all claims against the German Entities in exchange for the consideration recited above. All of these German entities deny all allegations of fault or wrongdoing.

processing plant. No progress in this litigation was made by the Debtor-in-possession. The Trustee subsequently settled the litigation with Bankruptcy Court approval; specifically, the equipment was returned to the defendant and the defendant waived all claims against Bonneville (including his $813,000.00 filed proof of claim) and its subsidiaries.

     Except for the three (3) lawsuits discussed above, no other suits were commenced by the Debtor-in-possession against any person or entity. Specifically, the Debtor-in-possession filed no actions for preferential or fraudulent transfers and no actions were brought against the Bonneville Insiders and those who assisted them in their actions with respect to Bonneville.

     During much of the Debtor-in-possession period, Dunlop, Johnson and/or Wood remained on Bonneville's board of directors. Mower replaced Wood as the President of Bonneville by February, 1992 and Mower became a member of Bonneville's Board. Dunlop was removed from the Board in March of 1992. Johnson's resignation from the Board was accepted on April 24, 1992 and Wood resigned from the Board on May 8, 1992. Directors Ralph Cox, Clark Mower and Calvin Rampton still remain on the Debtor's Board. Since the appointment of the Trustee, the Debtor's Board has been inactive.

D.   The Debtor-in-possession's Asset Valuation and Chapter 11 Plan

     The Statements and Schedules filed by Bonneville, as Debtor-in-possession, reflected Bonneville's assets at their "book" value - that is, the value that was reflected in Bonneville's financial statements - which was $252,554,163. The Statements and Schedules initially filed by Bonneville estimated Bonneville's debts at $197,035,331.36. Thus, the Statements and Schedules indicated that the value of Bonneville's assets was approximately $50 million more than was necessary to pay all creditors in full.

     In truth, however, the "book value" of Bonneville's assets reflected in the Statements and Schedules included the inflated values of accounts receivable and other assets created by the fictitious "earnings" transactions. Those values did not bear any resemblance to the actual value that could be generated from operation or sale of Bonneville's assets.(44)

     On March 23, 1992, Bonneville, as Debtor-in-possession, filed a Motion seeking to extend the 120 day period during which only Bonneville could propose a Chapter 11 plan under Section 1121(b) of the Bankruptcy Code. That Motion was granted by order of the Bankruptcy Court and Bonneville was permitted through May 18, 1992 to file a plan without the threat of competing plans being filed by other parties-in-interest. On May 11, 1992, Bonneville and the Creditors' Committee filed a Joint Motion seeking another extension of the period in which only Bonneville could file a plan. The Bankruptcy Court found that there was no cause to further extend the period of exclusivity. The Bankruptcy Court cautioned that a plan filed only to preserve the exclusivity period, without meeting the requirements of the Code, would be considered to be filed in bad faith. Nonetheless, the Debtor-in-possession filed a plan and a disclosure statement on May 17, 1992.

     The Debtor-in-possession's disclosure statement made no mention of any of the fictitious "earnings" transactions. The disclosure statement did not disclose any details concerning possible claims against the Bonneville
---------------
(44) Indeed, by January 30, 1992 Buccino and Associates, the Debtor-in-possession's financial advisor, had prepared a report indicating that the total net value of Bonneville's assets was only between $22 and $45 million, leaving the Debtor-in-possession with a massive negative net worth.

Insiders or against professionals who had assisted the Bonneville Insiders in the earnings transactions.(45) The disclosure statement stated that, if Bonneville's assets were liquidated, perhaps less than $19 million would be realized for payment of unsecured creditors (including holders of Debentures, bank claims and general trade debt). The disclosure statement also stated that, if Bonneville were reorganized under the plan proposed by the Debtor-in-possession, the assets would have a going concern value of under $35 million for payment of unsecured creditors (including holders of Debentures, bank claims and general trade debt). The disclosure statement indicated that during Bonneville's term as Debtor-in-possession, Bonneville had sustained multi-million dollar operational losses. Under the plan proposed by the Debtor-in-possession, general unsecured creditors (e.g., bank, Debenture and trade Claimants) were to receive: a) a pro rata share of a $5 million note with interest at 6.5%, payable in five annual installments; plus b) a pro rata share of 90% of the stock in the Reorganized Debtor (valued at approximately $27 million); plus c) a pro rata share of proceeds from liquidation of certain assets, estimated to generate a net of under $7 million over two years. The Debtor-in-possession's plan provided for no payment to parties that held claims against Bonneville based upon loss of money from trading in Bonneville's stock or Debentures, unless all unsecured claims were first paid in full, with interest at the legal rate. The Debtor-in-possession's plan provided for
---------------
(45) While the plan filed by Bonneville, as Debtor-in-possession, contemplated the possibility of filing claims against the Bonneville Insiders to supplement recovery to creditors, the plan allocated only $150,000.00 per year to fund that litigation - an amount that in hindsight was wholly inadequate to fund the cost of effective litigation. Specifically, the Estate under the direction of the Trustee expended millions of dollars for out-of-pocket costs and the Trustee's special litigation counsel expended more than $20 million in time over a period of five years in order to fully pursue the SEGAL (TRUSTEE) V. PORTLAND GENERAL, ET AL. investigation and litigation which resulted in the recovery of more than $187 million for the Estate. For the detailed results of the Trustee's litigation efforts, see Section X,I. of this Disclosure Statement.

cancellation of Bonneville's stock, and, therefore, Interestholders would neither retain their stock nor receive any distribution of any kind.

     In the Trustee's opinion, the Debtor-in-possession's proposed Chapter 11 plan was impractical as well as not feasible because it was contingent upon equitable subordination of the claims asserted by Portland General. The plan was not to become effective until Portland General's claim was resolved and Bonneville was to remain as Debtor-in-possession until that time.(46)

     A hearing on the adequacy of the Debtor-in-possession's disclosure statement was never held. The Trustee concluded that the disclosure statement filed by the Debtor-in-possession was wholly inadequate and the plan was not confirmable. The Trustee, therefore, did not pursue an Order approving adequacy of the Debtor-in-possession's disclosure statement or confirmation of the Debtor-in-possession's Chapter 11 plan .

E.   Professional Fees and Expenses.

     The following chart summarizes the claimed fees and costs of professionals retained by the Debtor-in-possession or the Committee and also reflects the final amounts actually received by such professionals:
---------------
(46) After years of litigation in which both Portland General and the Estate under the direction of the Trustee expended millions of dollars in costs and fees, in September of 1996, in a Bankruptcy Court approved settlement, Portland General waived its $76 million claim (before trebling) against the Estate.

    Professional             Amount Sought in Fee        Amount Ultimately Paid
by
                           Applications or Otherwise             the Estate

Buccino & Associates                 $825,000.00(47)                $825,000.00
Ernst & Young                         316,987.00                           -0-
Mayer, Brown & Platt                  300,604.00                           -0-
Parsons, Behle & Latimer              206,250.00
100,000.00(48)
LLL&M                      (at least) 204,166.00                           -0-
Hansen, Jones & Leta                  213,644.00(49)                       -0-
Snell & Wilmer (4/1/92 to
6/12/92)                              200,000.00          not yet determined(50)

---------------
(47) Includes prepetition services and costs; Buccino was also paid an $80,000.00 retainer which is included in these figures; the $825,000.00 figure is an approximate one.

(48) While Parsons, Behle and Latimer ("PBL") did receive payment of an Allowed $100,000.00 Administrative Claim, PBL's insurance carrier paid the Estate $6.9 million to settle the SEGAL (TRUSTEE) V. PORTLAND GENERAL, ET AL. litigation.

(49) Figure does not include a $20,000.00 prepetition retainer which was retained by the law firm.

(50) The $200,000.00 figure is an approximate one. The amount which will ultimately be paid by the Estate, if any, is unknown; while the Bankruptcy Court has denied the requested fees in total (see 147 B.R. 803 and 196 B.R. 868), Snell and Wilmer has appealed that decision to the United States District Court for the District of Utah, Cash No. 2:96-CV-573; that appeal was decided on or about February 12, 1998 with the decision of the Bankruptcy Court denying all fees and costs to Snell & Wilmer as counsel for the Debtor-in-possession being affirmed. Snell and Wilmer was previously paid $29,650.39 by the Estate for its legal services; based upon the Bankruptcy Court's decision to deny all fees and costs to Snell and Wilmer, that firm has conditionally disgorged such fees and costs with the Trustee holding such sum in a separate, interest bearing account pending the completion of Snell and Wilmer's appeals. One March 19, 1998 the Trustee entered into a settlement agreement which, if approved by the Bankruptcy Court, would result in Snell and Wilmer waiving all claims to fees for such law firm's services to the Debtor-in-possession and would result in the Estate retaining the aforesaid $29,650.39 plus accrued interest. A hearing on the Trustee's motion for approval of such settlement agreement was scheduled for April 17, 1998 and at that time the Bankruptcy Court approved the settlement. Also see footnote 76.

   Professional                  Amount Sought in Fee       Amount Ultimately
Paid by
                               Applications or Otherwise            the Estate
Deloitte & Touche                              105,855.00
54,934.00(51)
Christiansen, Gyllenskog                        34,148.00
34,148.00
Callister, Duncan & Nebeker                      7,412.00
7,412.00
Houlihan Dorton                                  7,000.00
7,000.00(52)

              IX.  BANKRUPTCY COURT'S SUA SPONTE ORDERING OF THE
                 APPOINTMENT OF AN EXAMINER AND THEN A TRUSTEE

A.   Overview.

     One of the primary reasons that Bonneville's Chapter 11 case has been successful is because the Bankruptcy Court (the Honorable John H. Allen presiding), independently reviewed the conduct of the Debtor-in-possession, its professionals and others. When the Bankruptcy Court was not satisfied with what it was seeing and hearing from the Debtor-in-possession, the Bankruptcy Court, SUA SPONTE, ordered the appointment of an examiner. When the Examiner filed a report which indicated that the Bonneville Insiders had caused Bonneville to engage in sham earnings transactions and other wrongdoing, the Bankruptcy Court, SUA SPONTE, ordered the appointment of a Chapter 11 trustee
---------------
(51) While Deloitte did retain $54,934.00 paid to it by the Debtor-in-possession, Deloitte paid to the Estate $65 million to settle the SEGAL (TRUSTEE) V. PORTLAND GENERAL, ET AL. litigation, plus Deloitte paid fees and costs to the Trustee's attorneys of approximately $104,000.00 due to Deloitte's failure to properly produce documents pursuant to a Rule 2004 subpoena.

(52) While Houlihan, Dorton (appraisers hired by the Debtor-in-possession) did receive $7,000.00 in payment from the Debtor-in-possession, Houlihan, Dorton (or its insurance carrier) paid to the Estate $533,264.99 to settle the SEGAL (TRUSTEE) V. PORTLAND GENERAL, ET AL. litigation.

for Bonneville. Without the judicial sagacity of the Bankruptcy Court, the financial web that was the prepetition Bonneville might never have been unwoven.

B.   Appointment of the Examiner.

     On April 6, 1992, the Bankruptcy Court held a hearing on several fee applications submitted by professionals employed by the Committee or the Debtor-in-possession. At that hearing, a representative for Buccino reported that Buccino had been forced to take extensive responsibility for management of the Debtor-in-possession's business and that management, aside from Buccino, was in disarray. After presentation of the fee applications, the Bankruptcy Court noted that it was "shocked" by the events in the case including: 1) Buccino's recitation of management difficulties; 2) the extensive role being played by MB&P, which exceeded the bounds of MB&P's court-authorized employment as special counsel for the Debtor-in-possession;
3) the report on the defalcation of Dunlop at Recomp - presented to the Court without the presence of the Debtor-in-possession's bankruptcy
Counsel; and 4) information provided at the hearing on American Atlas #1 Ltd's. motion for relief from the automatic stay indicating that Bonneville might be misappropriating funds and that Bonneville's financial officer could not explain various questionable financial transactions. The Bankruptcy Court noted that is was unable to determine who was in control of the Debtor-in-possession and needed further information. The Court, therefore, ordered the appointment of an examiner and requested that the examiner determine, among other things: i) the identity of officers and directors of Bonneville, pre and post-petition; ii) the identity of the parties controlling and advising the Debtor-in-possession; iii) the facts regarding the Recomp improprieties; iv) all transfers made by Bonneville in the three years preceding the filing of Bonneville's bankruptcy petition that exceeded

$100,000.00; v) transfers between Bonneville and its subsidiaries; vi) the identity of Bonneville's prepetition counsel and counsel for Bonneville's subsidiaries as well as the amounts which had been paid to counsel;
vii) the annual compensation for Bonneville's officers and directors; and
viii) any information that was relevant to an analysis of whether Bonneville was the victim of fraud or mismanagement.

C.   The Examiner's Report.

     Alan Funk was appointed to serve as Examiner in Bonneville's bankruptcy case. The Examiner employed, with Bankruptcy Court approval, the law firm of McKay, Burton & Thurman and the accounting firm of Coopers & Lybrand to assist in the examination. The Examiner filed his report with the Bankruptcy Court on May 28, 1992. The Examiner's report(which in part utilized the internal investigation undertaken by the Debtor-in-possession in March and April of 1992 known as the Harris-Houghton Report) included over one hundred pages of text, plus exhibits, describing to the Bankruptcy Court, for the first time, a few of the facts related to the "earnings" transactions and other wrongdoing perpetrated by, INTER ALIA, the Bonneville
Insiders. Total fees and costs paid to the Examiner and his professionals, with approval by the Bankruptcy Court, were as follows: a) Alan Funk $68,678.56); b) McKay, Burton & Thurman ($132,592.84); and c) Coopers &
Lybrand ($158,183.80).

D.   Appointment of the Trustee.

     On June 11, 1992, the Bankruptcy Court was, again, set to address various fee applications which, by that time, exceeded a total amount
(paid or requested) of approximately $2 million. After hearing evidence on the applications, the Court noted for the record that most of the attorneys in the case, including PB&L, MB&P and LLL&M appeared to be laboring under undisclosed conflicts of interest. The Bankruptcy Court stated that it had no confidence in Bonneville as a Debtor-in-possession and its ability to "accurately report facts to the Court". The Bankruptcy Court found that the conflicts under which counsel and management operated would prevent them from appropriately investigating insiders that took advantage of Bonneville or attorneys that received prepetition and post-petition payments. Accordingly, although the Examiner had failed to recommend that an independent trustee be appointed for Bonneville, the Bankruptcy
Court exercised the power vested under the Bankruptcy Code to SUA SPONTE order the appointment of a Chapter 11 trustee to manage and preserve Bonneville's bankruptcy estate. The Debtor-in-possession initially appealed the order appointing the Trustee, but that appeal was soon voluntarily dismissed .

    X.  THE TRUSTEE'S ADMINISTRATION OF BONNEVILLE'S BANKRUPTCY ESTATE
                    (JUNE 12, 1992 AND THEREAFTER)(53)

A.   The Trustee.

     Roger G. Segal was appointed as the Chapter 11 trustee for Bonneville's Bankruptcy estate by the Office of the United States Trustee on Friday,
June 12, 1992. That appointment was approved by the Bankruptcy Court, and the Trustee began the task of taking control of the Debtor on Monday,
June 15, 1992.
---------------
(53) During the Trustee's almost six year administration of the Estate, the Trustee has filed with the Bankruptcy Court (and the United States Securities and Exchange Commission) monthly financial reports and five (5) annual reports regarding the administration of the Estate. These monthly statements and annual summaries are detailed and, therefore, parties-in-interest are encouraged to read the statements and summaries for a better understanding of what transpired during the Trustee's administration of the Estate.

     The Trustee is an attorney(54) licensed to practice law in Utah state and federal courts and in the United States Court of Appeals for the Tenth Circuit. The Trustee's legal practice has been primarily in the area of debtor/creditor law since approximately 1973. The Trustee has been a member of a standing panel of Chapter 7 trustees in the State of Utah since 1975 and has broad experience acquired from serving as a trustee in thousands of varied cases filed under Chapter 7 or under Chapter 11 of the Bankruptcy Code.

B. Summary of Bonneville's Financial Condition at the Time of Trustee's Appointment.

     When the Trustee was appointed in Bonneville's bankruptcy case:
1) Bonneville's Estate had approximately $3.5 million dollars in unrestricted cash; 2) Professionals employed during the Debtor-in-possession period had asserted unpaid (and not allowed) fees and costs totaling approximately $1.6 million; 3) Bonneville had to immediately pay (or deposit into escrow) approximately $1,347,000.00 in sales tax related to the NCA # 1 Project;(55) 4) Bonneville's Estate had assets (including cash) that Buccino estimated had a
"going concern value" of less than $35 million and, in the Trustee's opinion, probably then had a value of no more than $20 million;
5) Bonneville had 33 employees (excluding its subsidiaries) and a payroll of $148,000.00 per month, including $60,000.00 per month payable to officers of Bonneville; and 6) Bonneville had suffered, both before and after the filing of its bankruptcy, and was continuing
to incur, large monthly operating losses.   To address this dire
---------------
(54) The Trustee is employed by the Salt Lake law firm of Cohne, Rappaport & Segal, P.C.; such firm is also the general counsel for the Trustee in Bonneville's bankruptcy proceeding.

(55) This amount was, with Bankruptcy Court approval, deposited by the Trustee is an escrow account; over a period of five (5) years, the NCA #1 Project itself paid the sales tax and, therefore, the escrowed funds were returned to the Estate.

situation, the Trustee immediately undertook to cut costs, decrease the number of employees, and close or sell unprofitable businesses.(56)

C.   Summary of Bonneville's Current Financial Condition

     As discussed in greater detail in Section III of this Disclosure Statement, as of December 31, 1997, some five and one-half years after the Trustee's appointment, 1) Bonneville's Estate contains more than $150 million in unrestricted cash; 2) Bonneville's Estate has non-cash assets consisting mostly of profitable power projects and operating subsidiaries with an estimated value of in excess of $60 million;
3) Bonneville (excluding subsidiaries) has five full-time and three part-time employees and a monthly payroll of approximately $29,700.00; and 4) each of Bonneville's (or its operating subsidiaries') remaining businesses have been operating profitably for several years.

     The Trustee estimates that the total prepetition Claims against the Estate at the time of the Trustee's appointment in 1992 were approximately six hundred million dollars ($600,000,000.00), most of which were contingent and unliquidated.  Based upon various
Bankruptcy Court approved settlements and other actions taken by the
Trustee and current management, the Trustee currently estimates that the total amount of prepetition claims (excluding post-petition interest) against the Estate has been reduced to approximately $170 million, as discussed in detail in Section IV of this Disclosure Statement.
---------------
(56) In the first year of the Trustee's term, the Trustee cut the number of employees at Bonneville by almost half and cut Bonneville's payroll by more than half.

D.   Employment of Professionals.(57)

     Immediately after the Trustee's appointment he employed, with authority from the Bankruptcy Court, as his general counsel, the Salt Lake law firm of Cohne, Rappaport & Segal, P.C. ("CR&S").(58) CR&S's fees were and are paid on an hourly basis, subject to Bankruptcy
Court approval. Since the appointment of the Trustee, CR&S has served as the Trustee's general counsel in almost all bankruptcy related matters (e.g., providing legal services concerning the disposition of assets, resolution or objection to claims, drafting of the Plan and Disclosure Statement, etc.) and closely assisted the Trustee's special litigation counsel in all matters related to the SEGAL (TRUSTEE) V. PORTLAND GENERAL, ET AL. litigation and matters related thereto, Especially all bankruptcy law aspects of the litigation.

     Shortly after the Trustee's appointment he employed, with authority from Bankruptcy Court, the firm of Nielson, Elggren, Durkin & Co. ("NED"). NED's fees were and are paid on an hourly basis, subject to Bankruptcy Court approval. Since the appointment of the Trustee, NED has provided general accounting services, has provided forensic accounting services in assisting the Trustee's special litigation counsel in an extensive investigation into Bonneville's financial affairs, and has prepared all tax returns filed by Bonneville.
---------------
(57) Bonneville itself is not currently represented by counsel.
     Bonneville's subsidiaries, particularly Bonneville Fuels and BPSC, are represented, when needed, by separate law firms which are independent of the Trustee or Cohne, Rappaport & Segal, P.C.

(58) On many other occasions during the last several years, when
     Roger G. Segal is appointed as trustee in a Chapter 7 or a Chapter 11 proceeding, the Trustee has employed Cohne, Rappaport & Segal, P.C. as his general or special counsel.

     Shortly after the Trustee's appointment, the Trustee and his
General Counsel, after consultation with creditors, determined that it was in the best interest of Bonneville, its creditors and its shareholders to retain special litigation counsel for the purpose of
a) conducting an extensive investigation into Bonneville's financial affairs and b) once the investigation was concluded, initiating litigation against those persons who appeared to be responsible for the wrongdoing which had resulted in Bonneville being unable to pay its legitimate obligations.  Because the Estate then had few remaining liquid assets, and the Trustee believed that the litigation would cost millions of dollars in attorneys' fees, the Trustee concluded that such special litigation counsel would have to be retained on a contingent fee basis.(59) Accordingly, the Trustee commenced a nationwide search for counsel with the requisite expertise and staff to pursue the complex claims that Bonneville held against, INTER ALIA, the Bonneville Insiders and the professionals, including attorneys and accountants, who the Trustee believed had assisted the Bonneville Insiders in formulating and implementing the fictitious "earnings" transactions. Beus, Gilbert & Morrill, P.L.L.C. ("BG&M"), a law firm based in Phoenix, Arizona, appeared to be the most qualified of those considered to render those services as that firm had a significant background in pursuing accounting malpractice claims and had a sufficient number of attorneys and the staff to undertake litigation of the magnitude contemplated by the Trustee. BG&M was employed by the Trustee with Bankruptcy Court approval in September of 1992 on a contingency fee basis to investigate and pursue certain claims possessed by the Estate.
---------------
(59) Other reasons for retaining special litigation counsel on a contingent fee basis rather than an hourly basis were a) to "share" the risk of the litigation between the Estate and the contingent fee law firm and
     b) to relieve the concerns of the "senior" bank creditors that their money was to be used in order to pursue litigation which might ultimately benefit only "junior" classes of creditors.

Pursuant to the 1992 "Legal Representation Agreement" between BG&M and the Trustee, BG&M was entitled, subject to Bankruptcy Court approval, to 20% of any recovery generated by pursuit of those claims before the filing of a lawsuit, 33% of any recovery generated after filing of a lawsuit and 40% of any recovery generated after the commencement of trial.
Bonneville's Estate was to pay, subject to Bankruptcy Court approval, the costs associated with pursuit of claims; those costs (which included NED's fees related to the investigation or litigation) were to be deducted from any recovery generated by BG&M before calculation of the contingency fee. BG&M was also authorized to utilize the services of CR&S provided that CR&S's fees for the legal services related to the litigation were to be deducted from any contingent fee allowed to BG&M.

     Over the years the Trustee, with approval of the Bankruptcy Court, has also employed several other professionals as special counsel to perform limited tasks including: 1) the Vermont law firm of Cheney, Brock & Saudek, employed pursuant to an Order of the Bankruptcy Court entered December 7, 1992 on a contingency fee basis, to pursue
Bonneville's claims against the Central Vermont Public Services
Corporation arising from an unbuilt power project located in Vermont;
2) the law firm of Weil, Gotshal & Manges, LLP, a New York based law firm, employed pursuant to an Order of the Bankruptcy Court entered
June 25, 1996 on an hourly fee basis to assist the Trustee with issues related to a plan, tax and securities law issues; 3) the law firm of McEwen, Gisvold, Rankin Carter & Streinz, an Oregon law firm employed pursuant to an Order of the Bankruptcy Court entered October 9, 1996 on an hourly fee basis to assist the Trustee to resolve a dispute arising with Vulcan Power Company, which had purchased Bonneville's interest in, INTER ALIA, certain geothermal wells located in California; 4) the law firm of Murphy, Weir & Butler, a California based law firm, employed pursuant to an Order of the Bankruptcy Court entered November 12, 1993 on an hourly fee basis to assist the Trustee in connection with the Estate's sale of the Anamax engines; and (5) the Salt Lake office of the Law firm of Snell & Wilmer, employed pursuant to an Order of the Bankruptcy Court entered on or about August 4, 1992 on an hourly fee basis for the limited purpose to assist the Trustee in the transition of the Estate from the Debtor-in-possession to the Trustee. The Trustee on behalf of the Debtor has also employed, with Bankruptcy Court approval,
1) the Colorado based accounting firm of Hein plus Associates LLP employed pursuant to an Order of the Bankruptcy Court entered
December 23, 1996 on an hourly basis to prepare audited financial statements and other accounting services for Bonneville and its affiliates; and
2) the New York based investment banking firm of Bear Stearns & Co. Inc. employed pursuant to an Order of the Bankruptcy Court entered on March 21, 1997 for investment banking services and other financial advice, including valuing the Debtor's (or its Subsidiaries') businesses and advising the Trustee concerning plan and business alternatives.

     LeBoeuf, Lamb, Leiby & MacRae withdrew as the Committee's counsel in June of 1992. In July of 1992, the Committee applied to the Court for authority to employ Stutman, Treister & Glatt, a California law firm, to act as general counsel for the Committee, on an hourly fee basis. The Trustee objected to the employment of Committee counsel on the basis that the employment was unduly expensive and was not necessary to the administration of the estate. The Bankruptcy Court sustained that objection and the Bankruptcy Court's ruling was affirmed on appeal by the United States District Court for the District of Utah. Thereafter the Committee disbanded.(60)

     The Official Committee of Bondholders (i.e., Debenture Claimants) chaired by C. Derek Anderson, which was appointed by the United States Trustee in September, 1992, obtained Bankruptcy Court authority to employ the Utah law firm of Nielson & Senior as local counsel and the California law firm of Steefel, Levitt & Weiss, as general counsel for the Bondholders' Committee, on the basis that counsel's fees would not be paid by the Estate unless the fees were entitled to payment under Section 503(b)(3) or (4) of the Bankruptcy Code. In 1997 the Bankruptcy Court sustained the Trustee's objection to approximately $325,000.00 in fees which had been informally requested by such committee or its chairman. The Bondholders' Committee was disbanded by no later than March of 1997.

     As of the date of this Disclosure Statement, there are no active, statutory committees involved in the Debtor's Chapter 11 case. Conversely, many Creditors and Interestholders have been actively represented by counsel in the case. Also see pages 10 and 11 of this Disclosure Statement concerning the December 31, 1997 Conditional Letter Agreement which was negotiated between the Trustee and certain Creditors holding tens of millions of dollars in Claims against the Estate.
---------------
(60) After the appointment of the Trustee, the Bankruptcy Court denied various applications of individual members of the Committee (including
     C. Derek Anderson) for reimbursement of their costs. Neither the Committee's counsel (LLL&M) nor the Committee's accountants (Ernst & Young) ultimately received (or retained) any Allowed fees or costs from the estate.

  E. Dispositions of Interests in Subsidiaries and Partnerships.

     At the time the Trustee was appointed, Bonneville owned equity interests in numerous entities, including wholly owned subsidiaries, some of which had incurred and were continuing to incur operating losses and were being directly or indirectly subsidized by Bonneville to sustain operations. The Trustee and current management undertook to expediently dispose of the Estate's interest in such unprofitable entities. In some instances the Trustee simply abandoned the Estate's interest in the entity or caused the entity to cease business in order to stop accruing operational losses. In other instances, the Trustee negotiated the return of the entity's assets to secured lenders under terms that limited or eliminated the remaining unsecured obligation that would be owed by the Estate to those lenders. In a few instances, the Trustee was able to liquidate Bonneville's interest in a subsidiary or partnership in a manner that generated funds for the Estate.

     It should be noted, however, that funds generated by the sale or other disposition of Bonneville's interests in subsidiaries and partnerships rarely equaled the book value reflected for those assets in the Statements and Schedules filed by Bonneville, as Debtor-in-possession, in this bankruptcy case. For instance, Bonneville owned most of Recomp, Inc, and invested $27 million dollars in that entity, including $500,000 loaned by Bonneville, as Debtor-in-possession, after the bankruptcy was filed. The stock of Recomp and the accounts receivable owed by Recomp to Bonneville were reflected in Bonneville's prepetition financial statements with a "book" value in excess of $22 million. However, Recomp consistently lost money and when the Trustee sold Bonneville's interest in that entity the sale generated only approximately $689,000.00.

     The primary transactions involving disposition of the Estate's interest in its subsidiaries, affiliates or partnerships after the Trustee's appointment are summarized as follows(61)

     1.   Yuma Project.  Bonneville's wholly owned subsidiaries,
Bonneville - Yuma Corp. and Bonneville General Corporation, and other affiliates, owned contractual rights and permits necessary to construct and operate a proposed power project near Yuma, Arizona which would supply power to San Diego Gas & Electric. After the appointment of the Trustee, Bonneville's interests (and BPSC's interests) were sold to California Energy or its affiliates for $4.75 million pursuant to Orders of the Bankruptcy Court entered on or about July 17, 1992 and October 26, 1992; $500,000.00 of the purchase price was paid in 1992. However, California Energy did not fulfill its commitment to pay the remaining purchase price and, therefore, the Trustee initiated an adversary proceeding to collect the amounts owed. SEGAL (TRUSTEE), ET AL. V. CEDC, Adversary Proceeding
No. 93PA-2495. California Energy filed a multi-million dollar counterclaim. The dispute was resolved by a settlement dated
October 21, 1994, which settlement was approved by the Bankruptcy Court. Pursuant to the terms of that settlement, the counterclaim was dismissed with prejudice and California Energy paid to Bonneville and BPSC an additional amount of approximately $4 million.

     2. Lehi Project. Bonneville and Lehi Cogeneration, Inc., a wholly owned subsidiary of BP Thermal, in which Bonneville was a 50% general partner, were general partners of Lehi Cogeneration Assoc., a Utah partnership, which developed, owned and operated a cogeneration facility in
---------------
(61) The descriptions provided herein are summaries of transactions which, in many instances, were intricate and complex. The descriptions do not and cannot, in summary fashion, describe all of the terms of the transactions. Each transaction (or any related settlement) must be reviewed in its entirety. In each case the Trustee's actions were authorized by the Bankruptcy Court and pleadings on file with the
      Bankruptcy Court detail the terms of the transaction.

Lehi, Utah. The "book" value of Bonneville's interest in the Lehi project was in excess of $6 million. However, the cogeneration facility sustained ongoing operational losses and the Trustee concluded that the value of the project was substantially less than the amount owed to CIGNA, the secured lender. The Trustee negotiated a settlement with CIGNA wherein CIGNA agreed to reduce its claim against Bonneville's bankruptcy estate to a $10 million subordinated claim which is treated as a Section 510(b) Equity Claim as provided in Class 10 of the Plan. The CIGNA claim is further discussed in Section VI of this Disclosure Statement. Pursuant to his agreement with CIGNA, the Trustee abandoned Bonneville's interest in the Lehi project. Lehi Cogeneration Assoc. filed a petition under Chapter 7 of the Bankruptcy Code in October, 1992 and its assets were subsequently liquidated by its Chapter 7 trustee.

     3. Island Park Project. Bonneville Pacific-Island Park Corporation ("BPIPC"), a wholly owned Bonneville subsidiary, was the general partner in Island Park Hydropower Ltd., an Idaho limited partnership, which held interests in a hydroelectric project in Idaho. All interests in the project were sold for a purchase price of $500,000.00 payable as the project was developed. Fifty percent of that purchase price was paid to BPIPC, and the remainder was distributed to limited partners of Island Park
Hydropower Ltd. BPIPC ultimately received $107,164.30, which was paid by BPIPC to Bonneville toward an account receivable owed to Bonneville.

     4. Koyle Ranch Project. Bonneville was a general partner of Hydro Electric Associates 1983, a Utah limited partnership, and Koyle Equipment Associates, a Utah limited partnership, which each owned an interest in a hydroelectric project in Gooding County, Idaho. After concluding that there was no equity in the project, the Trustee entered into negotiations which culminated in the Trustee's abandonment of all interest in the project in return for withdrawal of the contingent claim of New England Mutual Life Insurance Company, the secured lender, in the amount of $979,341.00, and other claims asserted by third parties.

     5.   BP Associates, Fulcrum Inc. and Black Canyon Project.
Bonneville owned interests in three related entities including BP Hydro Associates, a Utah general partnership, and Fulcrum Inc., a wholly owned subsidiary, which owned and operated the Low Line Rapids, Deitrich Drop, Rock Creek II, and Barber Dam hydroelectric projects in Idaho.
The Debtor also owned the Black Canyon hydroelectric project in Idaho. After concluding there was little or no equity in the projects, the Trustee sold the Estate's interests in such projects for approximately $30,000.00 plus the release of a $93,000.00 (or more) claim by the purchaser, CHI Mountain States Operation, and the release of a $15.75 million claim by Fuji Bank, Ltd., L.A. Agency, the secured lender with respect to such projects.

     6. Felt Dam Project. Bonneville was a general partner in CDM Hydroelectric Co. ("CDM"), a Colorado general partnership created to develop and operate the Felt Dam hydroelectric project in Idaho. The Trustee transferred Bonneville's interest in CDM and the project pursuant to a settlement agreement with other parties in CDM. Pursuant to the settlement agreement (which was approved by the Bankruptcy Court on October 5, 1992) Bonneville received approximately $154,000.00 cash and the release of claims totaling in excess of $3.3 million.

     7. Recomp. Bonneville owned 62% of the stock in Recomp Inc., which, in turn, owned various subsidiaries that operated a number of composting, incinerating and recycling facilities. Bonneville invested in excess of $27 million in these projects, including a $500,000.00 post-petition loan.

The Trustee determined that Recomp was part of an "earnings" transaction, that the market value of Recomp was barely sufficient to cover secured debt and that Recomp had incurred and was continuing to in amount of $189,000.00, which has since been settled and satisfied.
In addition, as part of the sale, contingent claims in excess of $2 million were released and Bonneville's contingent liability on various obligations of Recomp (which had been guaranteed by Bonneville) were eliminated.

     8. Martin Creek Project. Bonneville's wholly owned subsidiary, Skykomish River Hydro Inc., owned rights and permits for a proposed hydroelectric project known as the Martin Creek project in King County, Washington. Bonneville's stock in the subsidiary was sold in 1993 for a sales price that included $50,000.00 cash and $300,000.00 due when the project is developed. The balance remains outstanding and the Trustee believes that development of the Martin Creek project and, therefore, collection of the account receivable, remains unlikely.

     9.   Mammoth Lakes Geothermal Project.  Bonneville was a general and limited partner in the Mammoth Lakes Limited Partnership, which owned geothermal wells and permits in Mono County, California, known as the Mammoth Lakes geothermal project. The Trustee sold Bonneville's interest in the partnership and its assets to Vulcan Energy Inc. ("Vulcan"), another limited partner in the partnership.(62) Vulcan agreed to: a) pay $20,000.00 down; b) obtain the release of, or replace, a $20,000.00 letter of credit that secured a bond required by the State of California; c) pay ongoing bond premiums and State assessments; d) take
---------------
(62) Vulcan had purchased partnership interest from Mistletoe Financial
     Inc.

actions needed to have Vulcan replace Bonneville as the party responsible, under California law, for maintaining or plugging the geothermal wells; and, e) in the event a power project was developed, pay Bonneville sums that over many years could have totaled up to $1.5 million. Vulcan paid the $20,000.00 down payment and obtained a release of the letter of credit. However, Vulcan was never able to satisfy the criteria required by the State of California to complete the transfer of the wells. Vulcan also discontinued making payment on bond premiums and well assessments, and Bonneville remained liable for those premiums and assessments. The State of California found that the wells had been abandoned and ordered that they be plugged. Bonneville was the responsible party on a $100,000.00 bond to cover the cost of plugging the wells.
Vulcan ultimately filed a petition under Chapter 11 of the Bankruptcy Code in the State of Oregon. Litigation in the Oregon Bankruptcy Court was commenced and that litigation was settled and approved by Order of the Utah Bankruptcy Court entered on or about May 5, 1997. Pursuant to that settlement, the Trustee has acquired clear title to the geothermal wells. Bonneville explored the possibility of selling the wells but could not find a qualified purchaser willing to assume the liabilities associated with the wells, including the ongoing bond premiums and assessments, or the cost of plugging the wells. The Trustee and current management concluded that Bonneville should proceed to plug and abandon the wells and thereby eliminate the ongoing expenses and potential liabilities associated with the wells. The cost to the Estate to plug and abandon the wells was approximately $115,000.00 and that work has now been completed. As part of the settlement with Vulcan, the Trustee retained a claim against Vulcan's bankruptcy estate, which is to be paid through issuance of stock in Vulcan, a reorganized company. The Trustee does not believe the claim or the Vulcan stock have any significant value.

     10. American Atlas Project. Bonneville's wholly owned subsidiary Cogeneration Technology and Development Co. ("CTDC"), leased a gas fired cogeneration facility in Rifle, Colorado known as "American Atlas # 1". The project was financed through a complex lease arrangement with Westinghouse Credit Corporation. The Trustee and current management entered into negotiations pursuant to which the Debtor released Bonneville's interest in CTDC in return for the release of approximately $50 million in claims asserted against the Estate by Westinghouse and by American Atlas # 1 Ltd. In addition, Bonneville Fuels Corporation retained a favorable contract (which ran until March 31, 1997) for the sale of natural gas to run the facility, which contract improved the financial position of Bonneville Fuels Corporation.

     11. Sacramento Cogeneration Project (SMUD). The Trustee and current management resolved a dispute with Siemens Power Ventures Inc. ("Siemens"), regarding the right to develop a cogeneration facility in Sacramento County, California, undertaken initially by Bonneville Sacramento Assoc., a general partnership whose general partners included Bonneville and Bonneville's wholly owned subsidiary, Bonneville Sacramento Corp. The settlement, which was approved by the Bankruptcy Court in June, 1993, provided for an initial
payment of $10,000.00 and   additional payments as the project was developed.
Bonneville and BPSC ultimately received a total of $875,000.00 from the settlement.

     12. Santa Maria Project. Bonneville owned a 9 megawatt cogeneration facility in Santa Maria, California. A wholly owned subsidiary of Bonneville, Alpac Foods, owned the "thermal host" for that project, which was a frozen vegetable packaging facility. In 1994, pursuant to a stipulation with the project lender, Fuji Bank Ltd., L.A. Agency ("Fuji"), the cogeneration facility was transferred to Fuji's designee in return for Fuji's reduction of its $8.5 million claim down to a $4 million deeply subordinated Claim (Class 8). In 1995 the Trustee negotiated a three-way settlement with regard to the frozen vegetable packaging facility pursuant to which Bonneville's interest in that project was sold to United Foods, and, in return: a) a consortium of lenders led by Washington Square, reduced their $11.5 million secured and unsecured claim down to a $3.5 million "deeply subordinated" claim (Class 8); b) United Foods, which had leased the facility, released all claims against Bonneville and its estate; and c) Art James, who asserted a claim in the amount of $813,000.00, released his claim.

     13. Westinghouse Financed Projects: BWETA, Dinuba, Tamarack. Bonneville was the general partner in Bonneville Aero Power Plant ("BAPP"), and wholly owned Bonneville Wind Corporation, which was a general and limited partner of Bonneville Wind Energy Technology Assoc. ("BWETA"). Those entities were created to develop a 14 megawatt wind-powered electrical generation facility located near Palm Springs,
California.   Bonneville, both directly and through several affiliated
entities, also held a small interest in a 6.25 megawatt wood-fired cogeneration facility near Tamarack, Idaho ("Tamarack"). Bonneville also owned an interest in an 11.5 megawatt wood-fired cogeneration facility located near Dinuba, California ("Dinuba"). The BWETA, Dinuba and Tamarack projects were each financed by Westinghouse Credit Corp. ("Westinghouse"). In 1994 the Bankruptcy Court approved a partial settlement between the Trustee and Westinghouse pursuant to which the Trustee transferred to Westinghouse all of Bonneville's direct and indirect interests in Dinuba, Tamarack and BWETA, and Westinghouse paid Bonneville's Estate $950,000.00, waived approximately $47 million in general unsecured claims against the Estate (as reflected in proofs of claim which had been filed by Westinghouse) and retained a deeply subordinated claim in the amount of $6 million. In a subsequent settlement with the Trustee (in the SEGAL V. PORTLAND GENERAL, ET AL. litigation), Westinghouse released its deeply subordinated claim and agreed to pay the Estate an additional $6 million.

     14. Watsonville Project. Bonneville's wholly owned subsidiaries California Industrial Cogen and Watsonville Cogen Corp. were the general partners of the Watsonville Cogeneration Partnership which held a leasehold interest in a 28.5 megawatt gas-fired cogeneration facility in Watsonville, California. BPSC operated the project.
Pursuant to a financing lease, Ford Motor Credit Corp. (or its affiliate, State Street Bank), filed two proofs of claim in the respective amounts of $79,265,675.00 and $15,000,000.00 against Bonneville's Estate. In
July, 1994 the Bankruptcy Court approved an agreement pursuant to which Bonneville's interest in the Watsonville project was released and State Street Bank waived its respective claims except for a $1,000,000.00 Allowed Claim (Class 2).

     15. Pigeon Cove Project. Bonneville owned a 1% general partnership interest in LS-LQ Hydroelectric Partners, which owned a hydroelectric project in Twin Falls County, Idaho. Bonneville's interest in the project was released by agreement approved by the Bankruptcy Court in 1994, pursuant to which the secured lender, New England Mutual Life Insurance, waived its $2.9 million claim against the Estate.

     16. Ravenscroft Project. Bonneville was general partner of Ravenscroft Partnership, which owned a 1% joint venture interest in a hydroelectric project in Gooding County, Idaho. By agreement approved by the Bankruptcy Court in 1994, the Trustee released
Bonneville's interest in the project in return for the release of claims by Olympus Bank, the secured lender and by Vernon and Harriet Ravenscroft, the joint venture partners.

     17. Long Sault Project. Bonneville owns 50% of the stock of Bonneville McKenzie Energy Corporation ("BMEC"); the other 50% of the stock is owned by Rod McKenzie. BMEC owned a 50% partnership interest in the Long Sault Hydroelectric Partnership ("LSHP") which owned certain rights to develop a hydroelectric project in Ontario, Canada. In 1993 the Trustee consented to a sale by BMEC of its interest in the Long Sault project to Nirabro Industries Ltd., the other 50% partnership interest owner in LSHP; in consideration, Bonneville received approximately $85,000.00 from BMEC which sum reduced an account receivable (currently totaling more than $200,000.00) owed by BMEC to Bonneville. As additional consideration, BMEC is entitled to an Approximately 40% share of any amounts recovered (after payment of all costs and attorneys' fees) by LSHP pursuant to litigation pending in Canada against Sandwell Inc., ET AL. The litigation is being contested and, therefore, the outcome of the litigation is uncertain. Trial in the litigation has not been scheduled.

     18. NCA # 2. On September 24, 1992 the Trustee, Bonneville Nevada Corporation ("BNC"), a wholly owned subsidiary of Bonneville, and Texaco Black Mountain Inc., a subsidiary of Texaco, entered into a settlement which resolved disputes regarding the validity and amount of certain contingent unliquidated claims for funds owed to Bonneville and BNC under the sales agreement dated November 27, 1991 pursuant to which Texaco Black Mountain Inc. purchased BNC's interest in Nevada Cogeneration Association # 2 ("NCA # 2"). As required under the settlement agreement, which was approved by the Bankruptcy Court after hearing held on October 15, 1992, Texaco Black Mountain paid BNC an additional
$1 million in satisfaction of the obligations owed for purchase of BNC's interest in NCA # 2. The Settlement proceeds were ultimately "upstreamed" to Bonneville. Also see footnote 36 of this Disclosure Statement.

     In summary, by disposing of Bonneville's interests in subsidiaries and partnerships which could not be profitably operated, the Trustee generated significant cash and obtained releases of claims, or potential claims, against Bonneville's Estate totaling more than two hundred million dollars ($200,000,000.00).

F.   Disposition of Other Assets.

     While the majority of Bonneville's assets were held in the name of subsidiaries and partnerships, Bonneville owned a few assets, outright, at the time of the filing of bankruptcy. The Trustee undertook to liquidate such assets where the cost of keeping the assets outweighed the possible benefit to the Estate. Those transactions include the following:

     1.   The Trustee with the aid of current management sold eight (8)
6.415 MW DeLavel Enterprises DSRV-16-4 heavy fuel engines, known as the Anamax engines, to Edison Global Electric, Ltd for a final purchase price of $7.424 million. From the purchase price, a total of $130,817.32 was paid to the Park Corporation, the owner of the real property upon which the engines were affixed. The Trustee also satisfied the claim of the LaSal Corp., the secured creditor with a claim of $3,183,183.00. After the payments described above the Estate netted in excess of $
4 million.

     2. The Trustee sold miscellaneous personal property of the estate, including surplus furniture and equipment, for approximately $74,000.00.

     3. The Trustee transferred Bonneville's leasehold interest in a Westwind aircraft to Barken International, the co-lessee, for a release of potential claims totaling up to $1.3 million.

     4. The Trustee and current management liquidated Bonneville Foods Corporation. After completion of the liquidation, Bonneville Foods paid (in the form of a dividend) $243,421.22 to Bonneville.

G.   Collection of Miscellaneous Assets.

     During the Trustee's administration of the Estate, the Estate also recovered or collected the following assets:

     a.   Various state and federal tax refunds           $2,730,596.42
     b.   Santa Maria real property tax refund               213,227.00
     c.   Peak Power Note                                    100,000.00
     d.   Flax Note                                          100,000.00
     TOTAL                                                $3,143,823.42

H.   Remaining Businesses.

     The Trustee has retained only the Debtor's business assets that the Trustee believes have value, and which may be operated at a profit to the benefit of the stockholders in the Reorganized Debtor. FOR
A DETAILED DISCUSSION OF THESE ASSETS, SEE THE "BUSINESS PLAN PREPARED BY CURRENT MANAGEMENT" WHICH IS ATTACHED HERETO AS EXHIBIT "3". FOR AN ESTIMATED VALUATION OF THESE ASSETS, SEE SECTION III OF THIS DISCLOSURE STATEMENT. Upon the reasonable written request of any party-in-interest and subject to appropriate confidentiality agreement, the Trustee will make available certain documents concerning these business assets.
In the opinion of the Trustee, Bonneville's current management has, during the Trustee's administration of the Estate, performed admirably and should be given much of the credit for the value which now exists in the Debtor's (or its Subsidiaries') current businesses. Those business assets are summarized as follows:

     1. Bonneville Fuels, Corp. ("Fuels") (which includes Fuels' wholly owned subsidiaries: Colorado Gathering Corp.; Bonneville
Fuels Marketing Corp.; Bonneville Fuels Management Corp.; and Bonneville Fuels Operating Corp.). Fuels is a wholly owned subsidiary of Bonneville engaged, primarily, in natural gas and oil production and sales in the Western United States. During the period since Bonneville's bankruptcy, Fuels has dedicated its cash flow to reducing its debt and more recently has been actively acquiring and developing additional oil and gas properties. As of March 31, 1998, Fuels and its subsidiaries had 15 full-time and four contract and part-time employees, and anticipates hiring additional professionals during 1998.

     In the calendar year ending December 31, 1997 Fuels had gross revenues of $19.7 million, net operating income before tax of $1.0 million and total discretionary cash flow of $3.2 million. Based on an independent report prepared by the Ryder Scott Company, as of December 31, 1997 Fuels' total proved oil and gas reserves had a present value, using SEC (PV10) pricing, of approximately $19.6 million.

     BECAUSE THE VALUE OF FUELS' OIL AND NATURAL GAS RESERVES IS
PRIMARILY DEPENDENT ON THE PRICE OF EACH COMMODITY, SUCH RESERVE VALUE CONSTANTLY FLUCTUATES AS THE PRICES OF THESE COMMODITIES RISE AND FALL.

     At the time of the filing of Bonneville's bankruptcy petition, there was little, if any "net equity" for Bonneville in Fuels because Fuels owed secured debt to Chase Manhattan Bank ("Chase") in the amount of approximately $15.7 million. The Chase debt has now been paid off. As of December 31, 1997, Fuels had outstanding secured debt to Colorado National Bank totaling approximately $2.4 million. Fuels may increase its secured debt in order to satisfy (or pay in lieu of) the Discretionary Notes discussed in Section IV, N. of this Disclosure Statement. This would be treated on Fuels' books as a loan to Bonneville and would be carried at market rates.

     Since the appointment of the Trustee, Fuels has made no distributions to Bonneville (i.e., paid no dividends to Bonneville) because all of Fuels' cash flow has been used to either pay off the above-referenced debt to its lender or to acquire and/or develop additional oil and gas properties (reserves) for Fuels. Although the Estate possessed little net equity in Fuels at the time of the Trustee's appointment, due to the efforts of current management, Fuels has now become a valuable asset. For an estimated valuation of Fuels, see
Section III of this Disclosure Statement.

     2. Bonneville Nevada Corporation, a Utah corporation ("BNC") is a wholly owned subsidiary of the Debtor. BNC owns a 50% partnership interest in Nevada Cogeneration Associates #1 ("NCA #1"). NCA # 1 is the owner of an 85 megawatt natural gas fired cogeneration project located near Las Vegas, Nevada that has been in commercial operation since approximately June of 1992. NCA # 1 sells all of its produced power to Nevada Power Company ("NPC") which company is listed on the New
York Stock Exchange under the symbol NVP.(63) Bonneville Pacific Services Company, Inc. ("BPSC") provides operating and management services to NCA #1.

     The other fifty percent (50%) partnership interest in NCA #1 is owned by Texaco Clark County Cogeneration Company, a subsidiary of Texaco, Inc. ("Texaco"). As a result of agreements between Texaco and
---------------
(63) NCA #1 also sells thermal energy in the form of exhaust and chilled water to a subsidiary of Georgia Pacific which utilizes the thermal energy in its manufacturing of gypsum wall board.

BNC, the ability of either Texaco or BNC to sell or dispose of their interest in NCA # 1 may be limited.

     In 1992 Bonneville owed the Bank of Tokyo a $6.6 million obligation which was secured by Bonneville's stock in BNC; such obligation related to Bonneville's capital investment in NCA # 1. Bank of Tokyo has now been paid in full with interest (for a total repayment of $9,069,282.00) from the partnership distributions resulting from the operations of the NCA # 1 project.

     The original loan to construct the NCA # 1 project totaled
$111.8 million; that indebtedness, as of December 31, 1997, has been reduced to approximately $78.3 million. The $78.3 million in obligations are owed to a consortium of institutions on a nonrecourse (to Bonneville) loan and to holders of industrial revenue bonds. Bonneville has guaranteed repayment of the industrial revenue bonds, which bond obligation currently totals approximately $27.4 million. As set forth in the Plan, the Reorganized Debtor will continue to guarantee repayment of the industrial revenue bonds.

     Arbitration regarding curtailment activity (i.e., reduced power purchases) by NPC has been concluded with NCA # 1 being awarded and paid $829,920.00; that payment was reflected in the amounts distributed
in 1996 to NCA # 1's partners.   There have been no curtailments since
October of 1996. In light of curtailment and market risks facing both NCA # 1 and NPC, the parties negotiated and reached an agreement pertaining to future curtailments. The agreement, which was executed on October 3, 1997, provides for a small reduction in applicable energy rates but eliminates the economic risk from future curtailments, except in limited circumstances. The agreement also resolves all remaining litigation between the parties and permits the parties to voluntarily reduce (displace) power purchase and sales requirements in response to changing market conditions.(64) This agreement must be approved by the Public Utility Commission of Nevada ("PUCN") before it becomes effective. A petition for approval of such agreement was submitted to the PUCN on November 3, 1997. A public hearing on the petition was held before the PUCN on April 6, 1998. The petition is scheduled to be considered by the PUCN at the PUCN's next regularly scheduled meeting. Management for NCA # 1 believes that the settlement agreement, if approved by the PUCN, will provide NCA # 1 with long term revenue stability and additional flexibility in anticipation of market deregulation.

     On or about September 27, 1996, NCA #1 was served with Findings and Notices of Violation issued by Region IX of the United States Environmental Protection Agency (the "EPA") for alleged violations of the Clean Air Act's Prevention of Significant Deterioration program applicable for the State of Nevada. Specifically, the EPA alleges that NCA #1, contrary to applicable operating permits, failed to timely install "Best Available Control Technology" at the plant in the form of a selective catalytic reduction system to control Nox emissions. Management of NCA # 1 has disputed the EPA's claims. Representatives of both sides of this dispute have reached an agreement in principle but a written agreement has not yet been executed. Attorneys for both sides are working on a draft of a proposed agreement, which the parties anticipate will be finalized and signed sometime in 1998.

     The Partners in the NCA #1 Project are BNC and Texaco Clark County Cogeneration Company ("TCCCC"), a wholly owned subsidiary of Texaco, Inc.
---------------
(64) The owners of the NCA #2 Project (which is operated by BPSC) have also entered into a similar agreement with NPC concerning future curtailments.

The Partnership Agreement provides that the partners share equally in the allocation in income (loss), depreciation expenses and other tax benefits from the operations of the Partnership. The Agreement further provides that BNC receives a disproportionate share of net cash distributions, (66 2/3% to BNC and 33 1/3% to TCCCC), until such time as net cash distributions from the project equal $18.8 million, at which time both partners are to share equally in the net cash distributions.

     During the calendar year ending December 31, 1996, the NCA #1 project had a net operating revenue of $6,758,140.00 (audited). In accordance with the Partnership Agreement, BNC was allocated fifty percent of the net operating income. Distributions from project operations for the same period totaled $5.1 million. As a result of an arbitration settlement with Nevada Power Company a special distribution of $900,000.00 was made in June of 1996. An additional distribution of $4,320,000.00 was available from a decrease in the level of funding required in the reserve accounts due to an amendment to the Construction Loan, Term Loan and Reimbursement Agreement providing financing for the project. The Total Distribution to the NCA #1 partners in 1996 was $10,321,000.00. The 1996 distribution paid by NCA # 1 to BNC totaled $6,880,000.00.

     During the calendar year ending December 31, 1997, the NCA #1 project had a projected net operating revenue of $7,803,559.00 (audited). In accordance with the Partnership Agreement, BNC was allocated fifty percent of the net operating income. Distributions from project operations for the same period totaled $6.7 million. With the distributions from NCA # 1 to BNC in 1997 the total net cash distributions from the project (since 1992) exceeded the $18.8 million level and, therefore, all future distributions to BNC and TCCCC will be made on an equal basis. The total distribution received by BNC from NCA # 1 in 1997 was $3,516,000.00.

     From the appointment of the Trustee through December 31, 1997, BNC has paid to Bonneville (in the form of dividends) a total of $16,168,762.08, of which $9,069,282.00 was paid to the Bank of Tokyo. BNC is now the Estate's most valuable asset. For an estimated valuation of Bonneville's interest in the NCA # 1 Project, see Section III of this Disclosure Statement.

     3. Bonneville Pacific Services Company, Inc., ("BPSC"). BPSC is a wholly owned subsidiary of Bonneville which is in the business of operating power projects. BPSC currently operates both the NCA #1 Project and its "sister" project, the 85 megawatt NCA # 2 Project.(65)
  BPSC helped finance and also owns a fifty-one percent (51%) interest in a four (4) megawatt power project located near Navojoa, Mexico, as discussed in detail in the Business Plan Prepared by Current Management (Exhibit "3") (the CONAV Project). BPSC also oversees the operation of, and manages, Bonneville's Kyocera Power project, which project is discussed below.

     At the time of the filing of Bonneville's bankruptcy petition, BPSC operated a number of other power projects in which Bonneville had a direct or indirect interest. However, at that time there was little, if any, "net equity" in BPSC for Bonneville because BPSC was likely insolvent since the cost of BPSC's operations exceeded the funds generated therefrom; i.e., in the opinion of the Trustee, some of the Bonneville Insiders had structured some of BPSC's contracts so that the revenues generated from operation of the projects did not equal the cost to operate the projects. The Trustee and current management took action to eliminate those unprofitable contracts and, therefore, made BPSC a solvent, valuable entity.
---------------
(65) NCA #2 also sells all of its produced power to Nevada Power Company. NCA #2 also sells thermal energy in the form of exhaust and chilled water to Pabco which utilizes the thermal energy in its manufacturing of gypsum wall board.

     BPSC has been streamlined during the Trustee's tenure. BPSC now employs approximately 38 people. For the one-year period ending December 31, 1997 BPSC had a net operating income of approximately 1,140,000.00. BPSC has no long term or secured debt.

     From the appointment of the Trustee through December 31, 1997, BPSC has paid to Bonneville (in the form of a dividend in December of 1997), a total of $3.9 million.

     For an estimated valuation of BPSC, see Section III of this Disclosure Statement.

     4.   Kyocera Project ("Kyocera").  Kyocera is a 3.2 MW gas
fired cogeneration facility owned directly by Bonneville and located in
San Diego, California.   Power and chilled water from the project is
purchased by Kyocera American, Inc. ("KAI").(66) At the time of the filing of Bonneville's bankruptcy, the contract pursuant to which KAI purchased power from Kyocera provided for a purchase price that was a discount rate targeted to be a certain percentage below the rates charged by San Diego Gas and Electric. The discount rate began at
8% and pursuant to the terms of the contract increased, over a 20 year period, to 40% below the rates charged by San Diego Gas and Electric. At those discounted prices, Kyocera's operation was not economically feasible. In 1995, the Trustee and KAI entered into an amendment of the power purchase contract that, INTER ALIA, capped the discount rate for purchase of power at thirteen percent (13%) below the rates charged by San Diego Gas and Electric. That contract remains in place through at least March 31, 1999 and is currently being renegotiated. For the one-year period ending December 31, 1997, Kyocera generated a net income of $86,843.00; this compares to net income of $234,471.00 for the year ending December 31, 1996, some of the decrease being
---------------
(66) Kyocera American Inc. is a subsidiary of Kyocera Corp., a Japanese company whose American Depository Receipts are traded on the New York Stock Exchange under the symbol KYO.

attributable to higher fuel prices. If natural gas prices substantially increase and remain at a high level, or if Bonneville is not able to successfully renegotiate its power purchase contract with KAI, then the Kyocera project may not be able to continue to operate at a profit. Kyocera is not subject to any long-term or secured debt.

     For an estimated valuation of this project, see Section III of this Disclosure Statement.

I. LITIGATION: SEGAL (TRUSTEE) V. PORTLAND GENERAL ET. AL. (UNITED STATES DISTRICT COURT FOR THE DISTRICT OF UTAH, CASE NO. 92-C-364J AND CASES SEVERED THEREFROM OR RELATED THERETO).

     From the time of the Trustee's appointment, the Trustee, BG&M, NED and CR&S conducted an in-depth investigation of Bonneville's history, including the fictitious "earnings" transactions and the parties involved in those transactions. The investigation encompassed tens of thousands of hours of time of the various professionals.

     In August, 1993, the Trustee, through BG&M and CR&S, filed an Amended Complaint (approximately 600 pages in length) in SEGAL
(TRUSTEE) V. PORTLAND GENERAL ET AL, Case No. 92-C-364J ("SEGAL
(TRUSTEE) V. PORTLAND GENERAL"), the Honorable Bruce S. Jenkins presiding. The Amended Complaint asserted various claims against scores of defendants.(67)  In a few instances, where the Trustee believed that further pre-litigation investigation or negotiation was appropriate, parties that were allegedly liable to the Estate were not named as defendants in SEGAL (TRUSTEE) V. PORTLAND GENERAL, but entered into "tolling" agreements with the Trustee (i.e., agreements that "tolled" the running of any statute of limitation period); such tolling
---------------
(67) Prior to filing the Amended Complaint, the Trustee reached a settlement with one of the Bonneville Principles, Salt Lake City
     Mayor, Deedee   Corradini, and her now ex-spouse, Yan Ross;
     pursuant to that settlement, Corradini and Ross paid the Estate more than $800,000.00 agreements permitted further investigation by the Trustee or continued negotiations for settlement. The Amended Complaint (and the several subsequent amendments thereto) must be reviewed in its entirety to determine which causes of action were asserted against which defendants; (i.e., some of the defendants were accused of intentional, wrongful conduct whereas claims against other defendants were only for negligence or for recovery of preferential transfers). All of the defendants and all of the persons or entities who reached settlements with the Trustee expressly denied (and still deny) all of the Trustee's allegations of wrongdoing.

     For almost three years (one year of investigation and two years of litigation), i.e., until June, 1995, the Bonneville Estate expended approximately $3 million in out-of-pocket costs in pursuing the SEGAL (TRUSTEE) V. PORTLAND GENERAL litigation and had recovered only slightly in excess of that amount. At the same time, BG&M had expended nearly $10 million in attorneys' time and had received no compensation for their services. At times during this three (3) year period the Trustee had concerns whether the Estate would have sufficient cash available to it to continue to keep administrative expenses current.

     However, beginning in June of 1995 and continuing into September of 1997, the Trustee entered into settlements with numerous defendants in SEGAL (TRUSTEE) V. PORTLAND GENERAL and with other Persons against whom the Trustee held claims. Those settlements generated recoveries totaling $187,122,911.56 as detailed below:(68)
---------------
(68) Most of the settlements are detailed and complicated. Each settlement agreement must be reviewed in its entirety for all the terms and conditions of the settlement. In each settlement, the settling party DENIES all of the Trustee's respective allegations against them and deny all fault or liability. All of the settlements were approved by the Bankruptcy Court.

     The "Settlement Amounts" include all consideration, from whatever source, received by the estate related to the named settling party. In some instances, the amounts include interest which accrued in trust accounts pending approval of the settlement and the ultimate release of the funds to the Trustee. The amounts reflected include the accounts receivable set forth in Section III, B.3 of this Disclosure Statement. The amounts reflected do NOT include possible additional recoveries from a few of the settlement parties (see
     Section III, B.5 of this Disclosure Statement). The stock of Bonneville received by the Trustee from some of the settling parties is set forth in Section VI,D. of this Disclosure Statement; no attempt was made to "value" such returned stock and, therefore, the "value" of such returned stock is NOT included in the "Settlement Amounts." The amounts do NOT include $290,000.00 paid by the Deseret Trust company to the Hixsons. The amounts do include payment of accrued interest on L. Wynn Johnson's $1.4 million promissory note (calculated through March 18, 1998). The Carl T. Peterson amount includes $500,000.00 paid to the Estate as part of the District Court ordered criminal restitution. The amounts also reflect collections received in connection with an adversary proceeding initiated by the Trustee entitled SEGAL (TRUSTEE) V. SALLAH INTERNATIONAL, A.P. No. 92PA-2561

                     LITIGATION RECOVERIES (SETTLEMENTS)

Name of Settling            Relationship with            Date of
Settlement Amount
Parties                     Bonneville                   Bankruptcy      Paid or
to be Paid
                                                         Court Order
                                                         Approving
                                                         Comprehensive
                                                         Settlement
Deloitte & Touche, et al.  Accountants/Auditors          5/2/96
$65,352,324.64

Mayer, Brown & Platt, et
al.                        Attorneys                     5/28/96
31,932,579.98

Kidder Peabody             Consultant/Underwriter       10/29/96
15,000,000.00

Perkins Coie               Attorneys                     5/6/96
12,750,000.00

Fraser & Beatty
(Bradley)                  Attorneys                     9/4/96
10,000,000.00

Piper Jaffray              Consultant/Underwriter        9/9/96
10,000,000.00

Name of Settling            Relationship with            Date of
Settlement Amount
Parties                     Bonneville                   Bankruptcy      Paid or
to be Paid
                                                         Court Order
                                                         Approving
                                                         Comprehensive
                                                         Settlement
Westinghouse               Lender                       12/23/96
6,950,000.00

Parsons, Behle &
Latimer                    Attorneys                     7/26/95
6,901,030.21

Norwest Bank               Lender                        5/13/97
5,000,000.00

Yanke/Dinuba Energy        Seller-Dinuba Project         3/18/97
4,500,000.00

Carl T. Peterson           Insider                       2/13/96
4,007,694.07

German Entities            Business Associates          11/18/94
2,100,000.00

L. Wynn Johnson            Insider                       5/15/96
1,927,262.72

Hanifen Imhoff             Underwriter                   9/26/95
1,757,197.05

Church Tithing and Trust
(recovery of charitable
donation only)             None                          7/8/97
1,390,000.00

Robert Wood                Insider                       5/1/96
1,080,975.00

Raymond Hixson             Insider                       7/22/96
1,023,727.00

Coffin Parties             Attorneys                     7/1/97
990,511.67

Kruse Parties              Attorneys                    11/4/97
900,000.00

Corradini/Ross             Various                       9/16/93
805,006.39

Calpine                    Business Associates           1/28/97
767,500.00

Robert Pratt (preference
recovery only)             Former President              5/15/96
675,000.00

Houlihan-Dorton            Appraiser                    12/11/95
533,264.99

Mark Rinehart (National
Union)                     Attorney                      8/21/96
400,000.00

Name of Settling            Relationship with            Date of
Settlement Amount
Parties                     Bonneville                   Bankruptcy      Paid or
to be Paid
                                                         Court Order
                                                         Approving
                                                         Comprehensive
                                                         Settlement
Stephen Nadauld
(preference recovery
only)                      Former CFO                   11/29/95
260,250.00

David Hirschi              Insider                       7/26/95
65,154.59

Gerald C. Monson           Vice President of             7/16/97
30,000.00
                           Accounting

Jack Dunlop                Insider                       1/13/97
13,433.25

Brent Haymond              Business Associate           10/24/94        $
10,000.00

TOTAL
$187,122,911.56



     The foregoing list does not include any amounts from Portland General itself because the Estate received no monetary recovery in its settlement with Portland General; however, in the September 9, 1996 Settlement Agreement between Portland General and the Trustee, which was approved by the Bankruptcy Court, Portland General waived its $76 million claim (before trebling) against the Estate and transferred 7,842,067 shares of Bonneville's Existing Common Stock to the Trustee. While pursuant to such settlement agreement Portland General retained two million shares of Bonneville's Existing Common Stock, Portland General has agreed to cooperate with the Trustee in the reorganization of Bonneville.

     As previously discussed (Section X, D. of this Disclosure Statement), from the above-mentioned $187,122,911.56 recovery, the Trustee's special litigation counsel, BG&M, is entitled, subject to Bankruptcy Court approval, to twenty percent (20%) of all amounts recovered before litigation was commenced and thirty-three percent (33%) after litigation was filed; costs are deducted before the percentages are calculated and CR&S's fees for assistance in the litigation are deducted from BG&M's contingent fee.(69) The following settlements were achieved without the filing of litigation: Norwest Bank, Church Tithing and Trust, Raymond Hixson, Coffin Parties, Kruse Parties, Gerald Monson and part of Corradini/Ross and Jack Dunlop; all of the other recoveries related directly or indirectly to litigation matters. Accordingly, through December 31, 1997 BG&M has received from the Estate, as allowed by the Bankruptcy Court, fees totaling $55,471,942.00 and the Trustee anticipates that BG&M may be entitled to receive an additional amount of contingent fees (primarily from the accounts receivable discussed in Section III, B.3 of this Disclosure Statement) of approximately $2,000,000.00,(70) subject to review and

Allowance by the Bankruptcy Court.

     At the present time the Trustee does not anticipate asserting other prepetition causes of action against any Person.(71) While the Trustee entered into tolling agreements with other Persons, for various reasons (primarily either difficulty in proving liability or in recovering upon any judgment) the Trustee does not at this time intend
---------------
(69) Through September 30, 1997, litigation costs totaled
     $6,826,211.11 (of which $5,275,241.81 was paid to BG&M for reimbursement of its costs) and CR&S's fees related to litigation totaled $722,793.51. BG&M recently filed its seventeenth and FINAL cost application wherein BG&M sought additional costs of $2,298.05; a hearing on the final cost application was held as scheduled on April 13, 1998 at which time the Bankruptcy Court approved and allowed BG&M's final cost application.

(70) BG&M recently filed its ninth and FINAL fee application wherein BG&M sought additional fees of approximately $1,834,865.09 plus its contingent fee share of any tax refunds received by Bonneville from the tax refunds to the Bonneville Insiders. A hearing on the final fee application was held as scheduled on April 13, 1998 at which time the Bankruptcy Court approved and allowed BG&M's final fee application.

(71) However, the Estate does have a contingent interest in litigation now pending in Canada related to the Long Sault Project; see
     Section X,E.17 of this Disclosure Statement.

to pursue claims against any other Persons; such tolling agreements will soon expire by their own terms.

     The Estate also has contingent rights to additional funds under existing settlements between the Trustee and Peterson, Johnson, Wood and Hixson; specifically, if those Bonneville Insiders (or their affiliates) obtain certain tax refunds based upon monies which they repaid to the Estate, then the Estate will receive one-half of the refund after payment of the Bonneville Insiders' professionals for fees and costs relating to obtaining the refunds. Each of these Bonneville Insiders have now filed tax returns in which they are seeking material refunds. These contingent rights are reflected within the miscellaneous assets listed in Section III, B.5 of this Disclosure Statement. There is no assurance that the Estate will recover any additional funds from those existing settlements or that the Estate will obtain any additional funds from the Long Sault litigation matter.

J.   Litigation: Other.

     In addition to claims that formed the core of SEGAL (TRUSTEE) V. PORTLAND GENERAL litigation, the Trustee pursued numerous claims seeking affirmative recovery for the Estate based upon causes of action including, but not limited to, claims arising from
preferential transfers.  In some instances the causes of action were resolved before lawsuits were filed, and in other instances the Trustee, through counsel, commenced an adversary proceeding in the Bankruptcy Court. In each instance, the Trustee's cause of action has been fully resolved.  The following is a list of the recoveries for the Estate generated from those claims and adversary proceedings:(72)
---------------
(72) Each settlement agreement must be reviewed in its entirety for all the terms and conditions of the settlement. Pursuant to the terms of respective settlements, Brighton Bank hold a deeply subordinated claim (Class 8) against the Estate in the sum of $295,000.00; AFCO holds a deeply subordinated claim (Class 8) in the amount of $110,000.00; Sea First, as successor-in-interest to Security Pacific, holds a deeply subordinated claim (Class 8) in the amount of $1 million; and Brobeck, Phelger & Harrison holds a deeply subordinated claim (Class 8) in the amount of $40,000.00.

      Name of Settling Party           Nature of Claim          Amount Received
Central Vermont Public Services   Breach of Contract            $460,000.00

Brighton Bank                     Preferential Transfer          295,000.00

Security Pacific Bank             Preferential Transfer - ESOP   190,000.00

AFCO Financial Services           Preferential Payment and
                                  Post-Petition Transfers        110,000.00

James S. Goff                     Preferential Severance
                                  Payment                         98,000.00

Brobeck, Phelger & Harrison       Preferential Transfer           19,000.00

Holme Roberts & Owen              Preferential Transfer           15,000.00

Watkiss & Saperstein              Preferential Transfer            1,924.15

The above recoveries were not subject to the contingency fee of BG&M. However, in SEGAL V. CENTRAL VERMONT POWER SERVICES adversary proceeding, for which the recovery totaled $460,000.00, there was a contingent fee paid to Cheney, Brock & Saudek, the Trustee's special counsel, with Bankruptcy Court approval, which totaled $154,459.25. Except as otherwise discussed above, the Trustee believes all of the prepetition causes of action that Bonneville held for affirmative recovery have been resolved and the Trustee does not anticipate further recovery.

K.   Cooperation with Federal Prosecutors Concerning Insiders.

     In conjunction with administration of Bonneville's bankruptcy estate, the Trustee, the Trustee's Professionals and certain employees of Bonneville fully cooperated with the Federal Bureau of Investigation, the Office of the U.S. Attorney, the Internal Revenue Service, the Securities and Exchange Commission and other federal governmental entities responsible for investigating Bonneville and the Bonneville Insiders. As a result of those investigations and subsequent prosecutions, each of the Bonneville Insiders pled guilty to a felony relating directly or indirectly to Bonneville. All of the Bonneville Insiders, with the exception of Hixson, spent time in a federal penitentiary as a result of those pleas. In addition, David Hirschi has been indicted and that matter is still pending.

L.   Fees and Costs Paid to the Trustee's Professionals.

     During the period from June 12, 1992 through December 31, 1997 (for fees and costs generally accrued through September 30, 1997),(73) Professionals employed by the Trustee have been allowed and paid the following fees and costs:

        AMOUNT ALLOWED AND PAID TO THE TRUSTEE'S PROFESSIONALS
                     THROUGH DECEMBER 31, 1997

Professional                  Fees               Costs            Total
Beus, Gilbert & Morrill(74)   $55,471,942        $5,275,242       $60,747,184

---------------
(73) The last period for which most of these Professionals have been paid ended on September 30, 1997; however, some of these
    Professional filed interim applications for the period from October 1, 1997 through January 31, 1998. In their most recent interim fee applications, CR&S sought an additional $157,818.83 in fees and costs; WG&M sought an additional $83,141.46 in fees and costs; and NED sought an additional $21,396.22 in fees and costs. A hearing on these interim fee applications was held as scheduled before the Bankruptcy Court on April 13, 1998 at which time each application was granted.

(74) For a description of the contingent fee legal services rendered by BG&M, see Section X,I. Of this Disclosure Statement. Also see footnotes 69 and 70 herein for information on BG&M's pending final fee and cost applications.

         AMOUNT ALLOWED AND PAID TO THE TRUSTEE'S PROFESSIONALS
                     THROUGH DECEMBER 31, 1997

Professional                      Fees            Costs            Total
Cohne, Rappaport & Segal(75)      3,490,086       220,562          3,710,648

Neilson, Elggren, Durkin & Co.    2,559,635        24,798          2,584,433

Weil, Gotshal & Manges              212,027        20,783            232,810

Bear Stearns & Co. Inc.             200,000        14,744            214,744

Cheney, Brock & Saudek              154,459                          154,459

Hein plus Associates                 71,152         8,913             80,065

Murphy Weir & Butler                 12,082                           12,082

McEwen, Gisvold, Rankin,
Carter & Streinz                      5,408           355              5,763

     For services provided from June 12, 1992 to approximately
November 30, 1992 the law firm of Snell & Wilmer has sought or may seek the allowance of approximately $74,000.00 or more in fees and costs related to such firm's services in connection with transitioning the Debtor's case from the Debtor-in-possession to the Trustee.
The Bankruptcy Court denied allowance of all of the requested fees and costs (through October 31, 1992); see 147 B.R. 803 (Bankr. D. Utah 1992)
and 196 B.R. 868 (Bankr. D. Utah 1996).   Snell & Wilmer appealed that
---------------
(75) Cohne, Rappaport & Segal, P.C. ("CR&S"), the Trustee's general counsel, has undertaken the responsibility for general legal oversight and bankruptcy law administration throughout the Trustee's tenure. CR&S's duties encompassed supervision of all legal aspects of the bankruptcy case, including but not limited to the SEGAL (TRUSTEE) V. PORTLAND GENERAL, ET AL. Litigation. CR&S also held primary responsibility for advising the Trustee on bankruptcy law issues which ranged from issues arising in the context of the SEGAL (TRUSTEE) V. PORTLAND GENERAL, ET AL. litigation to issues involved in administration of estate assets (such as sale or abandonment), resolution of claims disputes and negotiating, and formulating and drafting of the Trustee's Plan and this Disclosure Statement.

decision and on appeal the District Court indicated in its opinion dated February 12, 1998 and entered on February 18, 1998 that while all of the fees and costs sought by Snell & Wilmer for the period prior to June 12, 1992 were properly denied (and should be disgorged), Snell & Wilmer might be entitled to some of the post June 12, 1992 fees and costs, but remanded the matter to the Bankruptcy Court for further consideration of this particular issue.(76) Also see footnote 50 herein.

     Bear, Stearns & Co., Inc. has also been paid by the Estate a $100,000.00 retainer in connection with services provided by that company to the Trustee; such retainer would be credited against any final fee application amounts allowed by the Bankruptcy Court.

     From June 12, 1992 through January 31, 1998 the Trustee has been allowed and paid, based upon his hourly rate, fees(77) in the total sum of $934,472.00 and costs in the total sum of $32,010.72.

          XI.  FUTURE BUSINESS OF THE REORGANIZED DEBTOR

A.   Business Plan Prepared by Current Management.(78)
---------------
(76) On March 19, 1998 the Trustee entered into a settlement agreement with Snell & Wilmer which, if approved by the Bankruptcy Court, would result in the Estate paying Snell & Wilmer the sum of $73,915.08 in full satisfaction of Snell & Wilmer's aforesaid post June 12, 1992 Claim. A hearing on the Trustee's motion for approval of such settlement agreement was scheduled for April 17, 1998 and at that time the Bankruptcy Court approved the Settlement.

(77) See 11 U.S.C Section 326(a) and footnote 16 of this Disclosure Statement for the limitations on the compensation of a Chapter 11 trustee.

(78) The business plan is prepared by the current management of the Debtor or its operating subsidiaries. The business plan reflects the type of future business for the Reorganized Debtor that would be operated IF conditions remained unchanged and if current management were to direct the future business operation of the Reorganized Debtor. HOWEVER, THE REORGANIZED DEBTOR'S FUTURE BUSINESS OPERATION IS TO BE DIRECTED BY AN INDEPENDENT BOARD OF DIRECTORS. Accordingly, such independent board, in the exercise of its business judgment, may choose not to follow the recommendations of current management and, therefore, the future business operations of the Reorganized Debtor may differ significantly from the future business operation discussed in the Business Plan Prepared by Current Management.

     As set forth in detail in Business Plan Prepared by Current Management attached hereto as Exhibit "3", current management of the Debtor believes that the Reorganized Debtor can continue to be profitably operated for the benefit of the holders of the common stock in the Reorganized Debtor. Specifically, current management believes (and the Trustee concurs) that the Debtor's present profitable businesses, such as power generation, oil and gas production and sale, and power plant operation and management, can continue to operate for the benefit of all stockholders of the Reorganized Debtor. For those reasons and several others, reorganizing the Debtor as a going concern is believed by the Trustee to be significantly more beneficial to the Estate's Creditors and Interestholders than liquidating the Debtor's assets.

     The Reorganized Debtor intends to take all reasonable actions to facilitate the listing of the common stock in the Reorganized Debtor (after the Reverse Stock Split) on a publicly recognized market such as the NASDAQ National Market System or the NASDAQ Small Cap Market. In order to facilitate such listing, the accounting firm of Hein plus Associates has been retained and is preparing to complete audited financial statements for the Debtor and its Affiliates (for the last several years). Most of the audit work in this regard has already been completed by Hein plus Associates. There is, however, no assurance such listing will be obtained or that a publicly recognized market for the trading of the common stock of the Reorganized Debtor will be established.(79) Also see Section VI, I. of this Disclosure Statement.

     The Business Plan attached hereto as Exhibit "3" has been prepared by the Debtor's current management, not by the Trustee or his Professionals. The Trustee has reviewed the Business Plan and believes that it does not contain any material misstatements concerning the history of the Debtor or the present business status of the Debtor or its Affiliates. However, the Trustee cannot and does not make any representation concerning, verify or attest for the accuracy of the contents of the Business Plan or the ability of the Reorganized Debtor to achieve the projected results.

     THE BUSINESS PLAN IS PREPARED BY THE CURRENT MANAGEMENT OF THE DEBTOR OR ITS OPERATING SUBSIDIARIES. THE BUSINESS PLAN REFLECTS THE TYPE OF FUTURE BUSINESS FOR THE REORGANIZED DEBTOR THAT WOULD BE OPERATED IF CONDITIONS REMAINED UNCHANGED AND IF CURRENT
MANAGEMENT WERE TO DIRECT THE FUTURE BUSINESS OPERATION OF THE REORGANIZED DEBTOR. HOWEVER, THE REORGANIZED DEBTOR'S FUTURE
---------------
(79) The valuation of any equity securities such as the Plan Common Stock is subject to uncertainties and contingencies, all of which are difficult to predict. Actual market prices of the Reorganized Debtor's common stock following the Distribution Date (and after the Reverse Stock Split) will depend upon, among other things, the prices at which shares of companies in the same or similar lines of business then trade relative to the earnings of those companies, conditions in the financial markets, the anticipated initial securities-holding period of creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of the Reorganized Debtor's common stock (after the Reverse Stock Split) may also be affected by the Debtor's history in Chapter 11 and/or by other factors not possible to predict. Accordingly, the value established by the Bankruptcy Court at the Confirmation Hearing for the Plan Common Stock does not purport to be an estimate of the post-reorganization market trading value of the Reorganized Debtor's common stock after the Reverse Stock Split. Such trading value (after the Reverse Stock Split) may be materially different from the value discussed herein or that established by the Bankruptcy Court at the Confirmation Hearing.

BUSINESS OPERATION IS TO BE DIRECTED BY AN INDEPENDENT BOARD OF DIRECTORS. ACCORDINGLY, SUCH INDEPENDENT BOARD, IN THE EXERCISE OF ITS BUSINESS JUDGMENT, MAY CHOOSE NOT TO FOLLOW THE
RECOMMENDATIONS OF CURRENT MANAGEMENT AND, THEREFORE, THE FUTURE BUSINESS OPERATIONS OF THE REORGANIZED DEBTOR MAY DIFFER SIGNIFICANTLY FROM THE FUTURE BUSINESS OPERATION DISCUSSED IN THE BUSINESS PLAN.

     THE FINANCIAL PROJECTIONS BY MANAGEMENT HAVE NOT BEEN
EXAMINED OR COMPILED BY THE TRUSTEE'S PROFESSIONALS OR BY
INDEPENDENT ACCOUNTANTS. NEITHER THE TRUSTEE'S PROFESSIONALS NOR CURRENT MANAGEMENT MAKE ANY REPRESENTATION AS TO THE ACCURACY OF THESE PROJECTIONS OR THE ABILITY OF THE REORGANIZED DEBTOR TO
ACHIEVE THE PROJECTED RESULTS. MANY OF THE ASSUMPTIONS ON WHICH THESE PROJECTIONS ARE BASED ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES. INEVITABLY, SOME ASSUMPTIONS WILL NOT MATERIALIZE AND UNANTICIPATED EVENTS AND CIRCUMSTANCES MAY AFFECT THE ACTUAL FINANCIAL RESULTS. THEREFORE, THE ACTUAL RESULTS ACHIEVED THROUGHOUT THE PROJECTION PERIODS MAY VARY FROM THE PROJECTED RESULTS AND THE VARIATIONS MAY
BE MATERIAL. IT IS URGED THAT ALL OF THE ASSUMPTIONS BE EXAMINED CAFEFULLY IN EVALUATING THE PLAN.

     MUCH OF THE INFORMATION CONTAINED IN THE BUSINESS PLAN IS,
BY ITS NATURE, FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUPTIONS

OR PROJECTIONS THAT MAY PROVE TO BE WRONG OR MATERIALLY DIFFERENT
FROM THE ACTUAL RESULTS ACHIEVED BY THE REORGANIZED DEBTOR.
NOTHING IN THE BUSINESS PLAN MAY BE USED FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN.

B.   Current Management.

     The current management for the Debtor and some of its Affiliates are as follows:


   PERSON                                TITLE

Clark M. Mower       President of Bonneville Pacific Corporation

Steven H. Stepanek   President of Bonneville Fuels Corporation

Todd L. Witwer       President of Bonneville Pacific Services
                     Company, Inc.

Steve Blackham       Assistant Controller for Bonneville Pacific
                     Corporation

James Doherty        Plant Manager for Bonneville Pacific Services
                     Company, Inc.

James O. Cable       Vice President of Operations of Bonneville
                     Fuels Corporation

Kurby K. Bender      Controller of Bonneville Fuels Corporation

Roger Swenson        Vice President of Energy Marketing for
                     Bonneville Fuels Corp.

The job descriptions and qualifications for each of the above-named persons are described in detail in the attached Business Plan.
After the Effective Date the above officers or employees will continue to so serve until such time as the board of directors of the Reorganized Debtor directs otherwise.

     Compensation (i.e., gross salary and bonus) paid by the Debtor or its Affiliates to current management is summarized as follows:

   PERSON            1993       1994       1995       1996       1997
Clark M. Mower       $145,000   $155,923   $156,462   $167,133   $172,545

Steven H. Stepanek    110,000    143,933    157,007    153,024    155,152

Todd L. Witwer         94,308    106,616    113,008    121,736    119,578

Steve Blackham         46,000     48,982     62,664     67,300     70,097

James Doherty          95,029     99,560    118,378    107,584    108,716

James O. Cable         82,732     89,997     94,039    100,323    106,484

Kurby K. Bender        75,796     79,194     79,603     85,612     88,892

Roger Swenson          63,713     80,369     84,990     83,511     86,902

     As authorized by the Bankruptcy Court, certain key employees of Bonneville Fuels and BPSC have entered into employment contracts with their respective companies. The contracts, in addition to providing for severance benefits, also provide an incentive for certain employees to assist in confirming this Plan. If this Plan is confirmed, the following individuals will receive the following approximate "confirmation bonus" from Bonneville Fuels or BPSC:(80)

                                            Approximate
               Person                    Confirmation Bonus

               Steven H. Stepanek           $152,000.00
               Todd L. Witwer                119,000.00
               James Doherty                  36,000.00
               James O. Cable                 70,000.00
---------------
(80) The confirmation bonus may, at the option of the employee, be taken in the form of either cash or the common stock of the Reorganized Debtor.

               Kurby K. Bender                44,000.00
               Roger Swenson                  40,000.00

Bonneville itself (as contrasted with Fuels and BPSC) does NOT have employment contracts with its employees. The board of directors for the Reorganized Debtor may, however, in its discretion, enter into employment contracts with the employees of the Reorganized Debtor and the board of directors of the Reorganized Debtor may elect to give incentives, including stock options, to the employees of the Reorganized Debtor or its subsidiaries.

C.   Management of the Reorganized Debtor.

     The Reorganized Debtor will have a seven (7) member board of directors. One director may be the Trustee. One director shall be Steven H. Stepanek, the current President of Bonneville Fuels Corporation. One director shall be selected by Wellhead Electric Company.(81) All other directors will be selected by the Trustee at his sole and exclusive discretion. Not later than ten (10) days prior to the commencement of the Confirmation Hearing the Trustee will file with the Bankruptcy Court a list (with their respective qualifications) of such board members; however, the Trustee anticipates that prior to the hearing on the adequacy of this Disclosure Statement he may supplement this Section and provide further details as to the persons (and their qualifications) whom the Trustee has selected.
All officers of the Reorganized Debtor will be elected by such board of directors; the board will also set the terms and conditions for
---------------
(81) Pursuant to the December 31, 1997 Conditional Letter Agreement, Wellhead Electric Company ("Wellhead") was given the option of designating one director for the Reorganized Debtor's board. Wellhead, or Persons affiliated with Wellhead, will receive millions of shares of Plan Common Stock (before the Reverse Stock Split) because Wellhead, or Persons affiliated with Wellhead, own several million dollars worth of Claims in Classes 5, 6, and 9, own nearly one-half of the Claims in Class 8, own the entire Claim consisting of Class 10, and own several hundred thousand shares of Existing Common Stock such management's employment. After the Effective Date, the rights of the shareholders in the Reorganized Debtor to elect or remove directors, as set forth in Bonneville's by-laws, shall not be affected by the Plan.

                      XII.  CERTAIN RISK FACTORS

     OTHER SECTIONS OF THIS DISCLOSURE STATEMENT DISCUSS IN DETAIL SOME OF THE RISKS ASSOCIATED WITH THE PLAN OR THE REORGANIZED
DEBTOR; ACCORDINGLY, THIS DISCLOSURE STATEMENT MUST BE READ IN ITS ENTIRETY. ADDITIONALLY, THE BUSINESS PLAN PREPARED BY CURRENT MANAGEMENT LISTS MANY OF THE RISKS INVOLVED IN THE BUSINESS OF THE REORGANIZED DEBTOR, AND THOSE RISKS ARE INCORPORATED HEREIN.
CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS, BY ITS NATURE, FORWARD LOOKING, CONTAINS ESTIMATES AND ASSUMPTIONS AND PROJECTIONS THAT MAY PROVE TO BE WRONG OR THAT MAY BE
MATERIALLY DIFFERENT FROM THE ACTUAL RESULTS ACHIEVED.

     THE BUSINESS PLAN PREPARED BY CURRENT MANAGEMENT (EXHIBIT "3" ATTACHED HERETO), THIS DISCLOSURE STATEMENT AND THE PLAN, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE THEREIN, CONTAIN VARIOUS FORWARD-LOOKING STATEMENTS AND INFORMATION THAT ARE BASED ON CURRENT MANAGEMENT'S BELIEFS AND ASSUMPTIONS, AS WELL AS INFORMATION NOW AVAILABLE TO CURRENT MANAGEMENT. WITHOUT
LIMITING THE GENERALITY OF THE FOREGOING, THE WORDS "BELIEVE," "ANTICIPATE," "ESTIMATE," "EXPECT" AND SIMILAR EXPRESSIONS, AS

SOMETIMES USED IN THE BUSINESS PLAN, THE PLAN OR THIS DISCLOSURE STATEMENT, ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS.
ALL FORWARD-LOOKING STATEMENTS AND INFORMATION IN THE BUSINESS
PLAN, THIS DISCLOSURE STATEMENT AND THE PLAN ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), AND ARE INTENDED TO BE COVERED BY THE SAFE HARBORS CREATED THEREBY. CLAIMANTS AND EQUITY HOLDERS ARE
CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, BUT NOT LIMITED TO, THE FACTORS SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THIS DISCLOSURE STATEMENT. ALTHOUGH CURRENT MANAGEMENT BELIEVES THAT THE
ASSUMPTIONS UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED
IN THE BUSINESS PLAN, THE PLAN OR THIS DISCLOSURE STATEMENT ARE REASONABLE, ANY OF THE ASSUMPTIONS COULD BE INACCURATE, AND
THEREFORE THERE CAN BE NO ASSURANCE THAT SUCH FORWARD-LOOKING STATEMENTS WILL PROVE TO BE ACCURATE. IN LIGHT OF THE SIGNIFICANT UNCERTAINTIES INHERENT IN SUCH FORWARD-LOOKING STATEMENTS, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE DEBTOR, THE ESTATE, THE TRUSTEE, THE TRUSTEE'S PROFESSIONALS, THE REORGANIZED DEBTOR, CURRENT MANAGEMENT OR ANY

OTHER PERSON THAT THE OBJECTIVES AND PLANS OF THE REORGANIZED
DEBTOR WILL BE ACHIEVED.

     Additional risk factors (i.e., risk factors in addition to those identified and discussed in other Sections of this Disclosure Statement or in the Business Plan Prepared by Current Management) which should be considered include but are not limited to the following:

     Post-Petition Taxes. For a discussion of possible risks associated with the Estate's post-petition tax liability, especially for the calendar year ending December 31, 1997, see Section IV, C. 2 of this Disclosure Statement

     Limited Working Capital. The Plan leaves the Reorganized Debtor with little working capital and, therefore, if additional cash is required the Reorganized Debtor will have to borrow to meet those cash requirements; it may or may not be possible for the Reorganized Debtor (or it subsidiaries) to obtain sufficient amounts of credit for working capital purposes.

     Future Capital Requirements. The Reorganized Debtor's future business is likely to be capital intensive. The long-term growth of the Reorganized Debtor, which may involve the development and acquisition of additional power generation projects and/or oil and/or gas resources, will likely require the Reorganized Debtor to seek substantial funds through various forms of financing. There can be no assurance that the Reorganized Debtor will be able to arrange the financing needed for additional projects. If the Reorganized Debtor is unable to secure such financing, or if the terms of such financing are not satisfactory to the Reorganized Debtor, its business could be materially adversely affected.

     No Dividends. It is likely that the Reorganized Debtor will retain all earnings for the operation and expansion of its business and, therefore, it is not likely that the Reorganized Debtor will pay any cash dividends on the common stock of the Reorganized Debtor at any time in the foreseeable future.

     Uncertainty as to Value of Stock in the Reorganized Debtor. Neither the Trustee, his Professionals, nor the Reorganized Debtor know at what price the common stock in the Reorganized Debtor (after the Reverse Stock Split) will trade if or when the common stock in the Reorganized Debtor trades on a publicly recognized market. The price at which the common stock of the Reorganized Debtor will trade in the future will likely be greatly affected by the success (or lack thereof) of management of the Reorganized Debtor to successfully implement the Business Plan or otherwise locate and develop other profitable business opportunities; also see footnote 79 herein.

     Limited Market for Common Stock.  The Debtor's Existing Common
Stock is currently traded on a limited basis on the over-the-counter market and is quoted in the National Quotation Bureau's Pink Sheets. There can be no assurance that an active market will ever develop for the common stock of the Reorganized Debtor (after the Reverse Stock Split). The lack of an active market for the common stock of the Reorganized Debtor could have an adverse effect on (1) the Reorganized Debtor's plan to obtain a NASDAQ Listing; (2) on the ability of holders of the common stock of the Reorganized Debtor to liquidate their shares; and
(3) on the ability of the Reorganized Debtor to raise additional capital in the future.

     Future Sale of Common Stock. It is expected that the shares of common stock of the Reorganized Debtor (after the Reverse Stock Split) will be unrestricted securities. Accordingly, following the Distribution Date of the Plan, substantially all of the common stock of The Reorganized Debtor then issued and outstanding could be resold in market or private transactions. The sale or attempted sale of significant numbers of shares of common stock of the Reorganized
Debtor would likely have the effect of reducing the market price for such stock, adversely affecting a possible NASDAQ listing, or even if listed, a continued listing, and adversely affecting the ability of the Reorganized Debtor to raise additional capital if such additional capital is needed for continued operations or growth.

     Uncertainty as to NASDAQ Listing. The Reorganized Debtor will attempt to have its common stock (after the Reverse Stock Split) listed on either the NASDAQ National Market System or the NASDAQ Small Cap System. Even if the Reorganized Debtor meets all of the financial and market criteria for a NASDAQ listing, there can be no assurance that the Reorganized Debtor will ever be listed on either NASDAQ system. Whether a company is listed on a NASDAQ system is solely within the discretion of NASDAQ.

     Power Generation Risk Factors. The Business Plan prepared by Current Management contains a detailed discussion of power generation risk factors, and that discussion is incorporated herein. Such discussions includes risks relating to: a) power project development and acquisition; b) capital requirements; c) competition;
d) government regulation; e) restructuring of the domestic electric utility industry; f) energy price fluctuations and natural gas;
g) international investments (particularly in Mexico); h) start-ups of power generation projects; i) general operating and environmental matters; j) impact of curtailment; and k) dependence on third parties.

     Oil and Gas Risk Factors.  The Business Plan Prepared by
Current Management contains a detailed discussion of oil and gas risk factors, and that discussion is incorporated herein. Such discussion includes risks relating to: a) reserve replacement; b) dependence on exploratory drilling activities; c) uncertainty of estimates of oil and natural gas reserves; d) marketability of production and price volatility; e) operating hazards and uninsurability of certain risks;
f) competition; g) technological changes; and h) governmental regulation and environmental matters.

     Other Risks. Any significant decline in general economic conditions could have a material, adverse effect on the Reorganized Debtor's business. If the Reorganized Debtor is not able to successfully renegotiate a power purchase agreement with KAI concerning the Kyocera Project, then the value of such project will be materially diminished.

     BECAUSE OF THESE AND OTHER RISK FACTORS THAT MAY AFFECT THE REORGANIZED DEBTOR'S FUTURE OPERATING RESULTS, PAST FINANCIAL PERFORMANCE OF THE DEBTOR OR ITS SUBSIDIARIES SHOULD NOT BE CONSIDERED AN INDICATOR OF FUTURE PERFORMANCE, AND THE POTENTIAL HOLDERS OF THE COMMON STOCK OF THE REORGANIZED DEBTOR SHOULD NOT USE THE DEBTOR'S HISTORICAL TRENDS TO ANTICIPATE RESULTS OR TRENDS FOR THE REORGANIZED DEBTOR IN FUTURE PERIODS.

                  XIII.  LIQUIDATION ALTERNATIVE

     THE TRUSTEE BELIEVES THAT IT IS IN THE BEST INTEREST OF THE ESTATE, ITS CREDITORS AND INTERESTHOLDERS TO REORGANIZE THE DEBTOR AS A
GOING CONCERN.

     At this time, the Trustee does NOT believe that the profitable businesses of the Debtor (and its subsidiaries) should be liquidated in a Chapter 11 or 7 proceeding. The Trustee believes that if the profitable businesses of the Debtor (and its subsidiaries) were now liquidated, holders of Claims or Interests in Classes 7, 8, 9, 10 and

11 would likely not receive as much present value as they will receive pursuant to the Plan.(82)

     Since the majority of the Debtor's assets have now been reduced to Cash (or its equivalent), the only assets of the Debtor which would likely be affected by a Chapter 7 liquidation would be the operating businesses of the Debtor, to wit, the NCA # 1 Power Project, Bonneville Fuels (and its subsidiaries), BPSC and the Kyocera Project. Such operating businesses are valued as set forth in Section III of this Disclosure Statement in excess of $60 million. If these same assets were liquidated in a Chapter 7 proceeding, the Trustee believes that the Estate would probably net substantially less than $60 million for the following reasons:

     1. BPSC would lose its operation and maintenance contracts ("O&M Contracts") on the NCA # 1 and NCA # 2 power facilities, resulting in a net loss in value of approximately five to six million dollars. Specifically, by the terms of the O&M Contracts, BPSC or its contracts may not be sold apart from Bonneville as a going concern. If the Debtor or BPSC are liquidated, the O&M Contracts would likely be canceled thereby resulting in significant losses to the estate.

     2. If the Debtor were to attempt to sell its interest in the NCA #1 Power Project, then the owner of the other one-half interest in the Project, a subsidiary of Texaco (TCCCC), may argue that it had a right to reasonably approve the buyer of the Debtor's interest and that it had a right of first refusal (to match any price offered by
---------------
(82) It is arguable whether holders of Claims in Classes 1 through 6 would receive as much in a liquidation as they will receive pursuant to the Plan. However, it is likely that the holders of claims in Classes 1 through 6 will more quickly receive their distributions of the Plan is Confirmed than if the Estate is liquidated. Additionally, if the Estate is liquidated there is a substantially better chance that competing groups of Creditors will litigate with one another over various Claim Allowance and distribution issues.

a potential buyer). Such assertions by the subsidiary of Texaco would likely chill any competitive bidding for the project and, therefore, the Trustee believes that the liquidation value of the Debtor's interest in the NCA # 1 Project is significantly less than the value of such interest to an operating Reorganized Debtor.

     3. The Estate would incur significant liquidation costs to sell its business assets. The Trustee estimates that additional attorneys' fees, sales related commissions and other fees or out-of-pocket costs to liquidate the Debtor's assets would be between two million ($2,000,000.00) and six million dollars ($6,000,000.00).

     Not only would liquidation of the Debtor's business assets result in a substantial loss to the Estate, its creditors and equity holders, but by liquidating the assets the Estate would forego several benefits of maintaining the businesses as a going concern. Such benefits include the following:

     1. As discussed elsewhere in this Disclosure Statement, the Reorganized Debtor probably possesses substantial tax benefits (e.g., net operating loss carryforward) which could be used to shelter some of the income earned by the Reorganized Debtor. If the assets are liquidated such future tax benefit will be lost.

     2. The independent power business is in the process of consolidating. The unique blend of the Debtor's operating businesses (i.e., a company that develops and operates power projects, along with an oil and natural gas producer which could supply the fuel to generate the electricity) may be the type of company that a larger, well-capitalized entity might be interested in merging with or acquiring. If such an appropriate "strategic partner" were eventually located by the Reorganized Debtor then such may benefit the owners of the common stock in the Reorganized Debtor.

     3. Over the last year natural gas prices in the region in which Bonneville Fuels produces have risen (approximately 85% of BFC's gross production revenue is from natural gas). This fact, combined with BFC's proven ability to locate and develop additional natural gas resources, indicates that it is possible (if natural gas prices continue to rise) that the future value of this part of the Debtor's business will be greater than its present value.

     Other factors that would likely result in a significant diminution in the value to be realized by certain Creditors and by the Interestholders if the Debtor were now to be liquidated would include:

     1. The forced sale ("fire-sale") environment surrounding a liquidation;

     2. Lower employee morale and possible loss of key personnel needed to maintain the value of the Debtor's existing businesses;

     3. Additional administrative expenses involved in the appointment of a Chapter 7 trustee and other professionals to assist such Chapter 7 trustee in connection with the liquidation;

     4.   Additional costs of litigation concerning Claims
(including their priority or allowance) or the post-petition interest issues if the Plan is not adopted;

     5. In a Chapter 7 case there would be a new claim bar date and, therefore, it is possible that new claims could be filed against the Estate;

     6. Possible adverse tax consequences (e.g., gains on the sales of the businesses); and

     7. The substantial time which would elapse before Creditors or Interestholders would receive any distributions from the Chapter 7 estate in respect to the Claims or Interests.

Consequently, the Trustee believes that the Plan will provide a greater return to holders of Allowed Claims in all Classes(83) and to the Interestholders than would liquidation.

     For all of these reasons the Trustee believes that it is in the best interest of the Estate, its Creditors and its Interestholders to reorganize the Debtor's operating businesses instead of liquidating them. Specifically, the Trustee believes that the businesses should emerge from under the umbrella of bankruptcy as soon as possible so that the Reorganized Debtor, with its independent board of directors and the management chosen by that board, can take control of the business operations of the Reorganized Debtor in order to both maximize the value of the Debtor's existing businesses and to pursue future business opportunities for the benefit of the holders of the common stock of the Reorganized Debtor.

                 XIV. SECURITIES LAW CONSIDERATIONS

     The planned issuance of securities in connection with the Plan raises several legal issues under the Bankruptcy Code ("Code") and securities laws, which are summarized, for informational purposes only, in this section. Under Section 1145 (a) of the Code, the issuance of securities to be distributed under the Plan, including the Plan Common Stock (subject to the Reverse Stock Split) and the Discretionary Notes, and the subsequent resale of such securities by entities that are not "underwriters" (as defined in Section 1145(b) of the Code) are not subject to the registration requirements of federal and state securities laws.
---------------
(83) Factor 4 above (litigation costs over Claims and/or post-petition interest issues) and factor 7 above (time delay) could negatively affect Creditors in Classes 1 through 4.

     BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE TRUSTEE
MAKES NO REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF SHARES OF PLAN COMMON STOCK (SUBJECT TO THE REVERSE STOCK SPLIT) OR ANY DISCRETIONARY NOTES DISTRIBUTED UNDER THE PLAN. IN ADDITION, THE INSTRUMENT[S] EVIDENCING THE DISCRETIONARY NOTES OR
THE DOCUMENT THAT ESTABLISHES THE TERMS THEREOF MAY CONTAIN PROVISIONS THAT RESTRICT OR INDICATE THE EXISTENCE OF RESTRICTIONS ON THE TRANSFERABILITY OF THE DISCRETIONARY NOTES. RECIPIENTS OF SECURITIES UNDER THE PLAN MUST CONSULT WITH THEIR OWN LEGAL
COUNSEL CONCERNING THE LIMITATIONS ON THEIR ABILITY TO DISPOSE OF THOSE SECURITIES. FURTHER, RECIPIENTS OF SECURITIES UNDER THE PLAN MUST CONSULT WITH THEIR OWN ADVISORS FOR THE FEDERAL, STATE OR
LOCAL SECURITIES CONSEQUENCES TO THEM UNDER THE PLAN. NEITHER THE DEBTOR, THE ESTATE, THE REORGANIZED DEBTOR, THE TRUSTEE NOR HIS PROFESSIONALS ARE PURPORTING IN ANY MANNER TO GIVE SECURITIES LAW RELATED ADVICE TO ANY RECIPIENT OF ANY SECURITIES ISSUED OR RETAINED PURSUANT TO THE PLAN. THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED FOR ANY PURPOSE
OTHER THAN TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE
PLAN.

A.   The Securities To Be Issued Under The Plan.

     1. Initial Issuance of Stock To Creditors. Section 1145 of the Code provides that the securities registration requirements of federal, state and local laws do not apply to the offer or sale of securities issued by a debtor (or its successor) if (i) the offer or sale occurs under a plan of reorganization and (ii) the securities are transferred in exchange (or principally in exchange) for a claim against or interest in the debtor. Accordingly, under Section 1145 of the Code, the issuance of Plan Common Stock (subject to the Reverse Stock Split) and Discretionary Notes under the Plan ("Plan Securities") in exchange for a Claim against the Debtor or the Estate will be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "1933 Act") and from the registration requirements of any state securities laws.

     2. Resales or Transfers of Plan Securities. Any person who is not an "underwriter" under Section 1145 of the Code or a "dealer" under the 1933 Act and who transfers Plan Securities received under the Plan need not comply with the registration requirements of the 1933 Act or of any state securities laws. The term "underwriter", as used in
Section 1145, includes four categories of persons, which are referred to in this Disclosure Statement as "Controlling Persons", "Accumulators", "Distributors" and " Syndicators". "Dealers" and the four types of underwriters are discussed below.

          a. Controlling Persons. "Controlling Persons" are persons who, after the Effective Date, have the power, whether direct or indirect and whether formal or informal, to control the management and policies of the Reorganized Debtor. Whether a person has such power depends on a number of factors, including the person's equity in the Reorganized Debtor relative to other equity holders, and whether the person, acting alone or in concert with others, has a contractual or other relationship giving that person power over management policies and decisions. In order to transfer the Plan Securities without registration, a Controlling Person would be required to comply with the restrictions set forth in SEC Rule 144, other than the holding period requirement set forth in that Rule. The restrictions of Rule 144 are complicated. In general, in order for the resale of Plan Securities by a Controlling Person to be permissible under Rule 144, the Controlling Person must not sell during any three-month period, more than one percent of the Reorganized Debtor's common stock (or, if greater, the average weekly report volume of trading in such securities).

          b. Accumulators and Distributors. "Accumulators" are persons who purchase a Claim against or Interest in Bonneville with a view to distribution of any Plan Securities to be received under the Plan in exchange for such Claim or Interest. "Distributors" are persons who offer to sell Plan Securities for the holders of those securities. In a 1986 SEC No- Action Letter (Manville Corp.), the SEC staff took the position that resales by Accumulators and Distributors of securities distributed under a plan are exempt from the registration requirements of the 1933 Act if made in "ordinary trading transactions". The SEC staff took the position that a transaction is an ordinary trading transaction if it is made on an exchange or in the over-the-counter market at a time when the issuer is a reporting company under the 1934 Act and does not involve any of the following factors:

               (i) concerted action by recipients of Plan Securities in connection with the sale of such securities, concerted action by distributors on behalf of one or more such recipients in connection with such sales, or both;

               (ii) informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities other than this Disclosure Statement and any supplements hereto and documents filed with the SEC by the issuer pursuant to the 1934 Act; or

               (iii) special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to resell such securities, other than compensation that would be paid pursuant to arm's length negotiations between a seller and a broker or dealer, each acting unilaterally, and not greater than the compensation that would be paid for a routine similar-sized sale of a similar issue.

          c. Syndicators. "Syndicators" are persons who offer to buy Plan Securities from the holders with a view to distribution, under an agreement made in connection with the Plan, with consummation of the Plan or with the offer or sale of securities under the Plan.

          d. Dealers. "Dealers" are persons who engage either for all or part of their time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities.
     Section 4(3) of the 1933 Act exempts transactions in the Plan Securities by dealers taking place more than 40 days after the Effective Date. Within the 40-day period after the Effective Date, transactions by dealers who are stockbrokers are exempt from the 1933 Act pursuant to Section 1145 (a) (4) of the Code, as long as the stockbrokers deliver a copy of this Disclosure Statement (and supplements hereto, if any, as ordered by the Court) at or before the time of delivery of Plan Securities to their customers. This requirement specifically applies to trading and other after-market transactions in such securities. In this regard, however, in the 1986 SEC No-Action Letter (Manville Corp.), the staff of the SEC took the position that it would not recommend action if stockbrokers did not comply with the Disclosure Statement delivery requirements of Section 1145 (a) (4) as long as the issuer of the securities was a reporting person under the 1934 Act and was current and timely in its reporting obligations.

     The Reorganized Debtor does not intend to request a no-action letter from the SEC regarding any matter.

     EACH RECIPIENT OF PLAN SECURITIES SHOULD SATISFY ITSELF THROUGH CONSULTATION WITH ITS OWN LEGAL ADVISORS AS TO WHETHER ITS RESALES
OR OTHER TRANSACTIONS IN PLAN SECURITIES ARE LAWFUL UNDER THE
FEDERAL AND STATE SECURITIES LAWS. NEITHER THE TRUSTEE, THE TRUSTEE'S PROFESSIONALS, THE ESTATE, THE DEBTOR NOR CURRENT MANAGEMENT HAS RECEIVED ADVICE OR APPROVALS FROM THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION WITH RESPECT TO ANY MATTER DISCUSSED HEREIN. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

B.   Securities Registration, Quotation and Listing

     1. Registration and Reporting. Bonneville's Existing Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and Bonneville is required to file reports with the Securities and Exchange Commission under Section 12(g) of the 1934 Act. During Bonneville's bankruptcy proceeding, Bonneville has fulfilled its 1934 reporting obligations through the filing of its monthly financial reports (as required by the Bankruptcy
Court and the United States Trustee) on SEC Form 8-K.   Subsequent to
the Effective Date, the Reorganized Debtor will be required to file annual, quarterly, current and other reports with the Securities and Exchange Commission pursuant to the rules of the Securities and Exchange Commission.

     2. Limited Market For Securities Issued Under the Plan. As stated above, the Plan Securities will be issued pursuant to
Section 1145 of the Bankruptcy Code, which generally provides that such securities are potentially transferable without registration, by parties other than "underwriters" as such term is defined in
Section 1145 (b). Nonetheless, currently there is only a limited trading market for Bonneville's Existing Common Stock.
Bonneville's Existing Common Stock is currently traded on the over-the-counter market and quoted in the "Pink Sheets". The Reorganized Debtor intends to seek the listing of the Reorganized Debtor's common stock on the NASDAQ National Market System, or if the Reorganized Debtor's common stock is not accepted for listing on the NASDAQ National Market System, then the Reorganized Debtor will attempt to have its common stock listed on the NASDAQ Small Cap Market. There can be no assurance that the common stock of the Reorganized Debtor will be listed on either the NASDAQ National Market System or the NASDAQ Small Cap Market. Any such listing is within the complete discretion of NASDAQ. Also see Section VI,I. Of this Disclosure Statement concerning the Reverse Stock Split.

      XV.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following discussion is a summary for general information purposes only of certain of the possible federal income tax consequences of the Plan. The summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury regulations promulgated and proposed thereunder, judicial decisions and published administrative rules, and pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could therefore significantly affect the tax consequences described below. No rulings have been requested from the IRS and no legal opinions have been requested from counsel with respect to any of the tax aspects of the Plan.

     The federal, state, local, and other tax consequences of the Plan to the holders of Allowed Claims and the Interestholders may vary based upon the individual circumstances of each holder. In addition, this discussion does not address i) the federal income tax consequences of the Plan in respect of the CIGNA Claim (Class 10),
ii) each and every aspect of federal income taxation that may be relevant to the holders of Allowed Claims or Interestholders, or
iii) tax issues peculiar to certain types of taxpayers (such as traders or dealers in claims, dealers in securities, S corporations, life insurance companies, financial institutions, tax-exempt organizations and foreign taxpayers). No aspect of foreign, state, local, or estate and gift taxation is addressed. THE FOLLOWING SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND IS NOT BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF ANY PARTICULAR
HOLDER OF AN ALLOWED CLAIM OR EQUITY INTEREST.   ALL HOLDERS
MUST CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE,
LOCAL, AND OTHER TAX CONSEQUENCES PECULIAR TO THEM UNDER THE

PLAN. NEITHER THE DEBTOR, THE ESTATE, THE REORGANIZED DEBTOR, THE TRUSTEE NOR HIS PROFESSIONALS ARE PURPORTING IN ANY MANNER TO
GIVE TAX ADVICE OF ANY KIND TO THE CLAIMANTS OR INTERESTHOLDERS. THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL
INFORMATION ONLY AND MAY NOT BE USED FOR ANY PURPOSE OTHER THAN
TO DETERMINE WHETHER TO VOTE IN FAVOR OF OR AGAINST THE PLAN.

A.   Consequences to Holders of Allowed Claims and Interestholders.

     1. Holders of Allowed Claims in Classes 1 through 4 and Class 8. In general, a holder of an Allowed Other Priority Claim, Bank Debt Claim, Trade and Other Claim, Debenture Claim, or Deeply Subordinated Claim will recognize taxable income or loss upon the satisfaction of Its Claim in accordance with the Plan in an amount equal to the difference between (i) the amount of Cash or the fair market value of Plan Common Stock received by such holder in respect of its Claim (excluding any Cash or Plan Common Stock received in respect of a Claim for accrued but unpaid interest), and (ii) the holder's adjusted tax basis in the Claim exchanged therefor (other than basis attributable to accrued but unpaid interest previously included in the holder's taxable income). See Section XV.A.7 -- Certain Federal Income Tax Consequences of the Plan; Treatment of Interest. The determination of the character of such income or loss as capital gain or loss or as ordinary income or loss will depend upon a number of factors, including, without limitation, the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder, the amount of time the holder has held the Claim, and whether and to what extent the holder has previously claimed a loss or bad debt deduction with respect to such Claim.

     2. Holders of Allowed Claims in Classes 5 and 6. In accordance with the Plan, a holder of an Allowed Prepetition Selling Debenture Claim or Post-petition Selling Debenture Claim is entitled to receive Plan Common Stock in order to compensate the holder (in whole or in part, as the case may be) for the economic loss previously sustained by such holder upon the sale or other disposition of Debentures. In general, a holder of such a Claim will recognize taxable income in an amount equal to the fair market value of any Plan Common Stock received in exchange for such Claim. The character of any such income generally will be determined by reference to the character of the prior allowable tax loss previously claimed by the holder.

     3. Holders of Allowed Claims in Class 7. A holder of an Allowed Limited Partner Claim is entitled to receive Plan Common Stock in satisfaction of such Claim in accordance with the Plan. The federal income tax consequences of the receipt of Plan Common Stock by such a holder will depend upon the origin and nature of such Claim. Accordingly, holders of Allowed Limited Partner Claims must consult their own tax advisors.

     4. Holders of Allowed Claims in Class 9. In accordance with the Plan, a holder of an Allowed Section 510(b) Equity Claim is entitled to receive Plan Common Stock in order to compensate the holder for the economic loss or diminution in value previously sustained by such holder in respect of common stock of the Debtor.
If a holder of such a Claim previously sold or otherwise disposed of the securities that are the basis for the holder's Claim, the federal income tax consequences to such holder of the receipt of Plan Common Stock in satisfaction of such Claim pursuant to the Plan generally should be the same as the consequences (discussed above) to a holder of an Allowed Prepetition Selling Debenture Claim or Post-petition Selling Debenture Claim upon the receipt of Plan Common Stock pursuant to the Plan (see Section XV, A.2 of this Disclosure
Statement -- Certain Federal Income Tax Consequences of the Plan; Holders of Allowed Claims in Classes 5 and 6). Although not free from doubt, if a holder of such a Claim still owns the securities (Existing Common Stock) that are the basis for the holder's Claim, such holder should (i) not recognize taxable gain or loss upon the receipt of Plan Common Stock in satisfaction of such Claim in accordance with the Plan, (ii) be required to reduce its tax basis in the securities that are the basis of the holder's Claim by an amount equal to the fair market value of the Plan Common Stock received in satisfaction thereof on the date of receipt thereof, and (iii) have a tax basis in the Plan Common Stock equal to the fair market value of such Plan Common Stock received in satisfaction thereof on the date of receipt thereof. Holders of such an Allowed Section 510(b) Equity Claim must consult their own tax advisors.

     5. Holders of Allowed CIGNA Claim in Class 10. The holder of such Claim must consult with its own tax advisors.

     6. Holders of Equity Interests in Class 11. A holder of an Equity Interest generally will not recognize taxable gain or loss because of the Plan. The adjusted tax basis and holding period of such Existing Common Stock should remain unaffected by the Plan.

     7. Treatment of Interest. In the case of a cash basis holder of an Allowed Claim, any Cash or Plan Common Stock received by such holder that is allocable to a Claim for accrued but unpaid interest will be includable in such holder's income as interest income. In the case of an accrual basis holder of an Allowed Claim, any Cash or Plan

Common Stock received by such holder that is allocable to a Claim for accrued but unpaid interest will, to the extent not previously included in income, be includable in such holder's income as interest income. A holder that previously included in income accrued by unpaid interest attributable to a Claim, and has not subsequently deducted such interest, will be allowed a deduction to the extent such accrued but unpaid interest is not satisfied in full.

     8.   Disputed Claims Reserve.  Because the Plan provides that
any net earnings of the Disputed Claims Reserve will be payable to the Reorganized Debtor, any income earned in respect of the
Disputed Claims Reserve will be reported to the Reorganized Debtor. There is no assurance, however, that the IRS will not take a contrary position in respect of the taxation of income earned by
the Disputed Claims Reserve.   Under section 468B(g) of the Tax Code,
amounts earned by an escrow account, settlement fund or similar fund must be subject to current tax. The manner by which this is done is to be prescribed in Treasury regulations providing for the taxation of such an account or fund as a grantor trust or otherwise. Although certain Treasury regulations have been issued under this section of the Tax Code, no Treasury regulations have been promulgated to address the tax treatment of such an account or fund in the bankruptcy context. Thus, depending upon the facts, such an account or fund possibly could be treated as a separately taxable trust, as a grantor trust, or otherwise.

B.   Backup Withholding.

     Some distributions under the Plan to holders of Allowed Claims may be subject to withholding. Under the Tax Code, reportable payments (e.g., interest payments) may, under certain circumstances, be subject to backup withholding at a rate of 31%. Backup withholding may apply if a holder (i) fails to furnish its social security number or other taxpayer identification number ("TIN"); (ii) furnishes an incorrect TIN; (iii) fails properly to report interest and dividends; or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions. Also see Article 5.5 of the Plan.

C.   Consequences to Debtor.

     1. Utilization of Built-In Losses. Pursuant to section 382 of the Tax Code, whenever there is a more than 50% ownership change of a corporation during a three-year testing period, the ability of the loss corporation to utilize its net operating losses generally is limited on an annual basis to the product of the fair market value of the corporate equity immediately before the ownership change and the "long-term tax-exempt rate," which is published monthly by the IRS. In addition to limiting the utilization of net operating losses, the annual limitation imposed by section 382 also applies to any built-in loss that is recognized (the "recognized built-in loss") during the five-year period beginning on the change date (the "recognition period"). For this purpose, the term recognized built-in loss means any loss recognized during the recognition period on the disposition of any asset except to the extent that it is established that (i) such asset was not held immediately before the change date, or (ii) such loss exceeds the excess (if any) of the adjusted basis of such asset on the change date, over the fair market value of such asset on such date. Moreover, any amount which is allowable as a deduction during the recognition period but which is attributable to periods before the change date shall be treated as a recognized built-in loss for the taxable year for which it is allowable as a deduction. The annual limitation on recognized built-in losses for any recognition period taxable year shall apply only to the extent that such losses do not exceed the "net unrealized built-in loss" (as defined in section 382(h) of the Tax Code) immediately before the change date, reduced by recognized built-in losses for prior taxable years ending in the recognition period. If the amount of the net unrealized built-in loss is not greater than the lesser of $10 million or 15% of the fair market value of the corporation immediately before the change date, then the net unrealized built-in loss of the corporation is presumed to be zero.

     Bonneville may have experienced an ownership change within the meaning of section 382 on July 1, 1997. Although the Debtor did not have, or had an insignificant, net operating loss at the time of such ownership change, the Debtor did have built-in losses at that time. To the extent such built-in losses are recognized during the recognition period, they will be subject to the annual limitation imposed by section 382. In this regard, the Trustee believes that certain amounts paid under the Plan to the holders of Allowed Claims that otherwise would give rise to a tax deduction will be treated as built-in losses subject to the annual limitation imposed by section 382.

     In addition to the ownership change that may have occurred on July 1, 1997, the Debtor will likely experience a second ownership change in connection with the implementation of the Plan; however, the second ownership change should not further limit the Reorganized Debtor's ability to utilize tax losses or deductions.

     2. Consolidated Return Items. The confirmation of the Plan may result in the recognition of income or loss attributable to the existence of deferred intercompany transactions, excess loss accounts or similar items. The Trustee, however, does not believe that the consequences of such items (if any) would have a material effect on the Debtor or the Reorganized Debtor.

             XVI.  VOTING PROCEDURES AND REQUIREMENTS

A.   Ballots and Voting Deadlines.

     Ballots to be used for voting to accept or reject the Plan, together with a return envelope, are enclosed with all copies of the Disclosure Statement mailed to impaired Creditors who are entitled to vote. BEFORE COMPLETING YOUR BALLOT, PLEASE READ
CAREFULLY THE VOTING INSTRUCTION SHEET THAT ACCOMPANIES THE
BALLOT.  Please use only the Ballot that accompanies this Disclosure
Statement.

     WHEN YOU VOTE AND RETURN YOUR BALLOT, PLEASE INDICATE THE
CLASS OR CLASSES IN WHICH YOUR CLAIMS ARE CLASSIFIED (IF NOT
ALREADY SO INDICATED ON THE BALLOT) BY MARKING THE APPROPRIATE
SPACE PROVIDED ON YOUR BALLOT FOR SUCH PURPOSE.   ONLY CLASSES 5, 6,
7, 8, 9 AND 10 ARE IMPAIRED AND, THEREFORE, ONLY THOSE CLASSES ARE ENTITLED TO VOTE.

     The Bankruptcy Court has directed that, in order to be counted for voting purposes, Ballots for the acceptance or rejection of the Plan must be received by 5:00 p.m. Mountain Daylight Savings Time on
          , 1998. IF YOU HAVE CLAIMS IN MORE THAN ONE CLASS (OR SEVERAL CLAIMS IN ONE CLASS) YOU SHOULD FILL OUT A SEPARATE BALLOT

FOR EACH CLASS OF CLAIM OR EACH CLAIM IN THE CLASS.  ACCORDINGLY,
YOU MAY RECEIVE MORE THAN ONE BALLOT, EACH OF WHICH SHOULD BE
COMPLETED AND RETURNED TO THE TRUSTEE. Please vote and return your Ballot(s) to:

                         Roger G. Segal, Trustee
                         Cohne, Rappaport & Segal, P.C.
                         525 East 100 South, Suite 500
                         Salt Lake City, Utah  84102

(or hand-deliver your Ballot to the Trustee at 525 East 100 South, # 500, Salt Lake City, Utah). If you mail your Ballot, you must mail it several days before the deadline so that it will be timely received by the Trustee.

     If you have any questions about the procedure for voting, or if you did not receive a Ballot, received a damaged Ballot or lost your Ballot, please write to:
                         Vernon L. Hopkinson
                         Cohne Rappaport & Segal, P.C.
                         525 East 100 South, #500
                         Salt Lake City, Utah 84102

     TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED BY THE TRUSTEE
BY 5:00 P.M. MOUNTAIN DAYLIGHT SAVINGS TIME ON           , 1998.
ANY EXECUTED BALLOT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN MAY NOT BE COUNTED, BUT YOU MAY BE DEEMED TO HAVE ACCEPTED THE PLAN.

     THE TRUSTEE BELIEVES THE PLAN PROVIDES THE BEST POSSIBLE
RECOVERIES TO BONNEVILLE'S CREDITORS AND INTERESTHOLDERS.  THE
TRUSTEE BELIEVES THAT THIS PLAN IS IN THE BEST INTERESTS OF EACH AND

EVERY CLASS OF CREDITORS AND THE INTERESTHOLDERS AND, THEREFORE,
THE TRUSTEE RECOMMENDS THAT ALL IMPAIRED CREDITORS VOTE TO
ACCEPT THE PLAN.

     YOUR BALLOT INCORPORATES BY REFERENCE THE CLAIM AMOUNT
THAT HAS BEEN CALCULATED BY THE TRUSTEE IN ACCORDANCE WITH THE CLAIM CALCULATION METHODOLOGY SET FORTH IN THE PLAN;(84) SPECIFICALLY, THE BALLOTS INCORPORATE BY REFERENCE THE CLAIM AMOUNT SET FORTH ON PLAN EXHIBITS "D", "E", "F", "G", "H" AND "I". EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN (OR PLAN EXHIBITS "A" THROUGH "I"), BY INCLUDING SUCH CLAIM AMOUNT THE TRUSTEE IS NOT ADMITTING THAT YOU HAVE A CLAIM IN THE STATED AMOUNT, AND IS NOT WAIVING THE RIGHT TO OBJECT TO YOUR VOTING OF THE CLAIM IN SUCH AMOUNT.

     You may possess Claims in more than one Class or you may possess more than one Claim within a Class; accordingly, you may receive more than one Ballot. In the event you receive more than one Ballot, you should complete and return EACH Ballot.

     If you are the beneficial holder of a Claim (e.g., your Claim is legally owned by another, the "record holder"), YOU MUST RETURN YOUR COMPLETED BALLOT TO THE RECORD HOLDER OF SUCH CLAIM, who
---------------
(84) Any Claimant objecting to the amount or method in which the Claim was calculated must file a timely objection with the Bankruptcy Court, as specified in the Plan and footnotes 18, 19, 20 and/or 24 of this Disclosure Statement.

in turn is responsible for the timely delivery of the same to the Trustee at the above address. A BALLOT RELATING TO A CLAIM MUST BE DELIVERED BY THE RECORD HOLDER OF SUCH CLAIM IN ORDER TO BE COUNTED.

B.   Parties in Interest Entitled to Vote.

     It is important that all impaired Creditors (i.e., those Creditors holding Claims in Classes 5, 6, 7, 8, 9 and 10) exercise their right to vote to accept or reject the Plan. Even if impaired Creditors do not vote or vote to reject the Plan, impaired Creditors may be bound by the Plan if it is accepted by the requisite holders of Claims in that Class; if you do not vote, you may be deemed to have accepted the Plan. Unimpaired Classes (e.g., Classes 1, 2, 3, 4 and
11) are conclusively presumed to have accepted the Plan and, therefore, such unimpaired Classes do not vote on the Plan.
11 U.S.C. Section 1126(f).(85)

     All holders of Claims in impaired Classes are entitled to vote to accept or reject the Plan if such Claim is Allowed as set forth in
Article 1.5 of the Plan.  ANY CLAIM AS TO WHICH AN
OBJECTION HAS BEEN FILED IS NOT ENTITLED TO VOTE UNLESS THE BANKRUPTCY COURT, UPON APPLICATION OF THE CLAIM HOLDER OR THE TRUSTEE, TEMPORARILY ALLOWS SUCH CLAIM IN AN AMOUNT THAT THE BANKRUPTCY COURT DEEMS PROPER FOR THE PURPOSE OF VOTING ON THE ACCEPTANCE OR REJECTION OF THE PLAN. The Trustee did file a motion
---------------
(85) If, for whatever reason, the Bankruptcy Court determines at or prior to the Confirmation Hearing that Classes 1, 2, 3, 4 or 11 are impaired, then any such Class may be deemed to have failed to accept the Plan and the Trustee reserves the right to request that the Bankruptcy Court confirm the Plan in accordance with
     Section 1129(b) of the Bankruptcy Code.

pursuant to Rule 3018 (a) to temporarily allow the contingent and unliquidated claims in Classes 5, 6, 7, and 9 so that the Claimants in Classes 5, 6, 7, and 9 could vote; the Bankruptcy Court granted the motion and therefore such Claimants may vote their Claims in an amount that has been calculated by the Trustee in accordance with the Claim calculation methodology set forth in the Plan. See the Order of the Bankruptcy Court which is attached to this Disclosure Statement as
Exhibit 4. However, if any Claimant wishes to seek the temporary allowance of its Claim for voting purposes in an amount different than that temporarily allowed by the Bankruptcy Court as requested by the Trustee, then such Claimant must file its own Rule 3018(a) motion, serve such motion (with a notice of hearing thereon) on the Trustee's general counsel, the Trustee's special plan counsel and on the United States Trustee and have such motion heard by the Bankruptcy Court not more than ten (10) days prior to the start of the Confirmation Hearing.

     A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such vote was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. CF. 11 U.S.C. Section 1126(e).

     The allowance of any Claim for purposes of voting on the Plan shall not constitute an allowance of the Claim for purposes of receiving any distribution pursuant to the Plan. Similarly, unless otherwise expressly provided in the Plan or one of the Plan exhibits, any references in the Plan or Disclosure Statement to any Claims or Interests shall not constitute an admission of the existence, nature, extent or allowableness of any Claims or Interests.

     Unless otherwise permitted by the Bankruptcy Court before the start of the Confirmation Hearing, if a party required to file a Proof of Claim has failed to do so, such Claimant is forever barred, estopped and enjoined from asserting a claim against Bonneville, its Estate or its property and Bonneville, its Estate and the Reorganized Debtor shall be forever discharged from any liability with respect to that Claimant and the Claimant shall not be permitted to vote on the Plan or participate in any distribution under the Plan on account of the Claim. The Plan provides that no filed or scheduled Claim can be amended upwards after the Bankruptcy Court's approval of this Disclosure Statement without the written consent of the Trustee, and any attempt to so amend a Claim shall be null and void.

C.   Vote Required For Class Acceptance.

     The Bankruptcy Code requires that each class of claims or equity interests that is impaired under a plan accept the plan, or that the plan be confirmable over the impaired class' rejection pursuant to
Section 1129(b) of the Bankruptcy Code. The Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of two-thirds in dollar amount and more than one-half in number of the claims in that class. Holders of Claims in impaired Classes that fail to vote may be deemed to have accepted the Plan.
A vote may be disregarded by the Bankruptcy Court if it determines, after notice and a hearing, that such acceptance or rejection was not made or not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

                XVII. CONFIRMATION AND CONSUMMATION PROCEDURE

A.       Confirmation Hearing.

     Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a Chapter 11 plan (the "Confirmation Hearing"). Section 1128(b) provides that any party in interest may object to confirmation of a plan.

     The Confirmation Hearing for the Plan has been scheduled for
                       , 1998 at                o'clock   .m. in the
Courtroom of the Honorable John H. Allen, United States Bankruptcy Court, Frank E. Moss Federal Courthouse, 350 South Main Street,
Salt Lake City, Utah 84101. The Confirmation Hearing may be adjourned or continued from time to time by the Bankruptcy Court without further notice except for an announcement at the adjournment of the date for the continued Confirmation Hearing. Any objection to Confirmation must be timely made (i.e., by not later than
          , 1998) in writing and specify in detail the name and address of the objector, all factual and legal grounds for the objection, the amount of the Claim or Interestholder held by the objector, and the actual amount paid by the objector for each Claim or Interest possessed by the objector. Any such objection must be
a) actually filed with the Bankruptcy Court (350 South Main Street, Salt Lake City, Utah 84101), and b) actually receives Trustee
(9 Exchange Place, Salt Lake City, Utah 84111) by no later than
           , 1998. Objections to Confirmation of the Plan are governed by Bankruptcy Rule 9014. If an objection is filed, the Trustee may request an order from the Bankruptcy Court expediting discovery. UNLESS AN OBJECTION TO CONFIRMATION IS DETAILED
AS SET FORTH ABOVE AND IS TIMELY SERVED AND
FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

B.   Requirements for Confirmation of the Plan.

     At the Confirmation Hearing, the Bankruptcy Court may confirm the Plan only if all the applicable requirements of Section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan be accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class. With respect to each impaired Class of Creditors, confirmation of the Plan requires that each Claimant either a) accept the Plan or b) receive or retain under the Plan property of a value, as of the Effective Date of the Plan, that is not less than the value such Claimant would receive or retain if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date of the Plan. See Section XIII of this Disclosure Statement for a discussion of such a Chapter 7 liquidation. Section 1129(a) of the Bankruptcy Code should be read in its entirety for all issues relating to the Confirmation of the Plan.

     If any impaired Class does not accept the Plan, then the Trustee may seek confirmation of the Plan notwithstanding such non-acceptance pursuant to 11 U.S.C. Section 1129(b), (the "cramdown" provision of the Bankruptcy Code). To obtain such Confirmation, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such Class. The Bankruptcy Code establishes different "fair and equitable" tests for impaired classes of unsecured claims and equity interests as follows:

     1. Unsecured Claims: Either: a) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of the allowed unsecured claim; or
b) the holders of claims or interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan.

     2. Equity Interests: Either: a) each holder of an equity interest receives or retains under the plan property of a value equal to the greater of (i) the fixed liquidation preference or redemption price, if any, of such equity interest or ii) the value of the equity interest; or b) the holders of interests that are junior to such equity interest will not receive any property under the plan.

     THE TRUSTEE MAY SEEK CONFIRMATION OF THE PLAN IF LESS THAN THE REQUISITE CREDITORS IN ANY ONE OR MORE IMPAIRED CLASSES FAIL TO ACCEPT THE PLAN. Also see footnote 85 herein.

     The Bankruptcy Code also requires that confirmation of a plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtor.
11 U.S.C. Section 1129(a)(11). In the Trustee's opinion, this criteria is clearly satisfied in that the Plan will leave the Reorganized Debtor with sufficient assets, with little if any debt, and, as set forth in the Business Plan Prepared by Current Management (see Exhibit "3" attached hereto), the Reorganized Debtor should be operating at a profit on and after the Effective Date.(86)
---------------
(86) These financial projections by management have not been examined or compiled by independent accountants. NEITHER
     THE TRUSTEE, HIS PROFESSIONALS, CURRENT MANAGEMENT, THE
     DEBTOR, THE ESTATE NOT THE REORGANIZED DEBTOR MAKE ANY REPRESENTATION AS TO THE ACCURACY OF THESE PROJECTIONS OR
     THE ABILITY OF THE REORGANIZED DEBTOR TO ACHIEVE THE PROJECTED RESULTS. Many of the assumptions on which these projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the projection periods may vary from the projected results and the variations may be material. It is urged that all of the assumptions be examined carefully in evaluating the Plan. Neither Neilson, Elggren, Durkin & Co., the accountants for the Trustee, nor Hein plus Associates (auditors), prepared the projected financial statements.

C.   Effect of Confirmation Order.

     Except as provided in the Plan, the Confirmation Order may (as detailed in the Plan) be a judicial determination of a full and complete discharge of the Debtor and its Estate from all debts of any kind whatsoever that arose before the Effective Date and any liability on a Claim that is determined under Section 502 of the Bankruptcy Code as if such Claim had arisen before the Effective Date, Whether or not a Proof of Claim based on any such debt or liability is filed under Section 501 of the Bankruptcy Code and whether or not a Claim based on such debt or liability is allowed under Section 502 of the Bankruptcy Code.

D.   Consummation.

     The Plan will be consummated upon completion of the actions to be taken by the Trustee, the Estate, the Debtor and the Reorganized Debtor as set forth in the Plan. The "Effective Date" of the Plan shall occur on the first Business Day the Trustee files with the Bankruptcy Court a declaration that each condition precedent to the Effective Date of the Plan (see Plan Article IX) has been satisfied or waived by the Trustee.

                        XVIII.  CONCLUSION

     This Disclosure Statement only summarizes some of the terms and conditions of the Trustee's Plan; the Plan itself (which is attached hereto as Exhibit "1") must be read in its entirety for all terms and conditions. If any inconsistencies exist between the Plan and this Disclosure Statement, the terms of the Plan control. For a summary of the classification and treatment of Claims and Interests under the Plan, see the table at pages 18 and 19 of this Disclosure Statement.

     The Trustee was appointed SUA SPONTE by the Bankruptcy Court almost six (6) years ago. During that time, with the vigilance of the Bankruptcy Court and with the efforts of the Trustee, his Professionals and current management, Bonneville has grown from a fraud-plagued company with few viable assets and little prospect of material distribution to most Creditors, to a legitimate, profitable company that can now make very significant distributions to its Creditors and retain value for its Interestholders. It is now time for Bonneville to leave Chapter 11.

     Accordingly, after many months of negotiation the Trustee reached a consensus among a broad spectrum of Creditors (as set forth in the December 31, 1997 Conditional Letter Agreement) and, therefore, the Trustee has proposed this Plan which he believes is fair and equitable to all Creditors and Interestholders. THE TRUSTEE BELIEVES THAT THE PLAN IS IN THE BEST INTEREST OF ALL CREDITORS AND INTERESTHOLDERS IN THAT THE PLAN WILL MAXIMIZE THE ULTIMATE RETURNS FOR ALL PARTIES-IN-INTEREST. THE TRUSTEE THEREFORE URGES ALL IMPAIRED CREDITORS VOTE TO ACCEPT THE PLAN and return
their Ballots on or before the            , 1998 voting deadline.

     DATED this 22nd day of April, 1998.


                                   /s/ Roger G. Segal
                                   ROGER G. SEGAL, Chapter 11 Trustee for
                                   the Estate of Bonneville Pacific Corporation

COHNE, RAPPAPORT & SEGAL, P.C.



By:   /s/ Vernon L. Hopkinson
      Vernon L. Hopkinson
      General Counsel for the Trustee

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